Exhibit 2.1

EXECUTION VERSION

EXCHANGE AGREEMENT

BY AND BETWEEN

CNX GAS COMPANY LLC

as CONSOL

and

NOBLE ENERGY, INC.

as NOBLE

EXECUTED ON OCTOBER 29, 2016

i

LIST OF APPENDIXES, EXHIBITS AND SCHEDULES

Appendixes

Appendix I	—	Definitions

Exhibits

Exhibit A-1	—	CONSOL Transferred Leases – Part 1 (Limited to Marcellus Formation), Part 2 (Not Limited to Any Formation), Part 3 (Limited to Utica/Point Pleasant Formation) and Part 4 (Limited to Rhinestreet Formation); Allocated Values
Exhibit A-2	—	CONSOL Transferred O/G Wells (WI/NRI), Allocated Values – Part 1, CONSOL Transferred NON-O/G Wells – Part 2
Exhibit A-3	—	CONSOL Wholly Transferred Rights-Of-Way – Part 1, CONSOL Partially Transferred Rights-Of-Way – Part 2
Exhibit A-4	—	CONSOL Contracts Wholly Assigned – Part 1; CONSOL Split-Up Contracts Assigned in– Part 2
Exhibit A-5	—	CONSOL Excluded Assets
Exhibit A-6	—	Permitted Encumbrances – Certain Assignments
Exhibit B-1	—	Noble Transferred Leases – Part 1 (Limited to Marcellus Formation). Part 2 (Not Limited to Any Formation) and Part 3 (Limited to Rhinestreet Formation)
Exhibit B-2	—	Noble Transferred O/G Wells (WI/NRI), Allocated Values – Part 1, Noble Transferred NON-O/G Wells – Part 2
Exhibit B-3	—	Noble Wholly Transferred Rights-Of-Way – Part 1, Noble Partially Transferred Rights-Of-Way – Part 2
Exhibit B-4	—	Noble Contracts Wholly Assigned – Part 1; Noble Split-Up Contracts Assigned – Part 2
Exhibit B-5	—	Noble Excluded Assets
Exhibit B-6	—	Permitted Encumbrances – Certain Assignments
Exhibit C-1	—	Marcellus Formation Log
Exhibit C-2	—	Utica/Point Pleasant Formation Log
Exhibit C-3	—	Rhinestreet Formation Log
Exhibit D		Form of Termination and Release Agreement
Exhibit E-1	—	Form of CONSOL Assignment
Exhibit E-2	—	Form of CONSOL Deed
Exhibit E-3	—	Form of Noble Assignment
Exhibit E-4	—	Form of Noble Deed
Exhibit F	—	Form of Memorandum of Termination and Release Agreement
Exhibit G-1	—	Form of Shared Asset/Use Agreement
Exhibit G-2	—	Form of Noble Water Facility Operating and Use Agreement
Exhibit G-3	—	Form of CONSOL Water Facility Operating and Use Agreement
Exhibit H	—	Quitclaim Properties
Exhibit I	—	Form of Restriction Agreement
Exhibit J-1	—	Form of CONSOL Transition Services Agreement
Exhibit J-2	—	Form of Noble Transition Services Agreement

v

Exhibit K-1	—	Form of CONSOL’s Officer Certificate
Exhibit K-2	—	Form of Noble’s Officer Certificate
Exhibit L	—	Petition for Temporary Waivers of Capacity Release Regulations and Related Pipeline Tariff Provisions
Exhibit M	—	Intentionally Omitted
Exhibit N	—	Master Netting Agreement
Exhibit O	—	Target Net Acres Per Region

Schedules

Schedule 1.1	—	CONSOL Areas and Noble Areas
Schedule 2.6	—	Land Costs for Certain Offered AMI Properties
Schedule 4.3	—	No Conflicts (CONSOL)
Schedule 4.4	—	CONSOL Consents
Schedule 4.7	—	Litigation (CONSOL) – Part 1 and Part 2
Schedule 4.8	—	Violation of Laws (CONSOL)
Schedule 4.9	—	CONSOL Preferential Purchase Rights
Schedule 4.11(b)	—	Breaches of CONSOL Contracts
Schedule 4.13	—	Environmental Matters (CONSOL)
Schedule 4.15	—	Bonds and Credit Support
Schedule 5.3	—	No Conflicts (Noble)
Schedule 5.4	—	Noble Consents
Schedule 5.7	—	Litigation (Noble) – Part 1 and Part 2
Schedule 5.8	—	Violation of Laws (Noble)
Schedule 5.9	—	Noble Preferential Purchase Rights
Schedule 5.11(b)	—	Breaches of Noble Contracts
Schedule 5.13	—	Environmental Matters (Noble)
Schedule 5.15	—	Bonds and Credit Support
Schedule 6.1	—	CONSOL’s Conduct of Business
Schedule 6.2	—	Noble’s Conduct of Business
Schedule 6.10(b)	—	Noble’s Regions
Schedule 6.10(c)	—	CONSOL’s Regions

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into on October 29, 2016 (the “Execution Date”) between CNX GAS COMPANY LLC, a Virginia limited liability company (“CONSOL”), and NOBLE ENERGY, INC., a Delaware corporation (“Noble”). Noble and CONSOL may be referred to collectively as the “Parties” or individually as a “Party.”

RECITALS

WHEREAS, CONSOL transferred to Noble, and Noble acquired from CONSOL, a portion of CONSOL’s right, title and interest in and to certain properties in accordance with that certain Asset Acquisition Agreement, dated August 17, 2011 (as amended, the “Acquisition Agreement”), and as part of the same transaction CONSOL and Noble entered into that certain Joint Development Agreement, dated September 30, 2011 (as amended, the “Development Agreement”), and certain related agreements, which, collectively, provide for the joint exploration, development and operation of certain oil and gas properties located in the Commonwealth of Pennsylvania and the State of West Virginia as described therein.

WHEREAS, CONSOL and Noble now desire to effect an exchange of certain interests in the jointly owned oil and gas properties and related assets that are subject to the Development Agreement.

WHEREAS, the Acquisition Agreement provides that as partial consideration for the oil and gas properties acquired thereby, Noble, subject to the terms and conditions of the Development Agreement, agreed to pay, on behalf of CONSOL, one-third of all drilling and completion costs that CONSOL would otherwise be required to pay as its share of development costs under the Development Agreement (as more particularly described in the Development Agreement, the “Carried Costs”).

WHEREAS, in connection with such exchange and in partial consideration to CONSOL in connection therewith, CONSOL desires to cancel and forgive Noble’s Carried Costs obligations under the Development Agreement in accordance with this Agreement.

NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the benefits to be derived by each Party, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in Appendix I.

1.2 References and Rules of Construction. All references in this Agreement to Exhibits, Appendices, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Appendices, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection or other subdivision unless expressly so limited. The word “including” (in its various forms) means including without limitation. All references to “$” or “dollars” shall be deemed references to United States dollars. Each accounting term not defined herein, and each accounting term partly defined herein to the extent not defined, will have the meaning given to it under GAAP. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Except as expressly provided otherwise in this Agreement, references to any Law or agreement means such Law or agreement as it may be amended from time to time.

ARTICLE II

EXCHANGE

2.1 CONSOL Transferred Assets. Subject to the terms and conditions of this Agreement, CONSOL agrees to transfer, and Noble agrees to acquire, all of CONSOL’s right, title and interest in and to the following assets and properties (less and except for the CONSOL Excluded Assets, such right, title and interest in and to such assets and properties collectively, the “CONSOL Transferred Assets”):

(a) the oil, gas and/or mineral leases and oil and gas mineral fee interests more particularly described in (i) Exhibit A-1, Part 1, insofar and only insofar as such leases and oil and gas mineral fee interests cover depths within the Marcellus Formation, (ii) Exhibit A-1, Part 2, (iii) Exhibit A-1, Part 3, insofar and only insofar as such leases and oil and gas mineral fee interests cover depths within the Utica/Point Pleasant Formation and (iv) Exhibit A-1, Part 4, insofar and only insofar as such leases and oil and gas mineral fee interests cover depths within the Rhinestreet Formation (less and except the CONSOL Excluded Assets, CONSOL’s interest in such leases and oil and gas mineral fee interests as limited pursuant to the foregoing, collectively, the “CONSOL Transferred Leases”), including all working interests, net profits interests, carried interests or similar rights or interest in the CONSOL Transferred Leases, and together with all rights, privileges, benefits and powers conferred upon the holder of the CONSOL Transferred Leases with respect to the use and occupation of the surface of the lands covered thereby that are necessary to the possession and enjoyment of the CONSOL Transferred Leases;

(b) (i) all oil and gas wells drilled, or for which CONSOL has obtained a Permit to be drilled, on the CONSOL Transferred Leases or the CONSOL Transferred Units, including the entire wellbore of such wells (limited, however, to the right only to explore, develop and produce from (A) those depths within the Marcellus Formation with respect to those CONSOL Transferred Leases described in Exhibit A-1, Part 1, (B) those depths within the Utica/Point Pleasant Formation with respect to those CONSOL Transferred Leases described in Exhibit A-1, Part 3 and (C) those depths within the Rhinestreet Formation with respect to those CONSOL Transferred Leases described in Exhibit A-1, Part 4) and including the oil and gas wells listed on Exhibit A-2, Part 1 (less and except the CONSOL Excluded Assets, CONSOL’s interest in such wells as limited pursuant to the foregoing, the “CONSOL Transferred O/G Wells”) and (ii) to the extent CONSOL owns a legal or beneficial interest therein as of the Execution Date, all fresh water wells located on the CONSOL Transferred Leases and/or the CONSOL Transferred Units only to the extent set forth on Exhibit A-2, Part 2 (less and except the CONSOL Excluded Assets, CONSOL’s interest in such wells as so limited, together with the CONSOL Transferred O/G Wells, the “CONSOL Transferred Wells”);

(c) all interests in pools or units which include all or a part of any CONSOL Transferred Lease (limited, however, to insofar and only insofar as such pools or units cover depths within (i) the Marcellus Formation with respect to those CONSOL Transferred Leases described in Exhibit A-1, Part 1, (ii) the Utica/Point Pleasant Formation with respect to those CONSOL Transferred Leases described in Exhibit A-1, Part 3 and (iii) the Rhinestreet Formation with respect to those CONSOL Transferred Leases described in Exhibit A-1, Part 4) (less and except the CONSOL Excluded Assets, CONSOL’s interest in such pools or units as limited pursuant to the foregoing, the “CONSOL Transferred Units”);

(d) all servitudes, easements, rights-of-way, surface use agreements, and other similar surface use or rights (i) set forth in Exhibit A-3, Part 1, and (ii) in each case, to the extent primarily used in connection with the ownership or operation of the CONSOL Transferred Leases or CONSOL Transferred Wells, those set forth in Exhibit A-3, Part 2 (less and except the CONSOL Excluded Assets, CONSOL’s interest in the foregoing, collectively, the “CONSOL Transferred Rights-Of-Way” and, together with the CONSOL Transferred Leases, CONSOL Transferred Units and CONSOL Transferred Wells being collectively referred to hereinafter as the “CONSOL Transferred Properties”);

(e) to the extent that they may be assigned, all Permits of Governmental Authorities primarily used in connection with the ownership or operation of the CONSOL Transferred Properties, including those Permits associated with the API numbers for the CONSOL Transferred Wells listed on Exhibit A-2;

(f) all equipment, machinery and other personal property and fixtures, operational or nonoperational, in each case, to the extent located upon or primarily used in connection with the CONSOL Transferred Properties or the other CONSOL Transferred Assets, including well equipment, casing, tubing, pumps, motors, machinery, platforms, rods, tanks, boilers, fixtures, manifolds, structures, materials and other items (less and except the CONSOL Excluded Assets, CONSOL’s interest in such properties, the “CONSOL Transferred Personal Property”);

(g) all Hydrocarbons produced from or allocated to the CONSOL Transferred Leases, CONSOL Transferred Wells or CONSOL Transferred Units on and after the Effective Time;

(h) those Contracts (i) described in Exhibit A-4, Part 1 and (ii) subject to Section 6.11, described in Exhibit A-4, Part 2 (collectively, the “CONSOL Contracts”);

(i) all Well Imbalances relating to the CONSOL Transferred Assets;

(j) to the extent assignable without consent or payment of fees or other penalties (unless such consent is obtained by Noble and, if applicable, Noble agrees to, and does, pay such fees and penalties), all geophysical data, and other seismic and related technical data and information (in each case) relating to the CONSOL Transferred Assets; and

(k) excluding those files, records and other information that are currently in Noble’s possession, originals, if available (unless relating to CONSOL Sole Depths) and/or copies (in digital form, if available) of the following, to the extent in CONSOL’s or its Affiliates’ possession or control (including those records and documents held by any of CONSOL’s title attorneys, brokers or contractors) and to the extent relating to the CONSOL Transferred Assets: (i) land and title records (including abstracts of title, title opinions (including title opinions that cover both (A) the Marcellus Formation, the Utica/Point Pleasant Formation and/or the Rhinestreet Formation and (B) other formations) and title curative documents and other title review materials), (ii) Contract files, (iii) correspondence, (iv) maps, operations, environmental, production and accounting records, (v) facility, engineering and well files, (vi) division order files (including division and interest statements), (vii) engineering and/or production files, (viii) environmental files, (ix) permitting files, (x) geological data and (xi) Asset Tax records, but excluding any of the foregoing items that are primarily used in connection with the ownership or operation of the CONSOL Excluded Assets (subject to such exclusion, the “CONSOL Transferred Records”).

2.2 Noble Transferred Assets. Subject to the terms and conditions of this Agreement, Noble agrees to transfer, and CONSOL agrees to acquire, all of Noble’s right, title and interest in and to the following assets and properties (less and except for the Noble Excluded Assets, such right, title and interests in and to such assets and properties collectively, the “Noble Transferred Assets”):

(a) the oil, gas and/or mineral leases and oil and gas mineral fee interests more particularly described in (i) Exhibit B-1, Part 1, insofar and only insofar as such leases and oil and gas mineral fee interests cover depths within the Marcellus Formation, (ii) Exhibit B-1, Part 2 and (iii) Exhibit B-1, Part 3, insofar and only insofar as such leases and oil and gas mineral fee interests cover depths within the Rhinestreet Formation (less and except the Noble Excluded Assets, Noble’s interest in such leases and oil and gas mineral fee interests as limited pursuant to the foregoing, collectively, the “Noble Transferred Leases”), including all working interests, net profits interests, carried interests or similar rights or interest in the Noble Transferred Leases, and together with all rights, privileges, benefits and powers conferred upon the holder of the Noble Transferred Leases with respect to the use and occupation of the surface of the lands covered thereby that are necessary to the possession and enjoyment of the Noble Transferred Leases;

(b) (i) all oil and gas wells drilled, or for which Noble has obtained a Permit to be drilled, on the Noble Transferred Leases or the Noble Transferred Units, including the entire wellbore of such wells (limited, however, to the right only to explore, develop and produce from those depths (A) within the Marcellus Formation with respect to those Noble Transferred Leases described in Exhibit B-1, Part 1 and (B) within the Rhinestreet Formation with respect to those Noble Transferred Leases described in Exhibit B-1, Part 3) and including the oil and gas wells listed on Exhibit B-2, Part 1 (less and except the Noble Excluded Assets, Noble’s interest in such wells as limited pursuant to the foregoing, the “Noble Transferred O/G Wells”) and (ii) to the extent Noble owns a legal or beneficial interest therein as of the Execution Date, all fresh water wells located on the Noble Transferred Leases and/or the Noble Transferred Units, only to the extent set forth on Exhibit B-2, Part 2 (less and except the Noble Excluded Assets, Noble’s interest in such wells as so limited, together with the Noble Transferred O/G Wells, the “Noble Transferred Wells”);

(c) all interests in pools or units which include all or a part of any Noble Transferred Lease (limited, however, to insofar and only insofar as such pools or units cover depths (i) within the Marcellus Formation with respect to those Noble Transferred Leases described in Exhibit B-1, Part 1 and (ii) within the Rhinestreet Formation with respect to those Noble Transferred Leases described in Exhibit B-1, Part 3) (less and except the Noble Excluded Assets, Noble’s interest in such pools or units as limited pursuant to the foregoing, the “Noble Transferred Units”);

(d) all servitudes, easements, rights-of-way, surface use agreements, and other similar surface use or rights (i) set forth in Exhibit B-3, Part 1, and (ii) in each case, to the extent primarily used in connection with the ownership or operation of the Noble Transferred Leases or Noble Transferred Wells, those set forth in Exhibit B-3, Part 2 (less and except the Noble Excluded Assets, Noble’s interest in the foregoing, collectively, the “Noble Transferred Rights-Of-Way” and, together with the Noble Transferred Leases, Noble Transferred Units, and, Noble Transferred Wells being collectively referred to hereinafter as the “Noble Transferred Properties”);

(e) to the extent that they may be assigned, all Permits of Governmental Authorities primarily used in connection with the ownership or operation of the Noble Transferred Properties, including those Permits associated with the API numbers for the Noble Transferred Wells listed on Exhibit B-2;

(f) all equipment, machinery and other personal property and fixtures, operational or nonoperational, in each case, to the extent located upon or primarily used in connection with the Noble Transferred Properties or the other Noble Transferred Assets, including well equipment, casing, tubing, pumps, motors, machinery, platforms, rods, tanks, boilers, fixtures, manifolds, structures, materials and other items (less and except the Noble Excluded Assets, Noble’s interest in such properties, the “Noble Transferred Personal Property”);

(g) all Hydrocarbons produced from or allocated to the Noble Transferred Leases, Noble Transferred Wells or Noble Transferred Units on and after the Effective Time;

(h) those Contracts (i) described in Exhibit B-4, Part 1 and (ii) subject to Section 6.11, described in Exhibit B-4, Part 2 (collectively, the “Noble Contracts”);

(i) all Well Imbalances relating to the Noble Transferred Assets;

(j) to the extent assignable without consent or payment of fees or other penalties (unless such consent is obtained by CONSOL and, if applicable, CONSOL agrees to, and does, pay such fees and penalties), all geophysical data, and other seismic and related technical data and information (in each case) relating to the Noble Transferred Assets; and

(k) excluding those files, records and other information that are currently in CONSOL’s possession, originals, if available (unless relating to Noble Sole Depths) and/or copies (in digital form, if available) of the following, to the extent in Noble’s or its Affiliates’ possession or control (including those records and documents held by any of Noble’s title attorneys’, brokers or contractors) and to the extent relating to the Noble Transferred Assets: (i) land and title records (including abstracts of title, title opinions (including title opinions that cover both (A) the Marcellus Formation and/or Rhinestreet Formation and (B) other formations) and title curative documents and other title review materials), (ii) Contract files, (iii) correspondence, (iv) maps, operations, environmental, production and accounting records, (v) facility, engineering and well files, (vi) division order files (including division and interest statements), (vii) engineering and/or production files, (viii) environmental files, (ix) permitting files, (x) geological data and (xi) Asset Tax records, but excluding any of the foregoing items that are primarily used in connection with the ownership or operation of the Noble Excluded Assets (subject to such exclusion, the “Noble Transferred Records”).

2.3 Excluded Assets. CONSOL shall reserve and retain all of the CONSOL Excluded Assets and Noble shall reserve and retain all of the Noble Excluded Assets.

2.4 Revenues and Expenses.

(a) For purposes of determining the amount of the adjustment to the Cash Consideration provided for in Section 2.6, the principles set forth in this Section 2.4 shall apply except as expressly provided otherwise in this Agreement. Except as expressly provided herein, CONSOL shall remain entitled to all of the rights of ownership (including the right to all production, proceeds of production and other proceeds) and shall remain responsible (by payment, through the adjustments to the Cash Consideration hereunder or otherwise) for all Property Expenses, in each case attributable to the CONSOL Transferred Assets for the period of time prior to the Effective Time. Except as expressly provided herein, Noble shall remain entitled to all of the rights of ownership

(including the right to all production, proceeds of production and other proceeds) and shall remain responsible (by payment, through the adjustments to the Cash Consideration hereunder or otherwise) for all Property Expenses, in each case attributable to the Noble Transferred Assets for the period of time prior to the Effective Time. Subject to the occurrence of the Closing, Noble shall be entitled to all of the rights of ownership (including the right to all production, proceeds of production, and other proceeds), and shall be responsible (by payment, through the adjustments to the Cash Consideration hereunder or otherwise) for all Property Expenses, in each case, attributable to the CONSOL Transferred Assets for the period of time from and after the Effective Time. Subject to the occurrence of the Closing, CONSOL shall be entitled to all of the rights of ownership (including the right to all production, proceeds of production, and other proceeds), and shall be responsible (by payment, through the adjustments to the Cash Consideration hereunder or otherwise) for all Property Expenses, in each case, attributable to the Noble Transferred Assets for the period of time from and after the Effective Time. All Property Expenses attributable to the CONSOL Transferred Assets, in each case that are: (i) incurred with respect to operations conducted or production produced prior to the Effective Time shall be paid by or allocated to CONSOL and (ii) incurred with respect to operations conducted or production produced from and after the Effective Time shall be paid by or allocated to Noble. All Property Expenses attributable to the Noble Transferred Assets, in each case that are: (i) incurred with respect to operations conducted or production produced prior to the Effective Time shall be paid by or allocated to Noble and (ii) incurred with respect to operations conducted or production produced from and after the Effective Time shall be paid by or allocated to CONSOL. Such amounts that are received or paid prior to Closing shall be accounted for in the Preliminary Settlement Statement or Final Settlement Statement as applicable. Such amounts that are received or paid after Closing but prior to the date of the Final Settlement Statement shall be accounted for in the Final Settlement Statement.

(b) From and after the Final Settlement Statement Date there shall be no adjustment for, or obligation to pay or account for, any proceeds or Property Expenses between the Parties; provided that, this limitation will not be applicable to (i) adjustments made pursuant to the Final Settlement Statement, including the resolution of any disputes relating to the Final Settlement Statement, or (ii) amounts owing by a Party or its Affiliates to the other Party or its Affiliates in connection with the exercise of any audit rights by a Party pursuant to Section 2.4(c).

(c) The Parties acknowledge and agree that currently there are ongoing joint interest billings by each of the Parties with respect to certain of the Combined Assets where certain Combined Asset Property Expenses have been incurred by the operator of such assets prior to the Effective Time, but may not have been billed to the non-operators (including a Party) with interest in such assets. Such joint interest billings shall continue and the amounts that are determined to be due and payable by any Party shall be taken into account in connection with the Preliminary Settlement Statement or the Final Settlement Statement or otherwise settled between the Parties; provided, however, from and after the Final Settlement Statement Date neither Party shall have the right to issue to the other Party or its Affiliates any further joint interest billings or invoices under the Development Agreement or any joint operating agreement related to the Combined

Assets. In addition, notwithstanding anything herein to the contrary, the Parties’ audit rights under any applicable joint operating agreement or other Contract with respect to the any of the Combined Assets (even if a Terminated Agreement) shall remain in effect (including with respect to such joint interest billings), notwithstanding the transfer of any such joint operating agreement or Contract by a Party or any termination of the applicable joint operating agreement or Contract.

2.5 Consideration.

(a) The consideration for (x) the transfer to Noble of the CONSOL Transferred Assets by CONSOL and (y) the assumption by Noble of the Noble Assumed Obligations, shall be comprised of the following components:

(i) an amount equal to $205,000,000, as adjusted in accordance with Section 2.6, to be paid at Closing in cash by Noble to CONSOL Energy Inc., the indirect parent of CONSOL (the “CONSOL Parent”), to an account designated by CONSOL Parent (the “Designated Account”) by wire transfer in same day funds (such amount, prior to such adjustment, the “Cash Consideration”);

(ii) the assignment by Noble of the Noble Transferred Assets to CONSOL; and

(iii) the delivery at Closing to CONSOL of the documents and other items required to be delivered by Noble under Section 9.3.

(b) The consideration for (x) the transfer to CONSOL of the Noble Transferred Assets by Noble and (y) the assumption by CONSOL of the CONSOL Assumed Obligations, shall be comprised of the following components:

(i) the assignment by CONSOL of the CONSOL Transferred Assets to Noble;

(ii) the cancellation and forgiveness of the Carried Costs Balance (as defined in the Development Agreement) to $0; and

(iii) the delivery at Closing to Noble of the documents and other items required to be delivered by CONSOL under Section 9.3.

2.6 Adjustments to Cash Consideration. The Cash Consideration shall be adjusted as follows (without duplication of any kind), and the resulting amount shall be herein called the “Adjusted Cash Consideration”:

(a) The Cash Consideration shall be adjusted upward by the following amounts (without duplication) (excluding any such amounts with respect to a CONSOL Transferred Asset that is not transferred at the Closing, until such time as such CONSOL Transferred Asset is actually transferred to Noble pursuant to the terms of this Agreement):

(i) an amount equal to the value of all liquid Hydrocarbons attributable to the CONSOL Transferred Assets in storage or existing in stock tanks, pipelines and/or plants (including inventory) as of the Effective Time (being agreed by the Parties to be 2,322.9 barrels), the value to be based upon a price of $35 per barrel;

(ii) an amount equal to all Property Expenses and other costs and expenses incurred and paid by or on behalf of CONSOL that are attributable to the CONSOL Transferred Assets during the Interim Period, whether paid before or after the Effective Time, including (A) Burdens, (B) rentals and other lease maintenance payments and (C) water storage, transportation and disposal costs and expenses (including any such costs and expenses attributable to water in tanks, impoundments, pools or frack pits, in each case, as of the Effective Time);

(iii) the amount of all prepaid expenses attributable to the CONSOL Transferred Assets that are paid or incurred by, or on behalf of, CONSOL that are attributable to the period of time from and after the Effective Time, including expenditures which are advanced pursuant to a joint operating agreement and prepaid utility charges;

(iv) the amount of all Asset Taxes prorated to Noble in accordance with Section 12.2(f) but paid or payable by CONSOL;

(v) to the extent of a Well Imbalance with respect to any of the CONSOL Transferred O/G Wells where CONSOL is underproduced with respect to any Hydrocarbons as of the Effective Time, the sum of an amount equal to the product of (A) the underproduced volumes times (B) $1.02/Dth for gaseous Hydrocarbons; plus an amount equal to the product of (X) the underproduced volumes times (Y) $13.44/Bbl for liquid Hydrocarbons;

(vi) to the extent not paid by Noble prior to Closing, the aggregate of the amounts set forth in Schedule 2.6 as being owed by Noble to CONSOL for Noble’s Pre-Closing Working Interest Share in the properties described in the Schedule (all of such properties on such Schedule, the “Offered AMI Properties”); and

(vii) any other amount provided for elsewhere in this Agreement or otherwise agreed in writing by CONSOL and Noble.

(b) The Cash Consideration shall be adjusted downward by the following amounts (without duplication) (excluding any such amounts with respect to a CONSOL Transferred Asset that is not transferred at the Closing, until such time as such CONSOL Transferred Asset is actually transferred to Noble pursuant to the terms of this Agreement):

(i) an amount equal to all proceeds received by CONSOL attributable to the sale of Hydrocarbons (A) produced from or allocable to the CONSOL Transferred Assets during the Interim Period or (B) contained in storage or existing in stock tanks, pipelines and/or plants (including inventory) as of the Effective Time for which an upward Cash Consideration adjustment was made pursuant to Section 2.6(a)(i), (in each case) net of expenses (other than Property Expenses) directly incurred in earning or receiving such proceeds, and any severance, sales, excise or similar Taxes or fees payable or incurred in connection therewith not reimbursed or reimbursable to CONSOL by a Third Party purchaser;

(ii) any amount determined pursuant to Section 3.4(a)(ii) and/or Section 3.4(b)(ii) for any CONSOL Transferred Assets excluded from the transaction contemplated hereby pursuant to such Section;

(iii) the amount of all Asset Taxes prorated to CONSOL in accordance with Section 12.2(f) but payable by Noble;

(iv) any amounts determined pursuant to Section 3.3(b) with respect to the CONSOL Transferred Assets;

(v) to the extent of a Well Imbalance with respect to any of the CONSOL Transferred O/G Wells where CONSOL is overproduced with respect to any Hydrocarbons as of the Effective Time, the sum of an amount equal to the product of (A) the overproduced volumes times (B) $1.02/Dth for gaseous Hydrocarbons; plus an amount equal to the product of (X) the overproduced volumes times (Y) $13.44/Bbl for liquid Hydrocarbons; and

(vi) any other amount provided for elsewhere in this Agreement or otherwise agreed upon by CONSOL and Noble.

(c) The Cash Consideration shall be adjusted downward by the following amounts (without duplication) (excluding any such amounts with respect to a Noble Transferred Asset that is not transferred at the Closing, until such time as such Noble Transferred Asset is actually transferred to CONSOL pursuant to the terms of this Agreement):

(i) an amount equal to the value of all liquid Hydrocarbons attributable to the Noble Transferred Assets in storage or existing in stock tanks, pipelines and/or plants (including inventory) as of the Effective Time (being agreed by the Parties to be 3,124.2 barrels), the value to be based upon a price of $35 per barrel;

(ii) an amount equal to all Property Expenses and other costs and expenses incurred and paid by or on behalf of Noble that are attributable to the Noble Transferred Assets during the Interim Period, whether paid before or after the Effective Time, including (A) Burdens, (B) rentals and other lease maintenance payments and (C) water storage, transportation and disposal costs and expenses (including any such costs and expenses attributable to water in tanks, impoundments, pools or frack pits, in each case, as of the Effective Time);

(iii) the amount of all prepaid expenses attributable to the Noble Transferred Assets that are paid or incurred by, or on behalf of, Noble that are attributable to the period of time from and after the Effective Time, including expenditures which are advanced pursuant to a joint operating agreement and prepaid utility charges;

(iv) the amount of all Asset Taxes prorated to CONSOL in accordance with Section 12.2(f) but paid or payable by Noble.

(v) to the extent of a Well Imbalance with respect to any of the Noble Transferred O/G Wells where Noble is underproduced with respect to any Hydrocarbons as of the Effective Time, the sum of an amount equal to the product of (A) the underproduced volumes times (B) $1.02/Dth for gaseous Hydrocarbons; plus an amount equal to the product of (X) the underproduced volumes times (Y) $13.44/Bbl for liquid Hydrocarbons;

(vi) to the extent not paid by CONSOL prior to Closing, the aggregate of the amounts set forth in Schedule 2.6 as being owed by CONSOL to Noble for CONSOL’s Pre-Closing Working Interest Share in the Offered AMI Properties; and

(vii) any other amount provided for elsewhere in this Agreement or otherwise agreed upon by CONSOL and Noble.

(d) The Cash Consideration shall be adjusted upward by the following amounts (without duplication) (excluding any such amounts with respect to a Noble Transferred Asset that is not transferred at the Closing, until such time as such Noble Transferred Asset is actually transferred to CONSOL pursuant to the terms of this Agreement):

(i) an amount equal to all proceeds received by Noble attributable to the sale of Hydrocarbons (A) produced from or allocable to the Noble Transferred Assets during the Interim Period or (B) contained in storage or existing in stock tanks, pipelines and/or plants (including inventory) as of the Effective Time for which a downward Cash Consideration adjustment was made pursuant to Section 2.6(c)(i), (in each case) net of expenses (other than Property Expenses) directly incurred in earning or receiving such proceeds, and any severance, sales, excise or similar Taxes or fees payable or incurred in connection therewith not reimbursed or reimbursable to Noble by a Third Party purchaser;

(ii) any amount determined pursuant to Section 3.4(a)(ii), and/or Section 3.4(b)(ii) for any Noble Transferred Assets excluded from the transaction contemplated hereby pursuant to such Section;

(iii) the amount of all Asset Taxes prorated to Noble in accordance with Section 12.2(f) but payable by CONSOL;

(iv) any amounts determined pursuant to Section 3.3(b) with respect to the Noble Transferred Assets.

(v) to the extent of a Well Imbalance with respect to any of the Noble Transferred O/G Wells where Noble is overproduced with respect to any Hydrocarbons as of the Effective Time, the sum of an amount equal to the product of (A) the overproduced volumes times (B) $1.02/Dth for gaseous Hydrocarbons; plus an amount equal to the product of (X) the overproduced volumes times (Y) $13.44/Bbl for liquid Hydrocarbons; and

(vi) any other amount provided for elsewhere in this Agreement or otherwise agreed upon by CONSOL and Noble.

Notwithstanding anything herein to the contrary, the adjustments to the Cash Consideration set forth in Section 2.6(a)(iv), Section 2.6(b)(ii), Section 2.6(b)(iii), Section 2.6(c)(iv), Section 2.6(d)(ii) and Section 2.6(d)(iii) shall not be taken into account when determining Adjusted Cash Consideration in the Preliminary Settlement Statement and will only be taken into account for purposes of determining the Adjusted Cash Consideration in the Final Settlement Statement.

2.7 Adjustment Methodology. When available, actual figures will be used for the adjustments to the Cash Consideration at Closing. To the extent actual figures are not available, estimates will be used subject to final adjustments in accordance with Section 2.9 and Section 2.10.

2.8 Preliminary Settlement Statement.

(a) Not less than five days prior to the Closing, each Transferring Party shall prepare and submit to the Non-Transferring Party for review, using and based on the best information available to such Party, a draft adjustment statement with respect to the CONSOL Transferred Assets, in the case of CONSOL and the Noble Transferred Assets, in the case of Noble, (each a, “Preliminary Adjustment Statement”), which Preliminary Adjustment Statement shall set forth the adjustments to the Cash Consideration as set forth in Sections 2.6(a) and (b), in the case of CONSOL, and Sections 2.6(c) and (d), in the case of Noble, (including the calculation of such adjustments), as of the date of preparation of such Preliminary Adjustment Statement. Within three days of its receipt of its Preliminary Adjustment Statement, each Non-Transferring Party will deliver to its Transferring Party a written report containing all changes with the explanation therefore that such Non-Transferring Party proposes to be made to its Preliminary Adjustment Statement, if any. Each Preliminary Adjustment Statement, as agreed upon by the Parties, will be used by CONSOL to create a preliminary settlement statement (the “Preliminary Settlement Statement”) that shall set forth the Adjusted Cash Consideration reflecting each adjustment made in accordance with this Agreement as set forth in the Preliminary Adjustment Statements. Notwithstanding the foregoing, if the Parties cannot agree on any Preliminary Adjustment Statement prior to the Closing, the Preliminary Adjustment Statement as presented by CONSOL will be used with respect to the adjustments set forth in in Sections 2.6(a) and (b), and the Preliminary Adjustment Statement as presented by

Noble will be used with respect to the adjustments set forth in in Sections 2.6(c) and (d). Noble shall pay to CONSOL Parent at Closing the amount of the Adjusted Cash Consideration stated in the Preliminary Settlement Statement as determined in accordance with this Section 2.8. Contemporaneously with the delivery by CONSOL of its Preliminary Adjustment Statement, CONSOL shall provide Noble with the designation of CONSOL’s Parent’s Designated Account for the wire transfers of funds as set forth in Section 9.3(g).

(b) In the event the Adjusted Cash Consideration determined under Section 2.8(a) is less than $0, CONSOL shall deliver at Closing, to an account designated by Noble, by direct bank or wire transfer in same day funds, the Adjusted Cash Consideration. For the avoidance of doubt, in such an event, (i) CONSOL’s obligation to make any payment of the Adjusted Cash Consideration under this Section 2.8(b) will be subject to Noble conditions to close in Article VII and CONSOL’s conditions to close in Article VIII; (ii) CONSOL’s closing deliverables under Section 7.6 will be deemed to include delivery of the Adjusted Cash Consideration, and Noble’s closing deliverables under Section 8.6 will be deemed not to include delivery of the Adjusted Cash Consideration; and (iii) the closing obligations in Section 9.3 will be deemed to include CONSOL’s obligation to deliver the Adjusted Cash Consideration in accordance with this Section 2.8(b), and Noble’s obligation to deliver the Adjusted Cash Consideration under Section 9.3(g) will be deemed not to be a closing obligation. Further, the Parties acknowledge that in the event the Adjusted Cash Consideration is less than $0, that such event is not a failure of the consideration under Section 2.5 to support the transactions contemplated by this Agreement.

2.9 Final Settlement Statement. On or before the date that is 120 days following the Closing Date, a final adjustment statement (each, a “Final Adjustment Statement”) will be prepared by each Transferring Party, based on actual revenues and expenses during the Interim Period and which takes into account all final adjustments made to the Cash Consideration as set forth in Sections 2.6(a) and (b), in the case of CONSOL, and Sections 2.6(c) and (d), in the case of Noble, including the calculation of such adjustments. Each Final Adjustment Statement shall set forth the actual proration of the amounts required by this Agreement with respect to the Transferred Properties of such Transferring Party. As soon as practicable, and in any event within 30 days after the date on which the last Non-Transferring Party to receive its Final Adjustment Statement receives its Final Adjustment Statement, each Non-Transferring Party will deliver to its Transferring Party a written report containing any proposed changes to the Final Adjustment Statement delivered by its Transferring Party and an explanation of any such changes and the reasons therefore (the “Dispute Notice”). Any changes not so specified in the Dispute Notice shall be deemed waived and the Transferring Party’s determinations with respect to all such elements of its Final Adjustment Statement that are not addressed specifically in the Dispute Notice shall prevail. If a Non-Transferring Party fails to timely deliver a Dispute Notice to its Transferring Party containing changes that such Non-Transferring Party proposes to be made to the Final Adjustment Statement delivered by its Transferring Party, the Final Adjustment Statement as delivered by such Transferring Party will be deemed to be mutually agreed upon by the Parties and will be final and binding on the Parties. If the Final Adjustment Statements are mutually agreed upon by CONSOL and Noble (or deemed agreed, as the case may be), such Final Adjustment Statements will be used by CONSOL to create a final settlement statement (the “Final Settlement Statement”) that shall set forth the final Adjusted Cash Consideration reflecting each adjustment made in accordance with this Agreement as set forth in such Final Adjustment Statements. The Final Settlement Statement and the final Adjusted Cash Consideration as so agreed or deemed agreed, shall be final and binding on the Parties, subject to the provisions of Section 2.4(b). Once the final Adjusted Cash Consideration has been agreed (or deemed agreed) upon by the Parties pursuant to this Section 2.9 or determined by the Accounting Arbitrator pursuant to Section 2.10, as applicable, then, if the final Adjusted Cash Consideration is (a) more than the Adjusted Cash Consideration used at Closing pursuant to Section 2.8, Noble shall pay to CONSOL Parent by delivery to the Designated Account the amount of such difference, or (b) less than the Adjusted Cash Consideration used at Closing pursuant to Section 2.8, CONSOL shall pay to Noble by delivery to an account designated by Noble the amount of such difference, in each case, by wire transfer in immediately available funds no later than five Business Days after the date such final Adjusted Cash Consideration is agreed, or deemed agreed, pursuant to this Section 2.9 or determined pursuant to Section 2.10, as applicable.

2.10 Disputes. If CONSOL and Noble are unable to resolve the matters addressed in the Dispute Notice (if any), each of Noble and CONSOL shall within 15 Business Days after the delivery of such Dispute Notice, summarize its position with regard to such dispute in a written document of 20 pages or less and submit such summaries to the Pittsburgh office of Deloitte, or if Deloitte is unable or unwilling to serve as arbitrator and absent agreement by the Parties, by the Pittsburgh, Pennsylvania office of the AAA (the “Accounting Arbitrator”), together with the Dispute Notice, the applicable Final Adjustment Statement and any other documentation such Party may desire to submit. Within 20 Business Days after receiving the Parties’ respective submissions, the Accounting Arbitrator shall render a decision choosing either CONSOL’s position or Noble’s position with respect to each matter addressed in any Dispute Notice, based on the materials described above and determine the Final Settlement Statement and the final Adjusted Cash Consideration. Any decision rendered by the Accounting Arbitrator pursuant hereto shall be final, conclusive and binding on CONSOL and Noble and will be enforceable against any of the Parties in any court of competent jurisdiction. The costs of such Accounting Arbitrator shall be borne 50% by Noble and 50% by CONSOL. The Final Adjustment Statement(s), the Final Settlement Statement and the final Adjusted Cash Consideration determined by the Accounting Arbitrator pursuant to this Section 2.10 shall be final and binding on the Parties (other than with respect to amounts not accounted for therein or settled thereby, which amounts shall be subject to the provisions of Section 2.4(b)).

2.11 Allocated Values. The “Allocated Value” for any CONSOL Transferred Asset equals (a) with respect to any CONSOL Transferred Lease (or portion thereof) included in the CONSOL Transferred Assets, the amount allocated to such CONSOL Transferred Lease on Exhibit A-1 and (b) with respect to the CONSOL Transferred Wells included in the CONSOL Transferred Assets, the amount allocated to such CONSOL Transferred Wells on Exhibit A-2, Part 1. The “Allocated Value” for any Noble Transferred Asset equals (a) with respect to any Noble Transferred Lease (or portion thereof) included in the Noble Transferred Assets, the amount allocated to such Noble Transferred Lease on Exhibit B-1 and (b) with respect to the Noble Transferred Wells included in the Noble Transferred Assets, the amount allocated to such Noble Transferred Wells on Exhibit B-2, Part 1.

ARTICLE III

TITLE MATTERS; CASUALTIES; TRANSFER RESTRICTIONS; DISCLAIMERS

3.1 General Disclaimer of Title Warranties and Representations. Except for the Special Warranty contained in the CONSOL Assignment, the CONSOL Deed, the Noble Assignment and the Noble Deed, no Transferring Party makes any warranty or representation, express, implied, statutory or otherwise, with respect to its title to any of its Transferred Properties and each Non-Transferring Party hereby acknowledges and agrees that, except for (a) CONSOL’s remedies under Section 10.3(a) (relating to any breach by Noble of Sections 5.3, 5.4, 5.7, 5.9, 5.11 or 5.14), Section 10.3(b) (relating to any breach by Noble of Section 6.2), Section 10.3(h) and Section 10.3(i) and (b) Noble’s remedies under Section 10.2(a) (relating to any breach by CONSOL of Sections 4.3, 4.4, 4.7, 4.9, 4.11 or 4.14), Section 10.2(b) (relating to any breach by CONSOL of Section 6.1), Section 10.2(h) and Section 10.2(i), such Non-Transferring Party’s sole and exclusive remedy for any defect of title or any other title matter shall be pursuant to the Special Warranty, to the extent applicable, contained in the CONSOL Assignment, the CONSOL Deed, the Noble Assignment or the Noble Deed, as applicable.

3.2 Special Warranty. The CONSOL Assignment and the CONSOL Deed delivered at the Closing will contain a Special Warranty by CONSOL to the CONSOL Transferred Wells and the CONSOL Transferred Leases pursuant to the terms of the CONSOL Assignment or the CONSOL Deed, as applicable. The Noble Assignment and the Noble Deed delivered at the Closing will contain a Special Warranty by Noble to the Noble Transferred Wells and the Noble Transferred Leases pursuant to the terms of the Noble Assignment or the Noble Deed, as applicable. The Special Warranty contained in the Assignments and the Deeds shall survive the Closing indefinitely.

3.3 Casualty or Condemnation Loss.

(a) Notwithstanding anything herein to the contrary, from and after the Effective Time if Closing occurs, with respect to the CONSOL Transferred Assets, Noble shall assume all risk of loss with respect to (i) production of Hydrocarbons through normal depletion (including watering out of any well, collapsed casing or sand infiltration of any well) and (ii) the depreciation of CONSOL Transferred Personal Property due to ordinary wear and tear and Noble shall not assert such matters as any casualty losses hereunder. Notwithstanding anything herein to the contrary, from and after the Effective Time if Closing occurs, with respect to the Noble Transferred Assets, CONSOL shall assume all risk of loss with respect to (i) production of Hydrocarbons through normal depletion (including watering out of any well, collapsed casing or sand infiltration of any well) and (ii) the depreciation of Noble Transferred Personal Property due to ordinary wear and tear and CONSOL shall not assert such matters as any casualty losses hereunder.

(b) If, after the Execution Date but prior to the Closing Date, any portion of the CONSOL Transferred Assets or the Noble Transferred Assets is destroyed or damaged by Casualty or is taken in condemnation or under right of eminent domain, then the Non-Transferring Party who is acquiring the affected Transferred Property shall nevertheless be required to close, and CONSOL, in the case of a Casualty or taking related to the CONSOL Transferred Assets, or Noble, in the case of a Casualty or taking related to the

Noble Transferred Assets (as applicable, the “Affected Party”) shall cause such affected Transferred Property to be repaired or restored to at least its condition prior to such Casualty or taking, at the Affected Party’s sole cost, prior to Closing; provided that if such affected Transferred Properties are not so repaired or restored prior to Closing, the Cash Consideration will be adjusted in the Final Settlement Statement by an amount equal to the loss of value of such affected Transferred Properties on account of such Casualty or taking (such amount, as limited by this Section 3.3(b)), the “Casualty Amount”). In the event that at or prior to the Closing, the Parties have not mutually agreed as to any such Casualty Amount, then each Party at or prior to Closing shall deliver written notice to the other Party of its asserted Casualty Amount with respect to any such affected Transferred Property (each, a “Casualty Amount Notice”) and such dispute with respect to such Casualty Amount shall be submitted to arbitration and finally resolved pursuant to Section 3.3(c). In no event, will the amount of any adjustment to the Cash Consideration exceed the Allocated Value of the affected Transferred Properties. The Affected Party shall retain all rights to insurance and other claims against Third Parties with respect to such Casualty or taking except to the extent the Parties otherwise agree in writing.

(c) In the event of a dispute between the Parties as to any Casualty Amount with respect to any Transferred Property affected by Casualty or taking that has not been cured by Closing (a “Casualty Dispute”), then either Party shall have the right to elect, upon written notice to the other Party, to initiate arbitration to resolve such Casualty Dispute. All Casualty Disputes shall be exclusively and finally resolved pursuant to this Section 3.3(c). There shall be a single arbitrator, who shall be an oil and gas attorney with at least ten years’ experience in oil and gas matters involving properties in the regional area in which the Transferred Property affected by such Casualty or taking are located (the “Casualty Arbitrator”). The Casualty Arbitrator shall be selected by mutual agreement of the Parties within 15 days after the election by a Party to utilize the provisions of this Section 3.3(c) with respect to a Casualty Dispute. If the Parties are unable to mutually agree upon the Casualty Arbitrator, the Pittsburgh, Pennsylvania office of the AAA shall appoint the Casualty Arbitrator under such conditions as the AAA in its sole discretion deems necessary or advisable. The place of arbitration shall be Pittsburgh, Pennsylvania, and the arbitration shall be conducted in accordance with the AAA Rules, to the extent such rules do not conflict with the terms of this Section 3.3(c). The Casualty Arbitrator’s determination shall be made within 30 days after submission of any Casualty Dispute and shall be final and binding upon both Parties, without right of appeal. In making its determination, the Casualty Arbitrator shall be bound by the rules set forth in Section 3.3(b) and, subject to the foregoing, may consider such other matters as in the opinion of the Casualty Arbitrator are necessary to make a proper determination. The Casualty Arbitrator, however, may not award (i) the Non-Transferring Party a greater Casualty Amount than the Casualty Amount claimed by such Non-Transferring Party in its applicable Casualty Amount Notice or (ii) Transferring Party a lesser Casualty Amount than the Casualty Amount claimed by such Transferring Party in its applicable Casualty Amount Notice. The Casualty Arbitrator shall act for the limited purpose of determining the specific Casualty Disputes submitted by either Party, and the Casualty Arbitrator may not award damages, interest or penalties to either Party with respect to any Casualty Dispute. Each Party shall each bear its own legal fees and other costs of presenting its case to the Casualty Arbitrator. Each Party shall bear one-half of the costs and expenses of the Casualty Arbitrator. Nothing herein shall operate to cause Closing to be delayed on account of any arbitration conducted pursuant to this Section 3.3(c).

3.4 Preferential Purchase Rights and Consents to Assign.

(a) With respect to each Preferential Purchase Right set forth in Schedule 4.9, on or before the 3rd Business Day after the Execution Date (and 2nd Business Days after the discovery of any other Preferential Purchase Right applicable to the transfer of the CONSOL Transferred Assets), CONSOL shall send to the holder of each such Preferential Purchase Right a notice in compliance with the contractual provisions applicable to such Preferential Purchase Right. With respect to each Preferential Purchase Right set forth in Schedule 5.9, on or before the 3rd Business Day after the Execution Date (and 2nd Business Days after the discovery of any other Preferential Purchase Right applicable to the transfer of the Noble Transferred Assets), Noble shall send to the holder of each such Preferential Purchase Right a notice in compliance with the contractual provisions applicable to such Preferential Purchase Right.

(i) If, prior to Closing, any holder of a Preferential Purchase Right notifies the Transferring Party of the Transferred Properties burdened by such Preferential Purchase Right that it intends to consummate the acquisition of such Transferred Properties to which its Preferential Purchase Right applies or if the time for exercising such Preferential Purchase Right has not expired, then (A) the Transferred Properties subject to such Preferential Purchase Right shall be excluded from the Transferred Properties to be assigned by such Transferring Party to the Non-Transferring Party at Closing (but only to the extent of the portion of such Transferred Properties affected by such Preferential Purchase Right), and (B) no adjustments to the Cash Consideration shall be made at Closing with respect to such excluded Transferred Properties.

(ii) If, on or before 110 days following the Closing Date, such holder of such Preferential Purchase Right thereafter consummates the acquisition of such excluded Transferred Properties (or portion thereof) covered by such Preferential Purchase Right or the time for exercising such Preferential Purchase Right has not expired without exercise by the holder thereof, then (in either case) such Transferred Property shall become a either a Noble Excluded Asset or a CONSOL Excluded Asset, as applicable, under this Agreement and (A) if the Transferring Party is Noble, the Cash Consideration in the Final Settlement Statement shall be increased by an amount equal to the Allocated Values of such excluded Transferred Properties or (B) if the Transferring Party is CONSOL, the Cash Consideration shall be decreased by an amount equal to the Allocated Values of such excluded Transferred Properties. The Transferring Party (or CONSOL Parent, if CONSOL is the Transferring Party) shall be entitled to all consideration given by any Person exercising a Preferential Purchase Right prior to Closing and consummating the acquisition in accordance herewith.

(iii) If, on or before 110 days following the Closing Date, such holder of such Preferential Purchase Right thereafter fails to consummate the acquisition of such excluded Transferred Properties covered by such Preferential Purchase Right or the time for exercising such Preferential Purchase Right expires without exercise by the holder thereof, then (A) the Transferring Party shall so notify the Non-Transferring Party, (B) the Transferring Party shall assign, on the tenth Business Day following its delivery of such notice or termination of such right without exercise, such excluded Transferred Properties that were so excluded from the Transferred Properties transferred at Closing by the Transferring Party to the Non-Transferring Party, effective as of the Effective Time pursuant to an instrument in substantially the same form as the CONSOL Assignment or Noble Assignment (as applicable) and (C) the Cash Consideration in the Final Settlement Statement shall be adjusted by the adjustments set forth in Section 2.6 (other than adjustments in Section 2.6(b)(ii) or Section 2.6(d)(ii), as applicable) to the extent relating to such excluded Transferred Properties through the date of such assignment.

(iv) All Transferred Properties for which any applicable Preferential Purchase Right has been waived, or as to which the period to exercise the applicable Preferential Purchase Right has expired (and such Preferential Purchase Right has not been exercised), in each case, prior to Closing, shall be assigned to the Non-Transferring Party at Closing pursuant to the provisions of this Agreement.

(b) With respect to each CONSOL Consent set forth in Schedule 4.4, on or before the 3rd Business Day after the Execution Date (and 2nd Business Days after the discovery of any other Consent applicable to the transfer of the CONSOL Transferred Assets), CONSOL shall send to the holder of each such Consent a notice in compliance with the contractual provisions applicable to such Consent seeking such holder’s consent to the transactions contemplated hereby. With respect to each Noble Consent set forth in Schedule 5.4, on or before the 3rd Business Day after the Execution Date (and 2nd Business Days after the discovery of any other Consent applicable to the transfer of the Noble Transferred Assets), Noble shall send to the holder of each such Consent a notice in compliance with the contractual provisions applicable to such Consent seeking such holder’s consent to the transactions contemplated hereby. Prior to Closing, the applicable Transferring Party shall use its commercially reasonable efforts, with reasonable assistance from the Non-Transferring Party, to obtain all Consents sought by such Transferring Party in accordance with this Section 3.4(b); provided, however, that neither the Transferring Party nor the Non-Transferring Party shall be required to incur any Liability or pay any money (in each case) to any Third Party in order to obtain any such Consent.

(i) If (A) a Transferring Party fails to obtain a Consent sought by it in accordance with this Section 3.4(b) prior to Closing and the failure to obtain such Consent would cause (1) the assignment of any of such Transferring Party’s Transferred Properties affected thereby to the Non-Transferring Party to be void or (2) the termination of a Transferred Property of such Transferring Party under the express terms thereof, (B) a Consent sought by such Transferring Party is denied in writing and the Non-Transferring Party of such Transferred Property does not waive the requirement to obtain such Consent that was denied in writing, or (C) a Consent sought by such Transferring Party is from a Governmental Authority (other than a Customary Post Closing Consent) (each of such Consents of the types described in clauses (A), (B) and (C) above, a “Hard Consent”) then, in each case, (x) such Transferred Property (or portion thereof) affected by such un-obtained Hard Consent shall be excluded from the Transferred Properties to be assigned by such Transferring Party to the Non-Transferring Party at Closing, and (y) no adjustments to the Cash Consideration shall be made at Closing with respect to such excluded Transferred Property.

(ii) In the event that any such Hard Consent with respect to a Transferred Property that was not obtained prior to Closing thereafter is not obtained by the Transferring Party within (A) 110 days following the Closing Date with respect to any Transferred Property that is not a Downstream Contract or (B) twelve months following the Closing Date with respect to any Transferred Property that is a Downstream Contract, then such Transferred Property shall become a either a Noble Excluded Asset or a CONSOL Excluded Asset, as applicable, under this Agreement and (1) if the Transferring Party with respect to such Transferred Property is Noble, the Cash Consideration in the Final Settlement Statement shall be increased by an amount equal to the Allocated Values (if any) of such excluded Transferred Property or (2) if the Transferring Party is CONSOL, the Cash Consideration shall be decreased by an amount equal to the Allocated Values (if any) of such excluded Transferred Property. In the event that any such Hard Consent that was not obtained prior to Closing thereafter is obtained within (A) 110 days following the Closing Date with respect to a Transferred Property that is not a Downstream Contract, or (B) twelve months following the Closing Date with respect to any Transferred Property that is a Downstream Contract, then (1) the Transferring Party shall so notify the Non-Transferring Party, (2) the Transferring Party shall assign, on the tenth Business Day following its delivery of such notice, such excluded Transferred Property that was so excluded from the Transferred Properties transferred at Closing by the Transferring Party to the Non-Transferring Party, effective as of the Effective Time pursuant to an instrument in substantially the same form as the CONSOL Assignment or Noble Assignment, as applicable (or with respect to any excluded Contract pursuant to a mutually agreeable form of assignment and assumption agreement consistent with the principles set forth in the Assignment) and (3) the Cash Consideration in the Final Settlement Statement shall be adjusted by the adjustments (if applicable) set forth in Section 2.6 (other than adjustments in Section 2.6(b)(ii) or Section 2.6(d)(ii), as applicable) to the extent relating to such excluded Transferred Properties through the date of such assignment.

(iii) If the Transferring Party fails to obtain a Consent sought by it pursuant to this Section 3.4(b) prior to Closing that is not a Hard Consent, then the Transferred Property (or portion thereof) subject to such un-obtained Consent shall nevertheless be assigned by such Transferring Party to its Non-Transferring Party at Closing as part of such Transferring Party’s Transferred Properties. Any Liability that arises due to the failure to obtain such Consent that is not a Hard

Consent shall be borne 50% by CONSOL and 50% by Noble; provided, however, in the event a Non-Transferring Party waives the requirement to obtain a Consent that was denied in writing, any Liability that arises due to failure to obtain such Consent shall be borne 100% by such Non-Transferring Party.

3.5 Disclaimers.

(a) EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN ARTICLE IV OR ARTICLE V, AS APPLICABLE, AND WITH RESPECT TO THE SPECIAL WARRANTY SET FORTH IN THE APPLICABLE ASSIGNMENT, WITH RESPECT TO ITS TRANSFERRED PROPERTIES (I) THE TRANSFERRING PARTY MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) THE TRANSFERRING PARTY EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO THE NON-TRANSFERRING PARTY OR ANY OF THE NON-TRANSFERRING PARTY’S AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO THE NON-TRANSFERRING PARTY BY A MEMBER OF THE TRANSFERRING PARTY’S RELATED INDEMNIFIED PARTIES).

(b) EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN ARTICLE IV OR ARTICLE V, AS APPLICABLE AND WITH RESPECT TO THE SPECIAL WARRANTY SET FORTH IN THE APPLICABLE ASSIGNMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, WITH RESPECT TO ITS TRANSFERRED PROPERTIES, THE TRANSFERRING PARTY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, BY ANY MEMBER OF THE TRANSFERRING PARTY’S RELATED INDEMNIFIED PARTIES, AS TO (I) TITLE TO ANY OF SUCH TRANSFERRED PROPERTIES, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE TRANSFERRED PROPERTIES, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM SUCH TRANSFERRED PROPERTIES, (IV) ANY ESTIMATES OF THE VALUE OF SUCH TRANSFERRED PROPERTIES OR FUTURE REVENUES GENERATED BY SUCH TRANSFERRED PROPERTIES, (V) THE PRODUCTION OF HYDROCARBONS FROM SUCH TRANSFERRED PROPERTIES, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF SUCH TRANSFERRED PROPERTIES, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THE TRANSFERRING PARTY OR THIRD PARTIES WITH RESPECT SUCH TRANSFERRED PROPERTIES, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO THE NON-TRANSFERRING PARTY OR THE NON-TRANSFERRING PARTY’S AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS,

REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN ARTICLE IV OR ARTICLE V, AS APPLICABLE AND WITH RESPECT TO THE SPECIAL WARRANTY SET FORTH IN THE APPLICABLE ASSIGNMENT, WITH RESPECT TO ITS TRANSFERRED PROPERTIES, THE TRANSFERRING PARTY FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY SUCH TRANSFERRED PROPERTIES, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT THE NON-TRANSFERRING PARTY SHALL BE DEEMED TO BE OBTAINING THE TRANSFERRED PROPERTIES OF SUCH TRANSFERRING PARTY IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT SUCH NON-TRANSFERRING PARTY HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS IT DEEMS APPROPRIATE.

(c) EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN SECTION 4.13 OR SECTION 5.13, AS APPLICABLE, AND SUBJECT TO THE NON-TRANSFERRING PARTY’S RIGHTS UNDER SECTION 10.2(f), SECTION 10.3(f) SECTION 10.2(g), SECTION 10.3(g), SECTION 10.2(k) OR SECTION 10.3(k) LIMITING THE GENERALITY OF THE FOREGOING, WITH RESPECT TO ITS TRANSFERRED PROPERTIES, THE TRANSFERRING PARTY MAKES NO REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF SUCH TRANSFERRED PROPERTIES, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND SUBJECT TO THE NON-TRANSFERRING PARTY’S RIGHTS FOR A BREACH OF SECTION 4.13 OR SECTION 5.13, AS APPLICABLE, AND ITS RIGHTS UNDER SECTION 10.2(f), SECTION 10.3(f) SECTION 10.2(g), SECTION 10.3(g), SECTION 10.2(k), OR SECTION 10.3(k), AS APPLICABLE, THE NON-TRANSFERRING PARTY SHALL BE DEEMED TO BE TAKING SUCH TRANSFERRED PROPERTIES OF THE TRANSFERRING PARTY “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THE NON-TRANSFERRING PARTY HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS IT DEEMS APPROPRIATE.

(d) CONSOL AND NOBLE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN

REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 3.5 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CONSOL

CONSOL represents and warrants to Noble the following:

4.1 Organization, Existence. CONSOL is a limited liability company duly formed and validly existing under the Laws of Virginia, the state of its formation. CONSOL has all requisite power and authority to own and operate its property (including the CONSOL Transferred Assets) and to carry on its business as now conducted. CONSOL is duly licensed or qualified to do business as a foreign limited liability company and is in good standing in the Commonwealth of Pennsylvania and the State of West Virginia.

4.2 Authorization. CONSOL has full power and authority to enter into and perform this Agreement and the Transaction Documents to which it is a party and the transactions contemplated herein and therein. The execution, delivery and performance by CONSOL of this Agreement have been duly and validly authorized and approved by all necessary limited liability company action on the part of CONSOL. This Agreement is, and the Transaction Documents to which CONSOL is a party when executed and delivered by CONSOL will be, the valid and binding obligation of CONSOL and enforceable against CONSOL in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

4.3 No Conflicts. Except as set forth on Schedule 4.3 and for any restrictions under any Terminated Agreement, and assuming the receipt of all consents (including any CONSOL Consent) and the waiver of, or compliance with, all CONSOL Preferential Purchase Rights, the execution, delivery and performance by CONSOL of this Agreement and the consummation of the transactions contemplated herein by CONSOL do not and will not (a) conflict with, violate or result in a breach of any provisions of the organizational documents or other governing documents of CONSOL, (b) result in a default or the creation of any Encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any CONSOL Transferred Lease or Transferred Contract that is a part of the CONSOL Transferred Assets or any note, bond, mortgage, indenture or Contract to which CONSOL is a party or by which CONSOL or the CONSOL Transferred Assets may be bound or (c) violate any Law applicable to CONSOL or any of the CONSOL Transferred Assets, except in the case of subsections (b) and (c) where such default, Encumbrance, termination, cancellation, acceleration or violation would not have a Material Adverse Effect.

4.4 Consents. Except (a) as set forth on Schedule 4.4 and for those Contracts covered by the provisions of Section 6.9, (b) for Customary Post Closing Consents, (c) under Contracts that are terminable upon not greater than 60 days’ notice without payment of any fee, (d) for any Preferential Purchase Rights, (e) any consents or approvals required under the HSR Act and (f) any consents under any Terminated Agreement, there are no prohibitions on assignment or requirements to obtain consents from Third Parties, in each case, that would be applicable in connection with the transfer of the CONSOL Transferred Assets or the consummation of the transactions contemplated by this Agreement by CONSOL (each such consent but including those set forth in Schedule 4.4, a “CONSOL Consent”).

4.5 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to CONSOL’s Knowledge, threatened against CONSOL.

4.6 Foreign Person. CONSOL is an entity disregarded as separate from CNX Gas for federal income Tax purposes and CNX Gas is neither a disregarded entity nor a “foreign person” within the meaning of the Code and the Treasury Regulations promulgated thereunder.

4.7 Litigation. Except as set forth on Schedule 4.7, there is no lawsuit, action, administrative or arbitration proceeding or litigation by any Person before any Governmental Authority or arbitrator (a) pending or, to CONSOL’s Knowledge, threatened in writing, against CONSOL with respect to any of the CONSOL Transferred Assets or (b) to CONSOL’s Knowledge, pending or threatened in writing against any Third Party operator of any of the CONSOL Transferred Assets.

4.8 No Violation of Laws. Except as set forth on Schedule 4.8 and to CONSOL’s Knowledge, neither CONSOL nor any Third Party operator is in violation of any applicable Laws with respect to the ownership or operation of the CONSOL Transferred Assets. This Section 4.8 does not include any matters with respect to Environmental Laws or any environmental matter.

4.9 CONSOL Preferential Purchase Rights. Except as set forth on Schedule 4.9 and under any Terminated Agreement, there are no (a) preferential purchase rights, rights of first refusal or similar rights and (b) rights of first offer, tag-along rights, drag-along rights or other similar rights, in each case of subsection (a) and (b) above, that are applicable to the transfer of the CONSOL Transferred Assets in connection with the transactions contemplated hereby (each such right, including those set forth in Schedule 4.9, a “CONSOL Preferential Purchase Right”).

4.10 Permits. To CONSOL’s Knowledge, CONSOL possesses all material permits, licenses, orders, approvals, variances, waivers, franchise rights and other authorizations (the “Permits”) required to be obtained from any Governmental Authority for conducting its business with respect to the CONSOL Transferred Assets, except where the failure to possess any such Permit would not have a Material Adverse Effect.

4.11 CONSOL Contracts.

(a) Except for the CONSOL Contracts, there are no Contracts that burden the CONSOL Transferred Assets that will be binding on such CONSOL Transferred Assets or Noble from and after the Closing.

(b) With respect to the CONSOL Contracts, except as set forth on Schedule 4.11(b):

(i) there exists no default under any CONSOL Contract by CONSOL or, to CONSOL’s Knowledge, by any other Person that is a party to such CONSOL Contract, and, except as would not have a Material Adverse Effect, no event has occurred that upon receipt of notice or lapse of time or both would constitute any default under any such CONSOL Contract by CONSOL or, to CONSOL’s Knowledge, any other Person who is a party to such CONSOL Contract; and

(ii) prior to the execution of this Agreement, CONSOL has made available to Noble true and complete copies of each CONSOL Contract.

4.12 Brokers’ Fees. Neither CONSOL nor any of its Affiliates have incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement or the Transaction Documents for which Noble or any Affiliate of Noble shall have any responsibility.

4.13 Environmental.

(a) Except as set forth on Schedule 4.13, with respect to the CONSOL Transferred Assets CONSOL has neither entered into nor is a party (directly or as successor in interest) to, any agreement with, plea, diversion agreement or consent, order, decree or judgment of any Governmental Authority that (i) is in existence as of the Execution Date, (ii) are based on any Environmental Law and (iii) requires any remediation or change in the present condition of any of the CONSOL Transferred Assets, provided that this Section 4.13(a) shall not cover any reclamation obligations arising in the ordinary course of business under any Permit for any CONSOL Transferred Property.

(b) Except as set forth on Schedule 4.13, CONSOL has not received written notice from any Person or given written notice to any Governmental Authority of any release, spill, disposal, environmental condition or environmental incident (in each case) relating to any Hazardous Substance and concerning any land, facility, asset or property included in the CONSOL Transferred Assets that: (i) violates any Environmental Law or the terms of any license or permit issued pursuant thereto (ii) gives rise to or results in any common Law or other liability of CONSOL to any Person, (iii) requires CONSOL to take any remedial actions or show cause why remedial action is not required, or (iv) subject CONSOL to any fine, penalty or assessment of any Governmental Authority; provided that subsections (ii) and (iii) of this Section 4.13(b) shall not cover any reclamation obligations arising in the ordinary course of business under any Permit for any CONSOL Transferred Property.

(c) To CONSOL’s Knowledge, as of the Execution Date, CONSOL has made available to Noble all material written environmental reports prepared by a Third Party on behalf of CONSOL with respect to any of the CONSOL Transferred Assets.

4.14 Notices of Claims. To CONSOL’s Knowledge, as of the Execution Date, neither CONSOL nor any of its Affiliates have received any written notices from any Third Party (a) requiring that any CONSOL Transferred Well be plugged and abandoned, (b) alleging the termination of any CONSOL Transferred Lease or (c) alleging any tort, breach of contract, or violation of any Law (excluding Environmental Laws) with respect to CONSOL’s ownership or operation of any of the CONSOL Transferred Assets.

4.15 Bonds and Credit Support. Schedule 4.15 lists all bonds, letters of credit, guaranties and other similar credit support instruments that (a) are maintained by CONSOL or any of its Affiliates with any Governmental Authority or other Third Party with respect to the CONSOL Transferred Assets and (b) will be required to be obtained and delivered by Noble pursuant to Section 6.5.

4.16 Independent Evaluation. CONSOL is sophisticated in the evaluation, acquisition, ownership and operation of oil and gas properties and related facilities. In making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, CONSOL has relied solely (a) on the representations and warranties of Noble set forth in Article V (or in any certificate furnished to CONSOL in connection with this Agreement) and in the other Transaction Documents and (b) on its own independent investigation and evaluation of the Noble Transferred Assets and the advice of its own legal, Tax, economic, environmental, engineering, geological and geophysical advisors and not on any comments, statements, projections or other material made or given by any representative, consultant or advisor of Noble (other than Noble’s representations and warranties contained herein, in any certificate furnished to CONSOL in connection with this Agreement, or in the Transaction Documents).

4.17 Taxes. With respect to the CONSOL Transferred Assets: (i) all Asset Taxes that have become due and payable have been paid, and all Tax Returns that are required to be filed with respect to Asset Taxes have been timely filed; (ii) there are no liens on any of the CONSOL Transferred Assets attributable to Taxes other than statutory liens for Taxes that are not yet due and payable; and (iii) none of the CONSOL Transferred Assets is subject to any tax partnership agreement or is otherwise treated as held in an arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code other than, for the avoidance of doubt, the Tax Partnership.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF NOBLE

Noble represents and warrants to CONSOL the following:

5.1 Organization, Existence. Noble is a corporation duly formed and validly existing under the Laws of Delaware, the state of its incorporation. Noble has all requisite power and authority to own and operate its property (including the Noble Transferred Assets) and to carry on its business as now conducted. Noble is duly licensed or qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Pennsylvania and the State of West Virginia.

5.2 Authorization. Noble has full power and authority to enter into and perform this Agreement and the Transaction Documents to which it is a party and the transactions contemplated herein and therein. The execution, delivery and performance by Noble of this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of Noble. This Agreement is, and the Transaction Documents to which Noble is a party when executed and delivered by Noble will be, the valid and binding obligation of Noble and enforceable against Noble in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

5.3 No Conflicts. Except as set forth on Schedule 5.3 and for any restrictions under any Terminated Agreement and assuming the receipt of all consents (including any Noble Consent) and the waiver of, or compliance with, all Noble Preferential Purchase Rights, the execution, delivery and performance by Noble of this Agreement and the consummation of the transactions contemplated herein by Noble do not and will not (a) conflict with, violate or result in a breach of any provisions of the organizational documents or other governing documents of Noble, (b) result in a default or the creation of any Encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any Noble Transferred Lease or Transferred Contract that is a part of the Noble Transferred Assets or any note, bond, mortgage, indenture or Contract to which Noble is a party or by which Noble or the Noble Transferred Assets may be bound or (c) violate any Law applicable to Noble or any of the Noble Transferred Assets, except in the case of subsections (b) and (c) where such default, Encumbrance, termination, cancellation, acceleration or violation would not have a Material Adverse Effect.

5.4 Consents. Except (a) as set forth on Schedule 5.4 and for those Contracts covered by the provisions of Section 6.9, (b) for Customary Post Closing Consents, (c) under Contracts that are terminable upon not greater than 60 days’ notice without payment of any fee, (d) for any Preferential Purchase Rights, (e) any consents or approvals required under the HSR Act and (f) any consents under any Terminated Agreement, there are no prohibitions on assignment or requirements to obtain consents from Third Parties, in each case, that would be applicable in connection with the transfer of the Noble Transferred Assets or the consummation of the transactions contemplated by this Agreement by Noble (each such consent but including those set forth in Schedule 5.4, a “Noble Consent”).

5.5 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Noble’s Knowledge, threatened against Noble.

5.6 Foreign Person. Noble is neither a disregarded entity nor a “foreign person” within the meaning of the Code and the Treasury Regulations promulgated thereunder.

5.7 Litigation. Except as set forth on Schedule 5.7, there is no lawsuit, action, administrative or arbitration proceeding or litigation by any Person before any Governmental Authority or arbitrator (a) pending or, to Noble’s Knowledge, threatened in writing, against Noble with respect to any of the Noble Transferred Assets or (b) to Noble’s Knowledge, pending or threatened in writing against any Third Party operator of any of the Noble Transferred Assets.

5.8 No Violation of Laws. Except as set forth on Schedule 5.8 and to Noble’s Knowledge, neither Noble nor any Third Party operator is in violation of any applicable Laws with respect to the ownership or operation of the Noble Transferred Assets. This Section 5.8 does not include any matters with respect to Environmental Laws or any environmental matter.

5.9 Noble Preferential Purchase Rights. Except as set forth on Schedule 5.9 and under any Terminated Agreement, there are no (a) preferential purchase rights, rights of first refusal or similar rights and (b) rights of first offer, tag-along rights, drag-along rights or other similar rights, in each case of subsection (a) and (b) above, that are applicable to the transfer of the Noble Transferred Assets in connection with the transactions contemplated hereby (each such right, including those set forth in Schedule 5.9, a “Noble Preferential Purchase Right”).

5.10 Permits. To Noble’s Knowledge, Noble possesses all material Permits required to be obtained from any Governmental Authority for conducting its business with respect to the Noble Transferred Assets, except where the failure to possess any such Permit would not have a Material Adverse Effect.

5.11 Noble Contracts.

(a) Except for the Noble Contracts, there are no Contracts that burden the Noble Transferred Assets that will be binding on such Noble Transferred Assets or CONSOL from and after the Closing.

(b) With respect to the Noble Contracts, except as set forth on Schedule 5.11(b):

(i) there exists no default under any Noble Contract by Noble or, to Noble’s Knowledge, by any other Person that is a party to such Noble Contract, and, except as would not have a Material Adverse Effect, no event has occurred that upon receipt of notice or lapse of time or both would constitute any default under any such Noble Contract by Noble or, to Noble’s Knowledge, any other Person who is a party to such Noble Contract; and

(ii) prior to the execution of this Agreement, Noble has made available to CONSOL true and complete copies of each Noble Contract.

5.12 Brokers’ Fees. Neither Noble nor any of its Affiliates have incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement or the Transaction Documents for which CONSOL or any Affiliate of CONSOL shall have any responsibility.

5.13 Environmental.

(a) Except as set forth on Schedule 5.13, with respect to the Noble Transferred Assets, Noble has neither entered into nor is a party (directly or as successor in interest) to, any agreement with, plea, diversion agreement or consent, order, decree or judgment of any Governmental Authority that (i) is in existence as of the Execution Date, (ii) are based on any Environmental Law and (iii) requires any remediation or change in the present condition of any of the Noble Transferred Assets, provided that this Section 5.13(a) shall not cover any reclamation obligations arising in the ordinary course of business under any Permit for any Noble Transferred Property.

(b) Except as set forth on Schedule 5.13, Noble has not received written notice from any Person or given written notice to any Governmental Authority of any release, spill, disposal, environmental condition or environmental incident (in each case) relating to any Hazardous Substance and concerning any land, facility, asset or property included in the Noble Transferred Assets that: (i) violates any Environmental Law or the terms of any license or permit issued pursuant thereto (ii) gives rise to or results in any common Law or other liability of Noble to any Person, (iii) requires Noble to take any remedial actions or show cause why remedial action is not required, or (iv) subject Noble to any fine, penalty or assessment of any Governmental Authority; provided that subsections (ii) and (iii) of this Section 5.13(b) shall not cover any reclamation obligations arising in the ordinary course of business under any Permit for any Noble Transferred Property.

(c) To Noble’s Knowledge, as of the Execution Date, Noble has made available to CONSOL all material written environmental reports prepared by a Third Party on behalf of Noble with respect to any of the Noble Transferred Assets.

5.14 Notices of Claims. To Noble’s Knowledge, as of the Execution Date, neither Noble nor any of its Affiliates have received any written notices from any Third Party (a) requiring that any Noble Transferred Well be plugged and abandoned, (b) alleging the termination of any Noble Transferred Lease or (c) alleging any tort, breach of contract, or violation of any Law (excluding Environmental Laws) with respect to Noble’s ownership or operation of any of the Noble Transferred Assets.

5.15 Bonds and Credit Support. Schedule 5.15 lists all bonds, letters of credit, guaranties and other similar credit support instruments that (a) are maintained by Noble or any of its Affiliates with any Governmental Authority or other Third Party with respect to the Noble Transferred Assets and (b) will be required to be obtained and delivered by CONSOL pursuant to Section 6.5.

5.16 Independent Evaluation. Noble is sophisticated in the evaluation, acquisition, ownership and operation of oil and gas properties and related facilities. In making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Noble has relied solely (a) on the representations and warranties of CONSOL set forth in Article IV (or in any certificate furnished to Noble in connection with this Agreement) and in the other Transaction Documents and (b) on its own independent investigation and evaluation of the CONSOL Transferred Assets and the advice of its own legal, Tax, economic, environmental, engineering, geological and geophysical advisors and not on any comments, statements, projections or other material made or given by any representative, consultant or advisor of CONSOL (other than CONSOL’s representations and warranties contained herein, in any certificate furnished to Noble in connection with this Agreement, or in the Transaction Documents).

5.17 Taxes. With respect to the Noble Transferred Assets: (i) all Asset Taxes that have become due and payable have been paid, and all Tax Returns that are required to be filed with respect to Asset Taxes have been timely filed; (ii) there are no liens on any of the Noble Transferred Assets attributable to Taxes other than statutory liens for Taxes that are not yet due and payable; and (iii) none of the Noble Transferred Assets is subject to any tax partnership agreement or is otherwise treated as held in an arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code other than, for the avoidance of doubt, the Tax Partnership.

ARTICLE VI

CERTAIN AGREEMENTS

6.1 Conduct of Business by CONSOL. Except as (x) set forth on Schedule 6.1, (y) for emergency operations and (z) expressly contemplated by this Agreement or expressly consented to in writing by Noble (which consent shall not be unreasonably delayed, withheld or conditioned):

(a) With respect to the CONSOL Transferred Assets, CONSOL agrees that from and after the Execution Date until Closing, CONSOL will:

(i) use its commercially reasonable efforts to cause the operation of the CONSOL Transferred Assets not operated by CONSOL to be operated, and to operate the CONSOL Transferred Assets operated by CONSOL, in each case, in the usual, regular and ordinary manner consistent with past practice;

(ii) pay, in all material respects, all expenses incurred with respect to the CONSOL Transferred Assets in the usual, regular and ordinary manner consistent with past practice;

(iii) maintain the books of account and records relating to the CONSOL Transferred Assets in the usual, regular and ordinary manner, in accordance with the usual accounting practices of each such Person;

(iv) give written notice to Noble as soon as is practicable of any written notice received or given by CONSOL with respect to any alleged material breach by CONSOL or other Person of any CONSOL Contract;

(v) with respect to emergency operations, CONSOL shall notify Noble of such emergency and the related emergency operations as soon as reasonably practicable; and

(vi) give prompt notice to Noble of (A) any written notice of any material damage to or destruction of any of the CONSOL Transferred Assets of which CONSOL has Knowledge and (B) any written notice received by CONSOL of any material claim asserting any breach of Contract, tort or violation of Law or any investigation, suit, action or litigation by or before a Governmental Authority, that (in each case) relates to the CONSOL Transferred Assets.

(b) With respect to the CONSOL Transferred Assets, CONSOL agrees that from and after the Execution Date until Closing, CONSOL will not:

(i) subject to the provisions of this Section 6.1(b)(i), propose or agree to participate in any operation with respect to the CONSOL Transferred Assets anticipated to cost in excess of $50,000 (net to CONSOL’s interest in the CONSOL Transferred Assets) without the prior written consent of Noble; provided that, with respect to each AFE proposed by a Third Party in excess of $50,000 (net to CONSOL’s interest in the CONSOL Transferred Assets) and each AFE to be proposed by CONSOL, CONSOL shall forward the same to Noble as soon as reasonably practicable prior to CONSOL proposing or agreeing to participate in such operation, as applicable. With respect to any AFE for an operation to be conducted in connection with the CONSOL Transferred Assets that is anticipated to cost in excess of $50,000 per operation (net to CONSOL’s interest in the CONSOL Transferred Assets), upon receipt of such AFE from CONSOL, Noble shall review and respond, within seven days of its receipt thereof, to CONSOL in writing with respect to whether it desires to consent or non-consent the operation covered by such AFE; provided that if Noble does not timely respond with its election with respect to any such AFE within such seven day period, then Noble shall be deemed to have responded to such AFE in the same manner as CONSOL elects to vote with respect to such operation;

(ii) enter into a Contract that if entered into on or prior to the Execution Date, would cause CONSOL to be unable to make the representation and warranty set forth in Section 4.11(a) as of the Closing;

(iii) terminate (unless such CONSOL Contract terminates pursuant to its stated terms) or amend the terms of any CONSOL Contract;

(iv) (A) settle any suit or litigation or (B) waive any claims or rights with a value in excess of $50,000, in each case, attributable to the CONSOL Transferred Assets and affecting the period after the Effective Time;

(v) transfer, sell, mortgage, pledge or dispose of the CONSOL Transferred Assets other than the sale and/or disposal of Hydrocarbons in the ordinary course of business and sales of equipment that is no longer necessary in the operation of the CONSOL Transferred Assets or for which replacement equipment of equal or greater value has been obtained;

(vi) voluntarily relinquish its position as operator with respect to any CONSOL Transferred Asset that CONSOL operated as of (A) the Execution Date, or (B) the Closing Date;

(vii) make, change or revoke any Tax election; change an annual accounting period; adopt or change any accounting method with respect to Taxes; file any amended Tax Return; enter into any closing agreement; settle or compromise any Tax claim or assessment; or consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Asset Taxes; or

(viii) commit to do any of the foregoing.

(c) Noble acknowledges that CONSOL owns undivided interests in certain of the CONSOL Transferred Assets with respect to which it is not the operator, and Noble agrees that the acts or omissions of the other working interest owners (including the operators) who are not CONSOL or any Affiliates of CONSOL shall not constitute a breach of the provisions of this Section 6.1, nor shall any action required by a vote of working interest owners constitute such a breach so long as CONSOL has voted its interest in a manner that complies with the provisions of this Section 6.1.

6.2 Conduct of Business by Noble. Except as (x) set forth on Schedule 6.2, (y) for emergency operations and (z) expressly contemplated by this Agreement or expressly consented to in writing by CONSOL (which consent shall not be unreasonably delayed, withheld or conditioned):

(a) With respect to the Noble Transferred Assets, Noble agrees that from and after the Execution Date until Closing, Noble will:

(i) use its commercially reasonable efforts to cause the operation of the Noble Transferred Assets not operated by Noble to be operated, and to operate the Noble Transferred Assets operated by Noble, in each case, in the usual, regular and ordinary manner consistent with past practice;

(ii) pay, in all material respects, all expenses incurred with respect to the Noble Transferred Assets in the usual, regular and ordinary manner consistent with past practice;

(iii) maintain the books of account and records relating to the Noble Transferred Assets in the usual, regular and ordinary manner, in accordance with the usual accounting practices of each such Person;

(iv) give written notice to CONSOL as soon as is practicable of any written notice received or given by Noble with respect to any alleged material breach by Noble or other Person of any Noble Contract;

(v) with respect to emergency operations, Noble shall notify CONSOL of such emergency and the related emergency operations as soon as reasonably practicable; and

(vi) give prompt notice to CONSOL of (A) any written notice of any material damage to or destruction of any of the Noble Transferred Assets of which Noble has Knowledge and (B) any written notice received by Noble of any material claim asserting any breach of Contract, tort or violation of Law or any investigation, suit, action or litigation by or before a Governmental Authority, that (in each case) relates to the Noble Transferred Assets.

(b) With respect to the Noble Transferred Assets, Noble agrees that from and after the Execution Date until Closing, Noble will not:

(i) subject to the provisions of this Section 6.2(b)(i), propose or agree to participate in any operation with respect to the Noble Transferred Assets anticipated to cost in excess of $50,000 (net to Noble’s interest in the Noble Transferred Assets) without the prior written consent of CONSOL; provided that, with respect to each AFE proposed by a Third Party in excess of $50,000 (net to Noble’s interest in the Noble Transferred Assets) and each AFE to be proposed by Noble, Noble shall forward the same to CONSOL as soon as reasonably practicable prior to Noble proposing or agreeing to participate in such operation, as applicable. With respect to any AFE for an operation to be conducted in connection with the Noble Transferred Assets that is anticipated to cost in excess of $50,000 per operation (net to Noble’s interest in the Noble Transferred Assets), upon receipt of such AFE from Noble, CONSOL shall review and respond, within seven days of its receipt thereof, to Noble in writing with respect to whether it desires to consent or non-consent the operation covered by such AFE; provided that if CONSOL does not timely respond with its election with respect to any such AFE within such seven day period, then CONSOL shall be deemed to have responded to such AFE in the same manner as Noble elects to vote with respect to such operation;

(ii) enter into a Contract that if entered into on or prior to the Execution Date, would cause Noble to be unable to make the representation and warranty set forth in Section 5.11(a) as of the Closing;

(iii) terminate (unless such Noble Contract terminates pursuant to its stated terms) or amend the terms of any Noble Contract;

(iv) (A) settle any suit or litigation or (B) waive any claims or rights with a value in excess of $50,000, in each case, attributable to the Noble Transferred Assets and affecting the period after the Effective Time

(v) transfer, sell, mortgage, pledge or dispose of the Noble Transferred Assets other than the sale and/or disposal of Hydrocarbons in the ordinary course of business and sales of equipment that is no longer necessary in the operation of the Noble Transferred Assets or for which replacement equipment of equal or greater value has been obtained;

(vi) voluntarily relinquish its position as operator with respect to any Noble Transferred Asset that Noble operated as of (A) the Execution Date, or (B) the Closing Date;

(vii) make, change or revoke any Tax election; change an annual accounting period; adopt or change any accounting method with respect to Taxes; file any amended Tax Return; enter into any closing agreement; settle or compromise any Tax claim or assessment; or consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Asset Taxes; or

(viii) commit to do any of the foregoing.

(c) CONSOL acknowledges that Noble owns undivided interests in certain of the Noble Transferred Assets with respect to which it is not the operator, and CONSOL agrees that the acts or omissions of the other working interest owners (including the operators) who are not Noble or any Affiliates of Noble shall not constitute a breach of the provisions of this Section 6.2, nor shall any action required by a vote of working interest owners constitute such a breach so long as Noble has voted its interest in a manner that complies with the provisions of this Section 6.2.

6.3 HSR Act. If applicable, within one Business Day following the execution by Noble and CONSOL of this Agreement, Noble and CONSOL will each prepare and simultaneously file with the DOJ and the FTC the notification and report form required for the transactions contemplated by this Agreement by the HSR Act, and request early termination of the waiting period thereunder. Noble and CONSOL agree to respond promptly to any inquiries from the DOJ or the FTC concerning such filings and to comply in all material respects with the filing requirements of the HSR Act. Noble and CONSOL shall cooperate with each other and shall promptly furnish all information to the other Party that is necessary in connection with Noble’s and CONSOL’s compliance with the HSR Act. Noble and CONSOL shall keep each other fully advised with respect to any requests from or communications with the DOJ or FTC concerning such filings and shall consult with each other with respect to all responses thereto. Each of CONSOL and Noble shall use its reasonable efforts to take all actions reasonably necessary and appropriate in connection with any HSR Act filing to consummate the transactions consummated hereby. Any fees or expenses related to filings required by this Section 6.3 shall be paid 50% by Noble and 50% by CONSOL.

6.4 Operatorship. While each Non-Transferring Party acknowledges that it desires to succeed its Transferring Party as operator with respect to the Transferred Properties that such Transferring Party is presently operating, such Non-Transferring Party acknowledges and agrees that such Transferring Party cannot and does not covenant or warrant that such Non-Transferring Party shall become successor operator of same since such Transferred Properties or portions thereof may be subject to operating or other agreements that control the appointment of a successor operator. Within five Business Days after Closing, each Transferring Party shall send notices to co-owners of the Transferred Properties being transferred by such Transferring Party that such Transferring Party currently operates (other than such Non-Transferring Party) indicating that such Transferring Party is resigning as operator, effective as of the Closing Date, and recommending that such Non-Transferring Party be elected successor operator. Such Transferring Party shall cooperate, without having to pay or incur any cost or expense (unless paid by such Non-Transferring Party), with such Non-Transferring Party in connection with such Non-Transferring Party’s efforts to have such Non-Transferring Party be elected successor operator. If requested by such Non-Transferring Party, such Transferring Party will cast its vote, and will execute mutually satisfactory letters prepared by such Non-Transferring Party requesting the votes of the other owners of working interests in the relevant Transferred Properties, in each case in favor of the designation of such Non-Transferring Party as successor operator of such Transferred Properties, effective as of the Closing Date.

6.5 Governmental Bonds, etc.. Each Non-Transferring Party acknowledges that none of the bonds, letters of credit and guarantees, if any, posted by its Transferring Party or such Transferring Party’s Affiliates with Governmental Authorities or other Third Parties and relating to the Transferred Properties being transferred by such Transferring Party, are transferable or are to be transferred to such Non-Transferring Party. On or prior to the expiration of the operational services provided by the Transferring Party under the CONSOL Transition Services Agreement or the Noble Transition Services Agreement, as applicable, the Non-Transferring Party shall deliver to such Transferring Party evidence of the posting of bonds or other security with all applicable Governmental Authorities meeting the requirements of such authorities for such Non-Transferring Party to own and, where appropriate, for such Non-Transferring Party or its Affiliates to operate, such Transferred Properties.

6.6 On-Going Leasing Activity. In the event that CONSOL acquires any oil and gas leases or fee mineral interest in the Noble Areas prior to Closing from a Third Party (where upon such acquisition CONSOL would be the operator thereof) and such leases and/or interest cover the formations conveyed by CONSOL in such section of the Noble Areas, then such oil and gas leases and/or fee mineral interests, insofar as the same cover such formation(s) shall be transferred as part of the CONSOL Transferred Assets hereunder and Noble shall reimburse CONSOL for the actual out-of-pocket costs paid to such Third Party to acquire such oil and gas leases and/or fee mineral interests. In the event that Noble acquires any oil and gas leases or fee mineral interest in the CONSOL Areas prior to Closing from a Third Party (where upon such acquisition Noble would be the operator thereof) and such leases and/or interest cover the formations conveyed by Noble in such section of the CONSOL Areas, then such oil and gas leases and/or fee mineral interests, insofar as the same cover such formation(s) shall be transferred as part of the Noble Transferred Assets hereunder and CONSOL shall reimburse Noble for the actual out-of-pocket costs paid to such Third Party to acquire such oil and gas leases and/or fee mineral interests. Prior to Closing (a) CONSOL shall have no obligation under the Development Agreement to offer any interest in any oil and gas lease, fee mineral interest or other similar interest acquired by CONSOL in the CONSOL Areas to Noble, and (b) Noble shall have no obligation under the Development Agreement to offer any interest in any oil and gas lease, fee mineral interest or other similar interest acquired by Noble in the Noble Areas to CONSOL.

6.7 Fill-In Acreage. Notwithstanding anything else contained herein, from and after Closing up to the first anniversary date thereof, each Non-Transferring Party shall have the right to provide notice to its Transferring Party of any Fill-In Interest believed by the Non-Transferring Party to be held by such Transferring Party or any of its Affiliates that covers the same formations conveyed by such Transferring Party to such Non-Transferring Party in a Transferred Unit acquired by such Non-Transferring Party and which Fill-In Interest such Non-Transferring Party desires to acquire (“Fill-In Notice”). Within 10 Business Days of such Transferring Party receiving the Fill-In Notice, such Transferring Party will respond to such Non-Transferring Party by (i) providing such Non-Transferring Party with all records relating to such Fill-In Interest that are in the Transferring Party’s or its Affiliates’ possession or control and the Acquisition Cost relating thereto, if such Transferring Party or its Affiliates still hold such Fill-In Interest, or (ii) provide notice that such Transferring Party or its Affiliates no longer hold such Fill-In Interest (the “Fill-In Response”). If such Transferring Party or its Affiliates hold such Fill-In Interest, then, within 60 days after such Fill-In Response is received by such Non-

Transferring Party, such Non-Transferring Party will have the option to notify Transferring Party of its election to acquire all, but not less than all, of such Fill-In Interest. If such Non-Transferring Party fails to respond to the Fill-In Response within such 60 day period, such Non-Transferring Party shall be deemed to have declined its option. In the event that such Non-Transferring Party elects to acquire such Fill-In Interest for the Acquisition Cost relating thereto, then, contemporaneously with the payment of such Acquisition Costs by the Non-Transferring Party to the Transferring Party, such Transferring Party shall convey such Fill-In Interest to the Non-Transferring Party pursuant to an assignment substantially similar to the CONSOL Assignment, the CONSOL Deed, the Noble Assignment or the Noble Deed, as applicable.

6.8 Target Net Acres.

(a) Notwithstanding anything else contained herein, in the event that a Transferring Party conveys to its Non-Transferring Party less than the Target Net Acres designated for such Transferring Party with respect to any Region (if any) at Closing (assuming for the purposes of this Section 6.8 that all Net Acres subject to any Preferential Purchase Right or Hard Consent were included in the Transferred Properties conveyed by such Transferring Party to such Non-Transferring Party at Closing) as the direct result of a Specified Defect (and not otherwise), then the following shall apply with regards to any such deficiency of Target Net Acres:

(i) On or before the date that is one year following the Closing, such Non-Transferring Party may make a claim against such Transferring Party of such deficiency of Target Net Acres in such affected Region as a direct result of a Specified Defect (and not otherwise) (“Deficiency Net Acres Claim”). Such claim shall be based on the value per Undeveloped Net Acre set forth in Exhibit O with respect to such affected Region with the value of such deficiency in such Target Net Acres being equal to an amount obtained by multiplying such value by such deficiency.

(ii) As soon as practicable, and in any event within 45 days after the date such Transferring Party receives such Deficiency Net Acres Claim, such Transferring Party will deliver to such Non-Transferring Party a written report containing any proposed changes to the Deficiency Net Acres Claim with respect to the matters raised in such claim and an explanation of any such changes and the reasons therefor (the “Deficiency Net Acres Dispute Notice”). Any proposed changes not so specified in such Deficiency Net Acres Dispute Notice shall be deemed waived and such Non-Transferring Party’s determinations with respect to all such elements of its Deficiency Net Acres Claim that are not addressed specifically in the Deficiency Net Acres Dispute Notice shall prevail.

(iii) If such Transferring Party fails to timely deliver a Deficiency Net Acres Dispute Notice to such Non-Transferring Party containing the changes that such Transferring Party proposes to be made to such Deficiency Net Acres Claim, then such Deficiency Net Acres Claim as delivered by such Non-Transferring Party in compliance with this Section 6.8(a) will be deemed to be mutually agreed upon by the Parties and will be final and binding on the Parties.

(iv) If such Deficiency Net Acres Claim is mutually agreed upon by CONSOL and Noble (or deemed agreed, as the case may be), then the Parties shall mutually agree to settle such Deficiency Net Acres Claim by such Transferring Party providing such Non-Transferring Party (i) additional acreage, (ii) additional production, (iii) the cash amount agreed to in the Deficiency Net Acres Claim, or (iv) a combination of the compensation provided for in clauses (i) through (iii). If the Parties are not able to mutually agree on the type(s) of compensation for such Deficiency Net Acres Claim within 10 Business Days of such Deficiency Net Acres Claim being agreed upon (or deemed agreed upon), then (to the extent not accounted for in the Final Settlement Statement) such Transferring Party shall pay to an account designated by such Non-Transferring Party the amount set forth in such Deficiency Net Acres Claim as agreed to by the Parties (or deemed agreed, as the case may be) by wire transfer in immediately available funds no later than five Business Days following such 10 Business Day period.

(b) Notwithstanding anything else contained herein, in the event that a Transferring Party conveys to its Non-Transferring Party more than the Target Net Acres designated for such Transferring Party with respect to any Region (if any) at Closing (assuming for the purposes of this Section 6.8 that all Net Acres subject to any Preferential Purchase Right or Hard Consent were included in the Transferred Properties conveyed by such Transferring Party to such Non-Transferring Party at Closing) as the direct result of a Specified Benefit (and not otherwise), then the following shall apply with regards to any such increase in such Target Net Acres:

(i) On or before the date that is one year following the Closing, such Transferring Party may make a claim against such Non-Transferring Party of such increase in such Target Net Acres in such affected Region as a direct result of a Specified Benefit (and not otherwise) (“Benefit Net Acres Claim”). Such claim shall be based on the value per Undeveloped Net Acre set forth in Exhibit O with respect to such affected Region with the value of such increase in such Target Net Acres being equal to an amount obtained by multiplying such value by such increase.

(ii) As soon as practicable, and in any event within 45 days after the date such Non-Transferring Party receives such Benefit Net Acres Claim, such Non-Transferring Party will deliver to such Transferring Party a written report containing any proposed changes to the Benefit Net Acres Claim with respect to the matters raised in such claim and an explanation of any such changes and the reasons therefor (the “Benefit Net Acres Dispute Notice”). Any proposed changes not so specified in such Benefit Net Acres Dispute Notice shall be deemed waived and Transferring Party’s determinations with respect to all such elements of its Benefit Net Acres Claim that are not addressed specifically in the Benefit Net Acres Dispute Notice shall prevail.

(iii) If such Non-Transferring Party fails to timely deliver a Benefit Net Acres Dispute Notice to such Transferring Party containing the changes that such

Non-Transferring Party proposes to be made to such Benefit Net Acres Claim, then such Benefit Net Acres Claim as delivered by such Transferring Party in compliance with this Section 6.8(b) will be deemed to be mutually agreed upon by the Parties and will be final and binding on the Parties.

(iv) If such Benefit Net Acres Claim is mutually agreed upon by CONSOL and Noble (or deemed agreed, as the case may be), then (to the extent not accounted for in the Final Settlement Statement) such Non-Transferring Party shall pay to an account designated by such Transferring Party (or CONSOL Parent if CONSOL is the Transferring Party) the amount set forth in such Benefit Net Acres Claim as agreed to by the Parties (or deemed agreed, as the case may be) by wire transfer in immediately available funds no later than five Business Days following such agreement (or deemed agreement, as the case may be).

(c) The Parties agree that if a Party discovers that it holds a Discovered Lease, then contemporaneously with the payment of any compensation pursuant to Section 6.8(b) to such Party with respect to such Discovered Lease, such Party shall convey such Discovered Lease to the other Party pursuant to an assignment or deed in substantially the same form as the Assignment or Deed, as applicable.

6.9 Split of Certain FERC Regulated Downstream Contracts.

(a) With respect to the Tariff Agreements, upon satisfaction of the conditions set forth in Section 6.9(b), and, if possible, not more than five (5) Business Days following the Execution Date of this Agreement, the Parties shall jointly submit to the United States Federal Regulatory Commission (“FERC”) a Petition for Temporary Waivers of Capacity Release Regulations and Related Pipeline Tariff Provisions substantially in the form attached hereto as Exhibit L (“Petition for Waiver”), pursuant to which the Parties will seek waivers of applicable (i) capacity release regulations, (ii) tariff provisions of the transporters’ FERC tariffs and (iii) related provisions contained in the Tariff Agreements. The Petition for Waiver shall seek a permanent release of that portion of each Party’s rights and obligations in and to the Tariff Agreements (“Capacity”), as described in the Petition for Waiver.

(b) Each Party permanently releasing Capacity hereunder (the “Relinquishing Party”) shall use its commercially reasonable efforts to obtain as soon as possible from each transporter with which it has a service agreement for such Capacity the transporter’s consent or agreement not to oppose the waivers requested in the Petition for Waiver and the permanent release of Capacity as provided herein.

(c) Promptly following the later of (i) the Closing and (ii) receipt of a final FERC order granting the Petition for Waiver (the “FERC Order”), each Relinquishing Party shall effect a permanent release of the Capacity to be released hereunder in accordance with the pertinent provisions of each applicable transporter’s FERC tariff (to the extent FERC has not granted waiver of such provisions in the FERC Order). At the same time that the Relinquishing Party is effecting such permanent release of Capacity, the Party assuming the released Capacity shall post such credit support, if any, as each applicable transporter shall require pursuant to its FERC tariff. Each party receiving Capacity permanently released hereunder shall execute a new firm transportation service agreement with each respective transporter for such Capacity on the same terms and conditions as are set forth in the firm transportation service agreement of the Relinquishing Party.

(d) Each Party shall use its commercially reasonable efforts to obtain the agreement of each respective transporter to terminate the rights, obligations and liabilities of the Relinquishing Party upon execution of each new firm transportation service agreement by the Party accepting the released Capacity as set forth herein; provided, that any rights, obligations, and liabilities arising prior to the permanent release of such Capacity shall not be affected. If all of a Relinquishing Party’s Capacity under a firm transportation service agreement is permanently released hereunder, the Parties shall each use commercially reasonable efforts to obtain the agreement of the respective transporter that such transportation service agreement of the Relinquishing Party shall terminate without any further liability of the parties to the transportation service agreement when any and all obligations and liabilities arising prior to the permanent release of the Capacity under such transportation service agreement are satisfied or otherwise extinguished.

(e) In the event that the FERC Order has not yet been issued by Closing, or in the event that FERC issues a final order denying the Petition for Waiver, the Parties will cooperate with one another to effect a temporary resolution, which may include but is not limited to entering into a non-biddable, thirty-one day release of the Capacity to be permanently released hereunder or entering into a purchase and sale arrangement to buy the gas supply of the other Party until such time as FERC issues the FERC Order, or until the Parties in good faith negotiate additional or different arrangements for the disposition of gas produced from the CONSOL Transferred Assets and the Noble Transferred Assets, as defined in this Agreement. If a sale arrangement is effectuated, the following shall apply:

(i) Title to all gas produced from the CONSOL Transferred Assets shall transfer from CONSOL to Noble at the receipt points designated for released Capacity under the Noble Tariff Agreements and Noble shall sell all such gas to parties chosen in its sole discretion.

(ii) Title to all gas produced from the Noble Transferred Assets shall transfer from Noble to CONSOL at the receipt points designated for released Capacity under the CONSOL Tariff Agreements and CONSOL shall sell all such gas to parties chosen in its sole discretion.

(iii) The proceeds from sales made by Noble shall be passed through to CONSOL, and the proceeds from sales made by CONSOL shall be passed through to Noble pursuant to the terms of a master netting agreement substantially in the form attached as Exhibit N (the “Master Netting Agreement”). Both Parties shall use commercially reasonable efforts to sell gas at a price not lower than the price that the other Party would receive for sales of its own gas; provided, however, that neither Party shall have a fiduciary obligation to obtain the best terms available for the sale of such gas.

6.10 Easements.

(a) Prior to the Closing, the Parties will cooperate with each other and use their respective reasonable efforts to (i) identity any Easements to which a Party is entitled and has requested pursuant to the terms of that certain Surface Use Agreement dated September 30, 2011 (as amended, the “Surface Use Agreement”) that has not yet been assigned to such Party and (ii) CONSOL shall use its reasonable efforts to cause the applicable CONSOL Affiliate to assign such Easements to the applicable Party in accordance with the terms of such Surface Use Agreement.

(b) For a period of six months following Closing, Noble can request an Easement from the CONSOL Affiliates (as defined in the Surface Use Agreement) to the extent that such Easement would be utilized in operations reflected in the regions described in Schedule 6.10(b) and CONSOL shall use its reasonable efforts to cause such CONSOL Affiliates to assign each such Easement to Noble in accordance with the terms of the Surface Use Agreement (as if such Surface Use Agreement had been in effect through the expiration of the two month period with respect to such Easements).

(c) For a period of six months following Closing, CONSOL can request an easement from Noble or any Affiliate of Noble to the extent that such easement would be utilized in operations reflected in the regions described in Schedule 6.10(c) and Noble shall use its reasonable efforts to, or cause such Affiliate of Noble to, assign each such easement to CONSOL, which easement shall be substantially in the form of the Easement.

6.11 Certain Other Contracts.

(a) With respect to the MarkWest Contract where, after the partial assignment thereof to the other Party by the Transferring Party at Closing (subject to Section 3.4(b)), each Party will have continuing obligations and rights thereunder with respect to the Combined Assets held by such Party after Closing and with respect to the volumes of Hydrocarbons for which a Party is responsible in accordance with the allocations on Exhibit A-4 with respect to such MarkWest Contract. Each Party shall use its commercially reasonable efforts (continuing past Closing, to the extent necessary, up to the first anniversary of the Closing Date), to negotiate a separate agreement with MarkWest with respect to the Hydrocarbon volumes for which such Party is responsible in accordance with the allocations on Exhibit A-4 with respect to such MarkWest Contract and that are attributable to the applicable Combined Assets to be acquired or retained by such Party pursuant to this Agreement, and such agreement shall supersede and replace the obligations and rights of such Party under the MarkWest Contract.

(b) With respect to the Nexus Contract, each Party shall use its commercially reasonable efforts (continuing past Closing, to the extent necessary, up to the first anniversary of the Closing Date) to negotiate an assignment agreement with the Third Party counterparty thereto to have 35,000 dekatherms per day of CONSOL’s capacity at Clarington released under the Nexus Contract and assigned to Noble. With respect to the Leach XPress Contract, each

Party shall use its commercially reasonable efforts (continuing past Closing, to the extent necessary, up to the first anniversary of the Closing Date) to negotiate an assignment agreement with the Third Party counterparty thereto to have 50,000 dekatherms per day of Noble’s capacity at Sherwood released under the Leach XPress Contract and assigned to CONSOL.

(c) With respect to any master service agreement or similar Contract where, after the partial assignment thereof to the other Party at Closing (subject to Section 3.4(b)), each Party will have continuing obligations and rights thereunder with respect only to the Combined Assets held by such Party after Closing. Each Party shall use its commercially reasonable efforts (continuing past Closing, to the extent necessary, up to the date that is the 110th day following the Closing Date), to negotiate a separate agreement with the counterparty to such Contract with respect to the services provided thereunder relating only to the applicable Combined Assets acquired or retained by such Party, and such agreement shall supersede and replace the obligations and rights of such Party under such Contract.

6.12 Amendment of Certain Schedules. Each Party agrees that, with respect to the representations and warranties of the other Party in Section 4.7, Section 4.13, Section 5.7 or Section 5.13, as applicable, such other Party shall have the continuing right until the Closing to add, supplement or amend the Schedules to its representations and warranties with respect to any matter hereafter arising or discovered which, if existing or known at the Execution Date or thereafter, would have been required to be set forth or described in such Schedules. For purposes of determining whether the conditions set forth in Article VII or Article VIII have been fulfilled and for all other purposes, including for purposes of the Parties’ indemnity obligations under Article X, the Schedules to such other Party’s representations and warranties contained in this Agreement shall be deemed to include all information contained in such addition, supplement or amendment to such Schedules.

6.13 Water Assets. It is the intent of the Parties that each of CONSOL and Noble will hold title to an undivided 50% interest in and to the Water Assets and all associated rights-of-way, easements, surface rights and other real property and related assets used in connection therewith. Prior to Closing, each Party shall use its reasonable efforts to assign to the other Party an undivided 50% interest in and to such Water Assets and associated rights-of-way, easements and surface rights and other real property and related assets used in connection therewith that are currently held solely by the assigning Party.

ARTICLE VII

NOBLE’S CONDITIONS TO CLOSING

The obligations of Noble to consummate the exchange of the Noble Transferred Assets and the CONSOL Transferred Assets, make the payment of the Adjusted Cash Consideration as determined in accordance with Section 2.8 and consummate the other transactions provided for herein is subject, at the option of Noble, to the fulfillment by CONSOL or waiver by Noble, on or prior to the Closing of each of the following conditions precedent:

7.1 Representations. The representations and warranties of CONSOL set forth in Article IV shall be true and correct in all respects on and as of the Closing Date, with the same force and without giving effect to any qualifiers as to materiality, Material Adverse Effect or material adverse effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except where the failure of such representations and warranties to be so true and correct in the aggregate would not have a Material Adverse Effect.

7.2 Performance. CONSOL shall have performed, observed or complied with, in all material respects, all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by CONSOL is required prior to or at the Closing Date.

7.3 No Legal Proceedings. No material suit, action or other proceeding instituted by a Third Party shall be pending before any Governmental Authority seeking to restrain, prohibit, enjoin or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement. No order, award or judgment shall have been issued by any Governmental Authority or arbitrator to restrain, prohibit, enjoin or declare illegal, or awarding substantial damages in connection with, the transactions contemplated by this Agreement.

7.4 Certificate. An authorized officer of CONSOL shall execute and deliver a certificate dated as of the Closing Date in the form attached hereto as Exhibit K-1 certifying on behalf of CONSOL that the conditions set forth in Section 7.1 and Section 7.2 have been fulfilled by CONSOL and, if applicable, any exceptions to such conditions that have been waived by Noble.

7.5 HSR Act. If applicable, the waiting period under the HSR Act applicable to the consummation of the transactions hereby shall have expired, notice of early termination shall have been received or a consent order issued (in form and substance satisfactory to Noble and CONSOL) by or from the applicable Governmental Authorities.

7.6 Closing Deliverables. CONSOL shall have delivered (or be ready, willing and able to deliver at Closing) to Noble the documents and other items required to be delivered by CONSOL under Section 9.3.

ARTICLE VIII

CONSOL’S CONDITIONS TO CLOSING

The obligations of CONSOL to consummate the exchange of the Noble Transferred Assets and the CONSOL Transferred Assets, cause the cancellation and forgiveness of the Carried Costs Balance, and consummate the other transactions provided for herein is subject, at the option of CONSOL, to the fulfillment by Noble or waiver by CONSOL, on or prior to the Closing of each of the following conditions precedent:

8.1 Representations. The representations and warranties of Noble set forth in Article V shall be true and correct in all respects on and as of the Closing Date, with the same force and without giving effect to any qualifiers as to materiality, Material Adverse Effect or material adverse effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except where the failure of such representations and warranties to be so true and correct in the aggregate would not have a Material Adverse Effect.

8.2 Performance. Noble shall have performed, observed or complied with, in all material respects, all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Noble is required prior to or at the Closing Date.

8.3 No Legal Proceedings. No material suit, action or other proceeding instituted by a Third Party shall be pending before any Governmental Authority seeking to restrain, prohibit, enjoin or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement. No order, award or judgment shall have been issued by any Governmental Authority or arbitrator to restrain, prohibit, enjoin or declare illegal, or awarding substantial damages in connection with, the transactions contemplated by this Agreement.

8.4 Certificate. An authorized officer of Noble shall execute and deliver a certificate dated as of the Closing Date in the form attached hereto as Exhibit K-2 certifying on behalf of Noble that the conditions set forth in Section 8.1 and Section 8.2 have been fulfilled by Noble and, if applicable, any exceptions to such conditions that have been waived by CONSOL.

8.5 HSR Act. If applicable, the waiting period under the HSR Act applicable to the consummation of the transactions hereby shall have expired, notice of early termination shall have been received or a consent order issued (in form and substance satisfactory to Noble and CONSOL) by or from the applicable Governmental Authorities.

8.6 Closing Deliverables. Noble shall have delivered (or be ready, willing and able to deliver at Closing) to CONSOL the documents and other items, including the Adjusted Cash Consideration as determined in accordance with Section 2.8, required to be delivered by Noble under Section 9.3.

ARTICLE IX

CLOSING

9.1 Date of Closing. Subject to the conditions set forth in this Agreement, the exchange of the Transferred Properties by CONSOL and Noble and consummation of the other transactions contemplated hereby pursuant to this Agreement (the “Closing”) shall occur at 10:00 am (Central Time) on December 1, 2016 (the “Scheduled Closing Date”), or such other date as CONSOL and Noble may agree upon in writing; provided that if the conditions to Closing in Article VII and Article VIII have not yet been satisfied or waived by the Scheduled Closing Date, then Closing shall occur five Business Days after such conditions have been satisfied or waived. The date Closing actually occurs shall be the “Closing Date.”

9.2 Place of Closing. The Closing shall be held at the offices of Latham & Watkins LLP, located at 811 Main Street, Suite 3700, Houston, Texas 77002 or such other location as Noble and CONSOL may agree upon in writing.

9.3 Closing Obligations. At the Closing, the following documents shall be delivered and the following events shall occur, the execution of each document and the occurrence of each event being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a) CONSOL and Noble shall execute and deliver the CONSOL Assignment in sufficient counterparts to facilitate recording in the applicable counties covering the CONSOL Transferred Assets;

(b) CONSOL and Noble shall execute and deliver the Noble Assignment in sufficient counterparts to facilitate recording in the applicable counties covering the Noble Transferred Assets;

(c) CONSOL and Noble shall execute and deliver the CONSOL Deed in sufficient counterparts to facilitate recording in the applicable counties covering the CONSOL Transferred Assets;

(d) CONSOL and Noble shall execute and deliver the Noble Deed in sufficient counterparts to facilitate recording in the applicable counties covering the Noble Transferred Assets;

(e) CONSOL and Noble shall execute and deliver assignments, on appropriate forms, of state and of federal leases comprising portions of the Noble Transferred Assets and the CONSOL Transferred Assets, if any, in sufficient counterparts to facilitate filing with the applicable Governmental Authority;

(f) CONSOL and Noble shall execute and deliver the Preliminary Settlement Statement;

(g) Noble shall deliver, to the Designated Account as designated by CONSOL, by direct bank or wire transfer in same day funds, the Adjusted Cash Consideration;

(h) Noble shall deliver an executed statement described in Treasury Regulation § 1.1445-2(b)(2) certifying that Noble is neither a disregarded entity nor a foreign person within the meaning of the Code and the Treasury Regulations promulgated thereunder;

(i) CNX Gas shall deliver an executed statement described in Treasury Regulation § 1.1445-2(b)(2) certifying that (i) CONSOL is an entity disregarded as separate from CNX Gas for federal income tax purposes and (ii) CNX Gas is neither a disregarded entity nor a foreign person within the meaning of the Code and the Treasury Regulations promulgated thereunder;

(j) CONSOL and Noble shall execute and deliver the Noble Transition Services Agreement;

(k) CONSOL and Noble shall execute and deliver the CONSOL Transition Services Agreement;

(l) CONSOL shall provide copies of a recordable release with respect to any Encumbrances granted pursuant to the CONSOL Credit Facility with respect to the CONSOL Transferred Assets including any necessary UCC-3 Termination Statements;

(m) CONSOL and Noble shall, and CONSOL shall cause its Affiliates that are a party thereto, to execute and deliver the Termination and Release Agreement;

(n) CONSOL and Noble shall execute and deliver the Memorandum of Termination and Release Agreement in sufficient counterparts to facilitate recording in the applicable counties;

(o) CONSOL and Noble shall each cause to be filed a UCC-3 Termination Statement with respect to any UCC-1 Financing Statements that were filed in connection with any joint operating agreement that is being terminated pursuant to the Termination and Release Agreement;

(p) To the extent that the applicable Permits have been obtained by CONSOL, CONSOL and Noble shall execute and deliver all forms and applications required or permitted by applicable Governmental Authorities designating CONSOL as owner and/or operator of record, as applicable, with respect to the Noble Transferred Assets;

(q) To the extent that the applicable Permits have been obtained by Noble, CONSOL and Noble shall execute and deliver all forms and applications required or permitted by applicable Governmental Authorities designating Noble as owner and/or operator of record, as applicable, with respect to the CONSOL Transferred Assets;

(r) CONSOL and Noble shall execute and deliver the Shared Asset/Use Agreement and each of the Water Facility Operating and Use Agreements;

(s) CONSOL and Noble shall execute and deliver the Restriction Agreement;

(t) CONSOL and Noble shall executed and deliver a quitclaim in a form mutually agreeable to the Parties and in sufficient counterparts to facilitate recording in the applicable counties covering the Quitclaim Properties, whereby Noble shall quitclaim and release to CONSOL the Quitclaim Properties (without any warranty whatsoever);

(u) If applicable, CONSOL and Noble shall execute the Master Netting Agreement; and

(v) CONSOL and Noble shall execute and deliver any other Transaction Documents that are required by other terms of this Agreement to be executed and/or delivered at the Closing.

9.4 Records.

(a) In addition to the obligations set forth under Section 9.3 above, no later than 30 days following the Closing Date, CONSOL shall deliver to Noble possession of the CONSOL Transferred Records to which Noble is entitled pursuant to the terms of this

Agreement; provided, however, that CONSOL may retain a copy of such CONSOL Transferred Records as may be necessary for litigation, Tax, accounting or auditing purposes or as otherwise may be required by applicable Law.

(b) In addition to the obligations set forth under Section 9.3 above, no later than 30 days following the Closing Date, Noble shall deliver to CONSOL possession of the Noble Transferred Records to which CONSOL is entitled pursuant to the terms of this Agreement; provided, however, that Noble may retain a copy of such Noble Transferred Records as may be necessary for litigation, Tax, accounting or auditing purposes or as otherwise may be required by applicable Law.

ARTICLE X

ASSUMPTION; INDEMNIFICATION; SURVIVAL

10.1 Assumption by the Parties.

(a) Without limiting Noble’s rights to indemnity under this Article X, from and after the Closing, Noble shall assume and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all of the obligations and Liabilities, known or unknown, arising from, based upon or associated with CONSOL Transferred Assets, regardless of whether such obligations or Liabilities arose prior to, on or after the Effective Time, including obligations and Liabilities relating in any manner to the use, ownership or operation of the CONSOL Transferred Assets including obligations to (a) furnish makeup gas or settle Well Imbalances according to the terms of applicable CONSOL Contracts, (b) pay owners of Working Interests, royalties, overriding royalties and other interests revenues or proceeds attributable to sales of Hydrocarbons, including those held in suspense to the extent attributable to the CONSOL Transferred Assets, (c) properly plug and abandon any and all wells and pipelines, including inactive wells or temporarily abandoned wells, drilled on the CONSOL Transferred Assets, (d) to re-plug any well, wellbore or previously plugged CONSOL Transferred Well on the CONSOL Transferred Assets to the extent required or necessary under applicable Laws or under CONSOL Contracts relating to the CONSOL Transferred Assets, (e) dismantle or decommission and remove any CONSOL Transferred Personal Property and other property of whatever kind located on the CONSOL Transferred Assets related to or associated with operations and activities conducted by whomever on the CONSOL Transferred Assets, (f) clean up and remediate the CONSOL Transferred Assets in accordance with any CONSOL Contracts included in the CONSOL Transferred Assets and applicable Laws, including all Environmental Laws, (g) perform all obligations applicable to or imposed on the lessee, owner, or operator under the CONSOL Transferred Leases and the CONSOL Contracts included in the CONSOL Transferred Assets, or as required by Laws and (h) subject to Section 2.4, pay all Property Expenses (all of said obligations and Liabilities, herein being referred to as the “Noble Assumed Obligations”).

(b) Without limiting CONSOL’s rights to indemnity under this Article X, from and after the Closing, CONSOL shall assume and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all of the obligations and Liabilities, known or unknown, arising from, based upon or associated with Noble Transferred Assets, regardless of whether such obligations or Liabilities arose prior to, on or after the Effective Time, including obligations and Liabilities relating in any manner to the use, ownership or operation of the Noble Transferred Assets including obligations to (a) furnish makeup gas or settle Well Imbalances according to the terms of applicable Noble Contracts, (b) pay owners of Working Interests, royalties, overriding royalties and other interests revenues or proceeds attributable to sales of Hydrocarbons, including those held in suspense to the extent attributable to the Noble Transferred Assets, (c) properly plug and abandon any and all wells and pipelines, including inactive wells or temporarily abandoned wells, drilled on the Noble Transferred Assets, (d) to re-plug any well, wellbore or previously plugged Noble Transferred Well on the Noble Transferred Assets to the extent required or necessary under applicable Laws or under Noble Contracts relating to the Noble Transferred Assets, (e) dismantle or decommission and remove any Noble Transferred Personal Property and other property of whatever kind located on the Noble Transferred Assets related to or associated with operations and activities conducted by whomever on the Noble Transferred Assets, (f) clean up and remediate the Noble Transferred Assets in accordance with any Noble Contracts included in the Noble Transferred Assets and applicable Laws, including all Environmental Laws, (g) perform all obligations applicable to or imposed on the lessee, owner, or operator under the Noble Transferred Leases and the Noble Contracts included in the Noble Transferred Assets, or as required by Laws and (h) subject to Section 2.4, pay all Property Expenses (all of said obligations and Liabilities, herein being referred to as the “CONSOL Assumed Obligations”).

10.2 Indemnities of CONSOL. Effective as of the Closing, subject to the limitations set forth in Section 10.4 and Section 10.8 and otherwise in this Article X, CONSOL shall be responsible for, shall pay on a current basis, and hereby agrees to Indemnify Noble and its Affiliates, and all of its and their respective stockholders, partners, members, directors, officers, managers, employees, attorneys, agents and representatives (collectively, “Noble Indemnified Parties”) from and against any and all Liabilities (whether or not relating to Third Party claims or incurred in the investigation or defense of any of the same or in asserting, presenting or enforcing any of their respective rights hereunder) arising from, based upon, related to or associated with any of the following:

(a) any breach by CONSOL of its representations or warranties contained in Article IV or in the certificate delivered by CONSOL at Closing pursuant to Section 7.4;

(b) any breach by CONSOL of its covenants and agreements under this Agreement;

(c) the payment, underpayment or nonpayment of CONSOL Taxes;

(d) (i) except to the extent covering the Liabilities for which an indemnity is provided pursuant Sections 10.2(c), 10.2(f), 10.2(h), 10.2(i), 10.2(j), 10.3(c), 10.3(f), 10.3(h), 10.3(i) or 10.3(j), any actions, suits or proceedings set forth on Schedule 4.7, Part I or Schedule 5.7, Part I (in each case) relating to any of the Combined Assets, but limited to CONSOL’s Pre-Closing Working Interest Share (and not Noble’s Pre-Closing Working Interest Share) of such Liabilities, (ii) to the extent relating to the period of time from and after Closing any actions, suits or proceedings arising during, or relating to, the ownership or operation of the CONSOL Combined Assets, (iii) notwithstanding anything contained in Section 10.2(d)(i) or Section 10.3(d), CONSOL shall be solely liable for the actions, suits or proceedings, if any, set forth on Schedule 4.7, Part II or Schedule 5.7, Part II, and (iv) the Liabilities of CONSOL under any actions, suits or proceedings, if any, set forth on Schedule 4.7, Part IV or Schedule 5.7, Part IV shall be determined in accordance with Section 10.2(i);

(e) (i) to the extent relating to the period of time prior to Closing, personal injury, illness or death (in each case) relating to ownership or operation of the Combined Assets, but limited to CONSOL’s Pre-Closing Working Interest Share (and not Noble’s Pre-Closing Working Interest Share) of such Liabilities and (ii) to the extent relating to the period of time from and after Closing, personal injury, illness or death (in each case) relating to the ownership or operation of the CONSOL Combined Assets;

(f) notwithstanding anything else contained in this Section 10.2 or Section 10.3, the gross negligence or willful misconduct of CONSOL in connection with its operations, prior to the Closing Date, of the Combined Assets if CONSOL is the operator thereof;

(g) (i) to the extent relating to the period of time prior to Closing, the disposal of Hazardous Substances related or attributable to ownership or operation of the Combined Assets that were disposed of off-site at Third Party commercial disposal facilities, but limited to CONSOL’s Pre-Closing Working Interest Share (and not Noble’s Pre-Closing Working Interest Share) of such Liabilities, and (ii) to the extent relating to the period of time from and after Closing, the disposal of Hazardous Substances related or attributable to ownership or operation of the CONSOL Combined Assets that were disposed of off-site at Third Party commercial disposal facilities;

(h) notwithstanding anything contained in Section 10.3, proceeds attributable to Burdens payable to Third Parties from the CONSOL Transferred Assets that are held in suspense by CONSOL as of the Closing Date (including any interest accrued on such suspended funds), but only to the extent such suspended funds are not credited towards Noble, or under Noble’s control, at Closing;

(i) notwithstanding anything contained in Section 10.3, to the extent relating to the period of time prior to the Closing, the payment, underpayment or nonpayment by CONSOL (not Noble) of any Burdens related to the Combined Assets with respect to production of Hydrocarbons prior to the Closing (including any interest payable as a result of any such payment, underpayment or nonpayment);

(j) notwithstanding anything contained in Section 10.3, obligations and losses owed to, or arising out of CONSOL’s or its Affiliate’s employment relationship with, any of their employees prior to the Closing or out of or with respect to any employee benefit plan or under any Law with respect thereto;

(k) (i) any matter set forth on Schedule 4.13 or Schedule 5.13 (in each case) relating to the Combined Assets, but limited to CONSOL’s Pre-Closing Working Interest Share (and not Noble’s Pre-Closing Working Interest Share) of such Liabilities, and (ii) to the extent relating to the period of time from and after Closing any Environmental Event to the extent attributable or relating to the ownership or operation of the CONSOL Combined Assets; or

(l) except for matters for which Noble is then obligated to Indemnify CONSOL pursuant to Sections 10.3(a) through (k), the CONSOL Assumed Obligations.

10.3 Indemnities of Noble. Effective as of the Closing, subject to the limitations set forth in Section 10.4 and Section 10.8 and otherwise in this Article X, Noble shall be responsible for, shall pay on a current basis and hereby agrees to Indemnify CONSOL and its Affiliates, and all of its and their respective stockholders, partners, members, directors, officers, managers, employees, attorneys, agents and representatives (collectively, “CONSOL Indemnified Parties”) from and against any and all Liabilities (whether or not relating to Third Party claims or incurred in the investigation or defense of any of the same or in asserting, presenting or enforcing any of their respective rights hereunder) arising from, based upon, related to or associated with any of the following:

(a) any breach by Noble of its representations or warranties contained in Article V or in the certificate delivered by Noble at Closing pursuant to Section 8.4;

(b) any breach by Noble of its covenants and agreements under this Agreement;

(c) the payment, underpayment or nonpayment of Noble Taxes;

(d) (i) except to the extent covering the Liabilities for which an indemnity is provided pursuant Sections 10.2(c), 10.2(f), 10.2(h), 10.2(i), 10.2(j), 10.3(c), 10.3(f), 10.3(h), 10.3(i) or 10.3(j), any actions, suits or proceedings set forth on Schedule 4.7, Part I or Schedule 5.7, Part I1 (in each case) relating to any of the Combined Assets, but limited to Noble’s Pre-Closing Working Interest Share (and not CONSOL’s Pre-Closing Working Interest Share) of such Liabilities, (ii) to the extent relating to the period of time from and after Closing any actions, suits or proceedings arising during, or relating to, the ownership or operation of the Noble Combined Assets, and (iii) notwithstanding anything contained in Section 10.3(d)(i) or Section 10.2(d), Noble shall be solely liable for the actions, suits or proceedings, if any, set forth on Schedule 4.7, Part III or Schedule 5.7, Part III, and (iv) the Liabilities of CONSOL under any actions, suits or proceedings, if any, set forth on Schedule 4.7, Part IV or Schedule 5.7, Part IV shall be determined in accordance with Section 10.3(i);

(e) (i) to the extent relating to the period of time prior to Closing, personal injury, illness or death (in each case) relating to ownership or operation of the Combined Assets, but limited to Noble’s Pre-Closing Working Interest Share (and not CONSOL’s Pre-Closing Working Interest Share) of such Liabilities and (ii) to the extent relating to the period of time from and after Closing, personal injury, illness or death (in each case) relating to the ownership or operation of the Noble Combined Assets;

(f) notwithstanding anything else contained in this Section 10.3 or Section 10.2, the gross negligence or willful misconduct of Noble in connection with its operations, prior to the Closing Date, of the Combined Assets if Noble is the operator thereof;

(g) (i) to the extent relating to the period of time prior to Closing, the disposal of Hazardous Substances related or attributable to ownership or operation of the Combined Assets that were disposed of off-site at Third Party commercial disposal facilities, but limited to Noble’s Pre-Closing Working Interest Share (and not CONSOL’s Pre-Closing Working Interest Share) of such Liabilities, and (ii) to the extent relating to the period of time from and after Closing, the disposal of Hazardous Substances related or attributable to ownership or operation of the Noble Combined Assets that were disposed of off-site at Third Party commercial disposal facilities;

(h) notwithstanding anything contained in Section 10.2, proceeds attributable to Burdens payable to Third Parties from the Noble Transferred Assets that are held in suspense by Noble as of the Closing Date (including any interest accrued on such suspended funds), but only to the extent such suspended funds are not credited towards CONSOL, or under CONSOL’s control, at Closing;

(i) notwithstanding anything contained in Section 10.2, to the extent relating to the period of time prior to the Closing, the payment, underpayment or nonpayment by Noble (not CONSOL) of any Burdens related to the Combined Assets with respect to production of Hydrocarbons prior to the Closing Date (including any interest payable as a result of any such payment, underpayment or nonpayment);

(j) notwithstanding anything contained in Section 10.2, obligations and losses owed to, or arising out of Noble’s or its Affiliate’s employment relationship with, any of their employees prior to the Closing or out of or with respect to any employee benefit plan or under any Law with respect thereto;

(k) (i) any matter set forth on Schedule 4.13 or Schedule 5.13 (in each case) relating to the Combined Assets, but limited to Noble’s Pre-Closing Working Interest Share (and not CONSOL’s Pre-Closing Working Interest Share) of such Liabilities, and (ii) to the extent relating to the period of time from and after Closing any Environmental Event to the extent attributable or relating to the ownership or operation of the Noble Combined Assets; or

(l) except for matters for which CONSOL is then obligated to Indemnify Noble pursuant to Sections 10.2(a) through (k), the Noble Assumed Obligations.

10.4 Limitation on Liability.

(a) No Indemnifying Party shall have any liability for any indemnification under Section 10.2(a) or Section 10.3(a) (as applicable) unless (i) the individual amount of any Liability for which a Claim Notice is delivered by such Indemnified Party to such Indemnifying Party under Section 10.2(a) or Section 10.3(a) (as applicable) exceeds $100,000 and (ii) the aggregate amount of all Liabilities for which such Indemnifying Party is liable under Section 10.2(a) or Section 10.3(a) (as applicable) exceeds $5,000,000 (with respect to each such Indemnifying Party, the “Indemnity Deductible”) and then only to the extent such Liabilities exceed the Indemnity Deductible; provided, however, that the indemnities under Section 10.2(a) or Section 10.3(a) for a breach of any Fundamental Representation or a breach of the representations and warranties contained in Section 4.17 or Section 5.17 (as applicable) (such foregoing items in this proviso, the “Limitation of Liability Exclusions”), in each case, shall not be limited by the provisions of this Section 10.4(a).

(b) Notwithstanding anything to the contrary contained in this Agreement, except with respect to the Limitation of Liability Exclusions, no Indemnifying Party shall be required to Indemnify the Indemnified Party pursuant to Section 10.2(a) or Section 10.3(a), as applicable, for aggregate Liabilities in excess of $50,000,000.

10.5 Express Negligence. THE INDEMNIFICATION, RELEASE, ASSUMED OBLIGATIONS, WAIVER AND LIMITATION OF LIABILITY PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE OR RESULTED SOLELY OR IN PART FROM THE GROSS, SOLE, JOINT, ACTIVE, PASSIVE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY INDEMNIFIED PARTY, AND WHETHER ANY LIABILITY OR CLAIM IS IN TORT, UNDER CONTRACT OR OTHERWISE AT LAW. NOBLE AND CONSOL ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

10.6 Exclusive Remedy. Notwithstanding anything to the contrary contained in this Agreement, from and after Closing, Sections 10.2 and 10.3 contain the Parties’ exclusive remedy against each other with respect to breaches of the representations, warranties, covenants and agreements of the Parties contained in Article IV, Article V, Article VI and this Article X and the affirmations of such representations, warranties, covenants and agreements contained in the certificate delivered by each Party at Closing pursuant to Section 7.4 or Section 8.4, as applicable. Except for (a) the remedies contained in Sections 10.2 and 10.3, (b) subject to the terms hereof, any other remedies available to the Parties at Law or in equity for breaches of provisions of this Agreement other than Article IV, Article V, Article VI and Article X, and (c) the remedies available at Law or in equity in connection with any other document delivered by a Party in connection with the consummation of the transactions contemplated hereby (other than the certificates delivered by the Parties pursuant to Section 7.4 or Section 8.4, as applicable), from and after Closing, CONSOL and Noble each releases, remises and forever discharges the other and its Affiliates and all such Persons’ stockholders, members, partners, officers, directors, employees, agents, advisors and representatives from any and all Liabilities in Law or in equity, known or unknown, which such parties might now or subsequently may have, based on, relating to or arising out of this Agreement, the consummation of the transactions contemplated hereby, the ownership, use or operation of the CONSOL Transferred Assets and the Noble Transferred

Assets prior to the Closing, or the condition, quality, status or nature of the CONSOL Transferred Assets or the Noble Transferred Assets prior to the Closing, including rights to contribution under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages, common Law rights of contribution, and rights under insurance maintained by any Transferring Party or any of its Affiliates.

10.7 Indemnification Procedures. All claims for indemnification under Section 10.2 and Section 10.3 shall be asserted and resolved as follows:

(a) For purposes of this Article X, the term “Indemnifying Party” when used in connection with particular Liabilities shall mean the Party having an obligation to Indemnify another Party or Person(s) with respect to such Liabilities pursuant to this Article X, and the term “Indemnified Party” when used in connection with particular Liabilities shall mean the Party or Person(s) having the right to be indemnified with respect to such Liabilities by another Party pursuant to this Article X.

(b) To make a claim for indemnification under Sections 10.2 or 10.3, an Indemnified Party shall notify the Indemnifying Party of its claim under this Section 10.7, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). In the event that the claim for indemnification is based upon a claim by a Third Party against the Indemnified Party (a “Third Party Claim”), the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim; provided that the failure of any Indemnified Party to give notice of a Third Party Claim as provided in this Section 10.7 shall not relieve the Indemnifying Party of its obligations under Sections 10.2 or 10.3 (as applicable) except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend against the Third Party Claim or otherwise materially prejudices the Indemnifying Party’s ability to defend against the Third Party Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached.

(c) In the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party shall have 60 days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its liability to defend the Indemnified Party against such Third Party Claim at the sole cost and expense of the Indemnifying Party. The Indemnified Party is authorized, prior to and during such 30 day period, at the expense of the Indemnifying Party, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party.

(d) If the Indemnifying Party admits its liability to defend the Indemnified Party against a Third Party Claim, it shall have the right and obligation to diligently defend, at its sole cost and expense, such Third Party Claim. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate in contesting any Third Party Claim which the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, at its own expense, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 10.7(d). An Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle any Third Party Claim or consent to the entry of any judgment with respect thereto which does not include an unconditional written release of the Indemnified Party from all Liability in respect of such Third Party Claim or (ii) settle any Third Party Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (other than as a result of money damages covered by the indemnity).

(e) If the Indemnifying Party does not admit its liability or admits its liability to defend the Indemnified Party against the Third Party Claim, but fails to diligently prosecute or settle such Third Party Claim, then the Indemnified Party shall have the right to defend against the Third Party Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party’s choosing, subject to the right of the Indemnifying Party to admit its liability and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted its liability to defend the Indemnified Party against the Third Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for 10 days following receipt of such notice to (i) admit in writing its liability to Indemnify the Indemnified Party from and against the liability and consent to such settlement, (ii) if liability is so admitted, reject, in its reasonable judgment, the proposed settlement, or (iii) deny liability. Any failure to respond to such notice by the Indemnified Party shall be deemed to be an election under subsection (iii) above.

(f) In the case of a claim for indemnification not based upon a Third Party Claim, the Indemnifying Party shall have 60 days from its receipt of the Claim Notice to (i) cure the Liabilities complained of, (ii) admit its liability for such Liability or (iii) dispute the claim for such Liabilities. If the Indemnifying Party does not notify the Indemnified Party within such 60 day period that it has cured the Liabilities or that it disputes the claim for such Liabilities, the Indemnified Party shall be deemed to have denied its liability for such claim of such Liabilities.

10.8 Survival.

(a) The representations and warranties of CONSOL in Article IV (other than the Fundamental Representations and the representations and warranties contained Section 4.17) and the covenants and agreements of CONSOL in Sections 6.1 and 9.4 shall, in each case, survive the Closing for a period of 12 months after the Closing Date; provided, however, (i) the Fundamental Representations of CONSOL shall survive the Closing indefinitely, (ii) the Special Warranty contained in the CONSOL Assignment and the CONSOL Deed, in each case, shall survive the Closing indefinitely, and (iii) the representations and warranties contained in Section 4.17, and the covenants and agreements of CONSOL contained in Section 12.2 shall survive for the applicable statute of limitations, plus 30 days. The representations and warranties of Noble in Article V (other than the Fundamental Representations and the representations and warranties contained in Section 5.17) and the covenants and agreements of Noble in Sections 6.2 and 9.4 shall, in each case, survive the Closing for a period of 12 months after the Closing Date; provided, however, (i) the Fundamental Representations of Noble shall survive the Closing indefinitely, (ii) the Special Warranty contained in the Noble Assignment and the Noble Deed, in each case, shall survive the Closing indefinitely, and (iii) the representations and warranties contained in Section 5.17, and the covenants and agreements of Noble contained in Section 12.2 shall survive for the applicable statute of limitations, plus 30 days. Subject to the foregoing and as set forth in Section 10.8(b), the remainder of this Agreement shall survive the Closing without time limit. Any reference to a representation or warranty in this Section 10.8(a) shall also be deemed to include a reference to the corresponding representations and warranties given in any certificate delivered at Closing by either Party. Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration, provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration date.

(b) The indemnities in Sections 10.2(a), 10.2(b), 10.3(a) and 10.3(b) shall terminate upon expiration of the survival period (as provided in Section 10.8(a)) of each respective representation, warranty, covenant or agreement that is subject to indemnification. The indemnities set forth in Sections 10.2(c) and 10.3(c) shall survive the Closing until the date that is 30 days following the expiration of the applicable statute limitation. The indemnities set forth in Sections 10.2(d), 10.3(d), 10.2(k), 10.3(k), 10.2(l) and 10.3(l) (in each case) shall survive without limitation. The indemnities set forth in Sections 10.2(e), 10.3(e), 10.2(f), 10.3(f), 10.2(g), 10.3(g), 10.2(h), 10.3(h), 10.2(i), 10.3(i), 10.2(j) and 10.3(j) (in each case) shall survive the Closing for a period of ten years. The indemnities set forth in Sections 10.2(i) and 10.3(i) (in each case) shall survive the Closing for a period of eleven years. Notwithstanding the foregoing, there shall be no termination of any bona fide claim asserted pursuant to the indemnities in Section 10.2 or Section 10.3, if such bona fide claim is asserted prior to the expiration of the survival period for the applicable indemnity.

10.9 Non-Compensatory Damages. Each of Noble and CONSOL waive any right to recover punitive, special, indirect, exemplary, consequential damages, remote or speculative, including damages for lost profits of any kind, arising in connection with or with respect to this Agreement or the transactions contemplated hereby, (b) Noble hereby Indemnifies the CONSOL Indemnified Parties for all claims, suits actions or proceeding brought by any Noble Indemnified Party for any indirect, special, incidental, consequential, punitive, exemplary, remote or speculative damages or damages for lost profits of any kind arising under or in connection with this Agreement or the transactions contemplated hereby, and (c) CONSOL hereby Indemnifies the Noble Indemnified Parties for all claims, suits actions or proceeding brought by any CONSOL Indemnified Party for any indirect, special, incidental, consequential, punitive, exemplary, remote or speculative damages or damages for lost profits of any kind arising under or in connection with this Agreement or the transactions contemplated hereby.

10.10 Cooperation by Concerning Litigation. With respect to the actions, suits or proceedings set forth in Schedule 4.7 and Schedule 5.7, the Parties agree that, following Closing, the Parties will continue to handle such actions, suits and proceeding in the same manner as such suits were being handled prior to Closing. Each Party agrees to reasonably cooperate with the other Party in pursuing the resolution of such disputes.

10.11 Waiver of Right to Rescission. CONSOL and Noble acknowledge that, following Closing, the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated by this Agreement. As the payment of money shall be adequate compensation, following Closing, Noble and CONSOL waive any right to rescind this Agreement or any of the transactions contemplated hereby.

10.12 Insurance. Intentionally Omitted.

10.13 Materiality. For purposes of determining whether there has been any breach or inaccuracy of the representations and warranties under this Agreement, or the corresponding representations and warranties given in the certificates to be delivered by a Party at Closing pursuant to Section 7.4 or Section 8.4, and for purposes of determining the amount of any Liability resulting therefrom, all qualifiers as to materiality, Material Adverse Effect or material adverse effect shall be disregarded.

ARTICLE XI

TERMINATION, DEFAULT AND REMEDIES

11.1 Right of Termination. This Agreement and the transactions contemplated herein may be terminated at any time at or prior to Closing:

(a) by CONSOL, at CONSOL’s option, if any of the conditions set forth in Article VIII (other than the conditions set forth in Section 8.3 or Section 8.5) have not been satisfied (or waived by CONSOL) on or before the Outside Termination Date;

(b) by Noble, at Noble’s option, if any of the conditions set forth in Article VII (other than the conditions set forth in Section 7.3 or Section 7.5) have not been satisfied (or waived by Noble) on or before the Outside Termination Date;

(c) by either Party if any of the conditions set forth in Section 8.3, Section 8.5, Section 7.3 or Section 7.5 have not been satisfied (or waived by (i) CONSOL with respect to the conditions set forth in Section 8.3, and Section 8.5 or (ii) Noble with respect to the conditions set forth in Section 7.3 and Section 7.5) on or before the Outside Termination Date;

(d) by either Party, at such Party’s option, at any time following ten days after the Outside Termination Date; or

(e) by the mutual written agreement of CONSOL and Noble;

provided, however, that no Party shall have the right to terminate this Agreement pursuant to subsections (a), (b), or (d) above if such Party or its Affiliates are at such time in material breach of any provision of this Agreement.

11.2 Effect of Termination.

(a) If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 11.1 hereof, then, except for the provisions of Article I, Section 10.9, this Section 11.2, Article XII (other than Sections 12.2(b) through 12.2(e), 12.3, 12.4, 12.10 and 12.11) and such of the defined terms in Appendix I necessary to give context to the surviving provisions, this Agreement shall forthwith become void and the Parties shall have no liability or obligation hereunder.

(b) If this Agreement is terminated by CONSOL pursuant to Section 11.1(a) because of (i) the Willful Breach by Noble of this Agreement, or (ii) the failure of Noble to close in the instance where, as of the Outside Termination Date, (A) all of the conditions in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing) have been satisfied (or waived by Noble), (B) CONSOL is ready, willing and able to perform its obligations under Section 9.3, and (C) Noble nevertheless elects not to close, then in either such event, the Parties agree and acknowledge that CONSOL will suffer damages that are not practicable to ascertain. Accordingly, after such termination of this Agreement by CONSOL, CONSOL shall be entitled to an amount equal to $100,000,000 as liquidated damages, which amount shall be immediately payable by wire transfer in immediately available funds by Noble to CONSOL. The Parties agree that the foregoing liquidated damages are not a penalty and are reasonable considering all of the circumstances existing as of the Execution Date and constitute the Parties’ good faith estimate of the actual damages reasonably expected to result from such termination of this Agreement by CONSOL. CONSOL agrees that, to the fullest extent permitted by Law, CONSOL’s right to payment of such liquidated damages as provided in this Section 11.2(b) shall be its sole and exclusive remedy if the Closing does not occur with respect to any Liabilities whatsoever that CONSOL may suffer or allege to suffer as a result of the termination of this Agreement pursuant to Section 11.1(a) as described in this Section 11.2(b).

(c) If this Agreement is terminated by Noble pursuant to Section 11.1(b) because of (i) the Willful Breach by CONSOL of this Agreement, or (ii) the failure of CONSOL to close in the instance where, as of the Outside Termination Date, (A) all of the conditions in Article VIII (excluding conditions that, by their terms, cannot be satisfied until the Closing) have been satisfied (or waived by CONSOL), (B) Noble is ready, willing and able to perform its obligations under Section 9.3, and (C) CONSOL nevertheless elects not to close, then in either such event, the Parties agree and acknowledge that Noble will suffer damages that are not practicable to ascertain. Accordingly, after such termination of this Agreement by Noble, Noble shall be entitled to an amount equal to $100,000,000 as liquidated damages, which amount shall be immediately payable by wire transfer in immediately available funds by CONSOL to Noble. The Parties agree that the foregoing liquidated damages are not a penalty and are reasonable considering all of the circumstances existing as of the Execution Date and constitute the Parties’ good faith estimate of the actual damages reasonably expected to result from such termination of this Agreement by Noble. Noble agrees that, to the fullest extent permitted by Law, Noble’s right to payment of such liquidated damages as provided in this Section 11.2(c) shall be its sole and exclusive remedy if the Closing does not occur with respect to any Liabilities whatsoever that Noble may suffer or allege to suffer as a result of the termination of this Agreement pursuant to Section 11.1(b) as described in this Section 11.2(c).

(d) Subject to the foregoing, upon the termination of this Agreement neither Party has any other liability or obligation hereunder.

ARTICLE XII

MISCELLANEOUS

12.1 Appendices, Exhibits and Schedules. All of the Appendices, Exhibits and Schedules referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement. Each Party to this Agreement and its counsel has received a complete set of Appendices, Exhibits and Schedules prior to and as of the execution of this Agreement.

12.2 Expenses and Taxes.

(a) Except as otherwise specifically provided, all fees, costs and expenses incurred by the Parties in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including legal and accounting fees, costs and expenses.

(b) All required documentary, filing and recording fees and expenses in connection with the filing and recording of the assignments, conveyances or other instruments required to convey title to (i) the CONSOL Transferred Assets to Noble and (ii) the Noble Transferred Assets to CONSOL (in each case) shall be borne 50% by CONSOL and 50% by Noble.

(c) CONSOL shall retain responsibility for, and shall bear and pay all CONSOL Taxes.

(d) Noble shall retain responsibility for, and shall bear and pay all Noble Taxes.

(e) The Parties will cooperate in establishing the applicability of any occasional sale or other exemption from Transfer Taxes that may be applicable to the transfer to the Non-Transferring Party of the Transferred Properties.

(f) All Asset Taxes that are based upon or measured by the production of Hydrocarbons, such as extraction, production, severance and other similar taxes, applicable to the Transferred Properties shall be deemed attributable to the period during which the production of the Hydrocarbons with respect to such Asset Taxes occurred, and liability therefor shall be allocated to the Transferring Party for pre-Effective Time Asset

Taxes and to the Non-Transferring Party for post-Effective Time Asset Taxes. All Asset Taxes that are based upon or measured by the ownership of the Transferred Properties, such as ad valorem (including ad valorem taxes for which the assessed valuation is based, in whole or in part, on the value of production in prior years), real property, personal property and other similar taxes and all state imposed impact fees, shall be deemed attributable to the period of ownership of the applicable Transferred Property subject to such Asset Taxes, and liability for such Asset Taxes shall be allocated to the Transferring Party for all periods ending prior to the Effective Time and to the Non-Transferring Party for all periods beginning on or after the Effective Time. For the avoidance of doubt, any such Asset Taxes for 2016 shall be allocated  3⁄4 to the Transferring Party and  1⁄4 to the Non-Transferring Party. For the purpose of calculating the adjustment to the Cash Consideration for purposes of the Preliminary Settlement Statement under Section 2.8 and the Final Settlement Statement under Section 2.9, Asset Taxes for which the actual liability amount is not known as of such time shall be estimated based on the most recent information available, with the resulting Cash Consideration adjustment under Section 2.9 to be considered full and final settlement of all such Asset Taxes, without regard to the actual Tax assessments (the “Settled Asset Taxes”). After Closing, the Non-Transferring Party shall timely file or cause to be filed all tax returns for Asset Taxes required to be filed after Closing and shall timely pay or cause to be paid to the taxing authorities all Asset Taxes that become due and payable after Closing. Any penalty, addition to Tax, or interest levied or assessed with respect to any Asset Tax shall be allocated to, and shall be payable by, the Party to which the Asset Tax to which such penalty, addition to Tax, or interest relates is allocated, regardless of when such penalty, addition to Tax, or interest is levied or assessed.

(g) Within 30 days after the calendar month of the Effective Time both CONSOL and Noble agree to file “well transfer requests” with respect to each well included in the CONSOL Transferred Assets or the Noble Transferred Assets in the Pennsylvania Public Utility Commission (PUC) Act 13 online system and each Non-Transferring Party agrees to include the transferred wells on its “annual report” with the PUC and to pay any related impact fees, subject to such Party’s right of reimbursement under Section 12.2(f).

(h) The Non-Transferring Party shall be entitled to all rights to any refunds of (a) Asset Taxes allocable to the Non-Transferring Party pursuant to Section 12.2(f) regardless of when received, and (b) Settled Asset Taxes. The Transferring Party shall be entitled to all rights to any refunds of Asset Taxes allocated to the Transferring Party pursuant to Section 12.2(f) other than refunds of Settled Asset Taxes. If a Party or its Affiliate receives a refund to which the other Party is entitled pursuant to this Section 12.2(g), such receiving Party shall forward to the other Party the amount of such refund within thirty (30) days after such refund is received, net of any reasonable costs or expenses incurred by such receiving Party in procuring such refund.

12.3 Tax Treatment. For U.S. federal and applicable state income Tax purposes, the Parties intend that: (i) in accordance with Article 7 of the Tax Partnership Agreement, the Tax Partnership shall specially allocate items of income, gain, loss and deduction (including items of unrealized income, gain, loss and deduction) in a manner to ensure that the FMV Capital

Accounts (as that term is defined in the Tax Partnership Agreement) of CONSOL and Noble are “balanced”; (ii) the Tax Partnership will be treated as making a liquidating distribution of the CONSOL Transferred Assets and the Noble Excluded Assets to Noble in a transaction governed by Section 731(a) of the Code; (iii) the Tax Partnership will be treated as making a liquidating distribution of the Noble Transferred Assets and the CONSOL Excluded Assets to CONSOL in a transaction governed by Section 731(a) of the Code; and (iv) Noble will be treated as making a payment of the Adjusted Cash Consideration to CONSOL Energy, Inc. in cancellation and forgiveness of the Carried Costs Balance obligations under the Development Agreement.

12.4 Intentionally Omitted.

12.5 Dispute Resolution. The procedures of Section 2.10 shall be applied in the event of a dispute for any item under Section 12.2 or 12.3.

12.6 Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party. No assignment of any rights hereunder by either Party shall relieve such Party of any obligations (including indemnity obligations) and responsibilities hereunder.

12.7 Preparation of Agreement. Both CONSOL and Noble and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.

12.8 Publicity. CONSOL and Noble shall consult with each other with regard to all press releases or other announcements to the general public issued or made at or prior to the Closing concerning this Agreement or the transactions contemplated herein, and, except as may be required by applicable Laws or the applicable rules and regulations of any Governmental Authority or stock exchange, neither Noble nor CONSOL shall issue any such press release or other announcement to the general public without the prior written consent of the other Party, which shall not be unreasonably withheld. The Parties shall be obligated to hold all specific terms and provisions of this Agreement strictly confidential until the expiration of two years after the Closing under this Agreement; provided, however, that the foregoing shall not (a) restrict disclosures by Noble or CONSOL that are required by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates, (b) prevent Noble or CONSOL from recording any Assignment and any federal or state assignments delivered at Closing or from complying with any disclosure requirements of Governmental Authorities that are applicable to the transfer of the Transferred Properties from any Transferring Party to the Non-Transferring Party, (c) prevent Noble or CONSOL from making any disclosure of information relating to this Agreement as may be required by any Governmental Authority, and (d) prevent any Transferring Party from making disclosures in connection with complying with the Preferential Purchase Rights and other transfer restrictions applicable to the transfer of such Transferring Party’s Transferred Properties contemplated hereby.

12.9 Notices. All notices and communications required or permitted to be given hereunder, shall be sufficient in all respects if given in writing and delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by facsimile transmission (provided any such facsimile transmission is confirmed either orally or by written confirmation).

If to CONSOL:

CNX Gas Company LLC

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317

Attention:   Nicholas J. DeIuliis

Telephone: 724-485-4032

Fax:            724-485-4834

with copies to:

CNX Gas Company LLC

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317

Attention:   General Counsel

Telephone: 724-485-4234

Fax:            724-485-4836

and:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention:   Jeff Munoz

Telephone: 713-546-7423

Fax:            713-546-5401

If to Noble:

Noble Energy, Inc.

1001 Noble Energy Way

Houston, Texas 77070

Attention:   Donald G. Moore

Telephone: (281) 872-3100

Fax:            (281) 872-3112

with copies to:

Noble Energy, Inc.

1001 Noble Energy Way

Houston, Texas 77070

Attention:   Legal Department

Telephone: (281) 872-3100

Fax:            (281) 872-3112

and:

Porter Hedges LLP

1000 Main, 36th Floor

Houston, Texas 77002

Attention:   C. Randall King

Telephone: (713) 226-6603

Fax:            (713) 226-6203

Any notice given in accordance herewith shall be deemed to have been given when (a) delivered to the addressee in person or by courier, (b) transmitted by facsimile transmission during normal business hours, or if transmitted after normal business hours, on the next Business Day, or (c) upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the United States Mail if received during normal business hours, or if not received during normal business hours, then on the next Business Day, as the case may be. The Parties may change the address and facsimile numbers to which such communications are to be addressed by giving written notice to the other Parties in the manner provided in this Section 12.9.

12.10 Further Cooperation. After the Closing, Noble and CONSOL shall execute and deliver, or shall cause to be executed and delivered from time to time, such further instruments of conveyance and transfer, and shall take such other actions as any Party may reasonably request, to convey and deliver the Transferred Properties to the applicable Non-Transferring Parties, to perfect such Non-Transferring Party’s title thereto, and to accomplish the orderly transfer of the Transferred Properties to such Non-Transferring Parties in the manner contemplated by this Agreement. In addition, the Parties acknowledge and agree that it is their joint intent that (a) as of the Closing, there will not be any oil and gas leases or fee mineral interests located within the State of West Virginia or the Commonwealth of Pennsylvania where each Party owns an interest that is symmetrical with the other’s Party’s interest except for any such interest that is operated by a Third Party (whether existing as a beneficial interest or otherwise, subject to such exception, a “Jointly Owned Property”) and (b) no property or assets that are not Jointly Owned Properties be transferred by a Party to the other Party pursuant to the transactions contemplated hereby. For a period of 12 months following the Closing Date, to the extent that a Party inadvertently transfers any property that is not Jointly Owned Property, then the other Party will re-convey such property to the Transferring Party by an assignment similar to the CONSOL Assignment, the CONSOL Deed, the Noble Assignment or the Noble Deed, as applicable.

12.11 Filings, Notices and Certain Governmental Approvals. Promptly after Closing each Non-Transferring Party shall (a) record the Assignments of the Transferred Properties assigned to it and all state/federal assignments relating to such Transferred Properties executed at the Closing in all applicable real property records and/or, if applicable, all state or federal agencies, (b) actively pursue the approval of all applicable Governmental Authorities of the assignment of such Transferred Properties and (c) actively pursue all other consents and approvals that may be required in connection with (i) the assignment of such Transferred Properties to it, and the Transferring Party of such Transferred Properties agrees to use its commercially reasonable efforts to cooperate with such pursuit, and (ii) the assumption of the Liabilities assumed by such Non-Transferring Party hereunder, in each case, that shall not have been obtained prior to Closing. Each Non-Transferring Party obligates itself to take any and all action required by any Governmental Authority in order to obtain such approval, including but not limited to, the posting of any and all bonds or other security that may be required in excess of its existing lease, pipeline or area-wide bond.

12.12 Entire Agreement; Conflicts. WITHOUT WAIVING ANY RIGHTS ANY PARTY HAS UNDER THE DEVELOPMENT AGREEMENT PRIOR TO THE TERMINATION THEREOF IN ACCORDANCE WITH THIS AGREEMENT, THIS AGREEMENT, THE APPENDICES, EXHIBITS AND SCHEDULES HERETO AND THE TRANSACTION DOCUMENTS COLLECTIVELY CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER OF THIS AGREEMENT. THERE ARE NO WARRANTIES, REPRESENTATIONS OR OTHER AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND NO PARTY SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT OR STATEMENTS OF INTENTION NOT SO SET FORTH. IN THE EVENT OF A CONFLICT BETWEEN: (A) THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY SCHEDULE OR EXHIBIT HERETO OR (B) THE TERMS AND PROVISION OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY TRANSACTION DOCUMENT, THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL GOVERN AND CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION IN ANY OF THE SCHEDULES OR EXHIBITS HERETO OR ANY TRANSACTION DOCUMENT OF TERMS AND PROVISIONS NOT ADDRESSED IN THIS AGREEMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL PROVISIONS SHALL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE PROVISIONS OF THIS SECTION 12.12.

12.13 Successors and Permitted Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.

12.14 Parties in Interest. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than CONSOL and Noble and their respective successors and permitted assigns, or the Parties’ respective related Indemnified Parties hereunder, any rights, remedies, obligations or Liabilities under or by reason of this Agreement; provided that only a Party and its respective successors and permitted assigns will have the right to enforce the provisions of this Agreement on its own behalf or on behalf of any of its related Indemnified Parties (but shall not be obligated to do so).

12.15 Amendment. This Agreement may be amended only by an instrument in writing executed by all of the Parties and expressly identified as an amendment or modification.

12.16 Waiver; Rights Cumulative. Any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of any Party, or its respective officers, employees, agents or representatives, and no failure by a Party to exercise any of its rights under this Agreement shall operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty. The rights of the Parties under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

12.17 Governing Law; Jurisdiction; Venue; Jury Waiver. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. SUBJECT TO SECTION 2.10 AND SECTION 3.3(C), ALL OF THE PARTIES CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA FOR ANY ACTION ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY SHALL BE EXCLUSIVELY LITIGATED IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA (AND ALL APPELLATE COURTS HAVING JURISDICTION THEREOVER). EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

12.18 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

12.19 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile transmission or other electronic transmission shall be deemed an original signature hereto.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, CONSOL and Noble have executed this Agreement on the Execution Date.

CONSOL:

CNX GAS COMPANY LLC

By:	/s/ Timothy C. Dugan
Name:	Timothy C. Dugan
Title:	President and Chief Executive Officer

Noble:

NOBLE ENERGY, INC.

By:	/s/ Donald G. Moore
Name:	Donald G. Moore
Title:	Vice President

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

S-1

APPENDIX I

Definitions

“AAA” means the American Arbitration Association.

“AAA Rules” means the Commercial Arbitration Rules of the AAA.

“Accounting Arbitrator” has the meaning set forth in Section 2.10.

“Acquisition Agreement” has the meaning set forth in the recitals.

“Acquisition Costs” means the actual acquisition costs and Third Party expenses, including lease bonuses, broker fees, abstract costs, title opinion costs and all other Third Party costs of due diligence, including reasonable attorneys’ fees, incurred by the applicable Transferring Party, or its Affiliates, in acquiring any Fill-In Interests.

“Adjusted Cash Consideration” has the meaning set forth in Section 2.6.

“AFEs” means an authorization for expenditure.

“Affected Party” has the meaning set forth in Section 3.3(b).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

“Agreement” has the meaning set forth in the first paragraph herein, as the same may be amended in writing from time to time.

“Allocated Value” has the meaning set forth in Section 2.11.

“Asset Taxes” means ad valorem, property, excise, sales, use, severance, production or similar Taxes (including any interest, fine, penalty or additions to Tax imposed by Governmental Authorities in connection with such Taxes) based upon operation or ownership of the oil and gas assets or the production of Hydrocarbons therefrom, including any state imposed impact fees, but excluding, for the avoidance of doubt, income, capital gains and franchise Taxes.

“Assignment” means the CONSOL Assignment or the Noble Assignment, as the context requires.

“Benefit Net Acres Claim” has the meaning set forth in Section 6.8(b)(i).

“Benefit Net Acres Dispute Notice” has the meaning set forth in Section 6.8(b)(ii).

“Burden” means any and all royalties (including lessor’s royalties), overriding royalties, and other burdens upon, measured by or payable out of production of Hydrocarbons.

APPENDIX I

“Business Day” means any day other than Saturday or Sunday or a day on which banking institutions in Houston, Texas or Pittsburgh, Pennsylvania are authorized by Law to close.

“Capacity” has the meaning set forth in Section 6.9(a).

“Carried Costs” has the meaning set forth in the recitals.

“Carried Costs Balance” has the meaning set forth in Section 2.5(b)(ii).

“Cash Consideration” has the meaning set forth in Section 2.5(a)(i).

“Casualty” means any event or circumstance outside the ordinary course of business that occurs between the Execution Date and the Closing Date causing physical damage to or destruction of all or any part of the Transferred Properties for any reason, including as a result of fire, explosion, tornado, hurricane, earthquake, earth movement, flood, water damage or any similar reason.

“Casualty Amount” has the meaning set forth in Section 3.3(b).

“Casualty Amount Notice” has the meaning set forth in Section 3.3(b).

“Casualty Arbitrator” has the meaning set forth in Section 3.3(c).

“Casualty Dispute” has the meaning set forth in Section 3.3(c).

“Claim Notice” has the meaning set forth in Section 10.7(b).

“Closing” has the meaning set forth in Section 9.1.

“Closing Date” has the meaning set forth in Section 9.1.

“CNX Gas” means, CNX Gas Corporation, a Delaware Corporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combined Assets” means the Noble Combined Assets and the CONSOL Combined Assets.

“Combined Asset Property Expenses” means, with respect to any Combined Asset, all property expenses (including costs of insurance but excluding all Asset Taxes) and capital expenditures (in each case) incurred in the ownership and operation of such Combined Asset in the ordinary course of business and, where applicable, in accordance with the relevant operating or unit agreement, if any, and overhead costs charged to such Combined Asset under the relevant operating agreement or unit agreement, if any, but excluding Liabilities attributable to (a) personal injury or death, property damage or violation of any Law, (b) obligations to plug wells, dismantle or decommission facilities, close pits and restore the surface around such wells, facilities and pits, (c) environmental matters, including obligations to remediate any contamination of groundwater, surface water, soil, sediments or such Combined Assets under

APPENDIX I

applicable Environmental Laws, (d) obligations with respect to Well Imbalances, and (e) obligations to pay royalties, overriding royalties or other interest owners revenues or proceeds attributable to sales of Hydrocarbons relating to such Combined Assets, including those held in suspense. Notwithstanding anything to the contrary, Combined Asset Property Expenses do not include any costs incurred by a Transferring Party in connection with any obligation of such Transferring Party to pay, reimburse or Indemnify its Non-Transferring Party hereunder, which costs shall be the sole obligation of such Transferring Party.

“Consent” means a CONSOL Consent or a Noble Consent, as the context requires.

“CONSOL” has the meaning set forth in the first paragraph herein.

“CONSOL Affiliates” has the meaning given such term in the Surface Use Agreement.

“CONSOL Areas” means the geographical areas set forth in Schedule 1.1 for CONSOL.

“CONSOL Assignment” means the Assignment and Bill of Sale from CONSOL to Noble, pertaining to the CONSOL Transferred Assets (other than the CONSOL Transferred Assets assigned pursuant to the CONSOL Deed), substantially in the form attached to this Agreement as Exhibit E-1.

“CONSOL Assumed Obligations” has the meaning set forth in Section 10.1(b).

“CONSOL Combined Assets” means the Noble Transferred Assets being acquired by CONSOL, together with the interest of CONSOL in the underlying assets comprising such Noble Transferred Assets that was owned by CONSOL prior to its acquisition of such Noble Transferred Assets pursuant to this Agreement.

“CONSOL Consent” has the meaning set forth in Section 4.4.

“CONSOL Contracts” has the meaning set forth in Section 2.1(h).

“CONSOL Credit Facility” means that certain Amended and Restated Credit Agreement by and among CONSOL Energy Inc. and the Guarantors party thereto from time to time and the Lenders party thereto and PNC Bank, National Association, as the Administrative Agent and the other Agents party thereto, dated as of June 18, 2014, as heretofore and may hereafter be amended.

“CONSOL Deed” means the Mineral Deed from CONSOL to Noble, pertaining to the CONSOL Transferred Assets, substantially in the form attached to this Agreement as Exhibit E-2.

“CONSOL Excluded Assets” means (a) all of CONSOL’s corporate minute books and corporate financial records that relate to CONSOL’s business generally (including the ownership and operation of the CONSOL Transferred Assets); (b) except to the extent relating to a Noble Assumed Obligation, all trade credits, all accounts, receivables and all other proceeds, income or revenues attributable to the CONSOL Transferred Assets with respect to any period of time prior

APPENDIX I

to the Effective Time; (c) except to the extent relating to a Noble Assumed Obligation, all claims and causes of action of CONSOL arising under or with respect to any Contracts that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds); (d) all rights and interests of CONSOL (i) under any policy or agreement of insurance, (ii) under any bond or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events, or damage to or destruction of property; (e) all Hydrocarbons produced and sold from the CONSOL Transferred Properties with respect to all periods prior to the Effective Time, other than those Hydrocarbons attributable to the CONSOL Transferred Properties that are in storage or existing in stock tanks, pipelines or plants (including inventory) as of the Effective Time; (f) all claims of CONSOL for refunds of or loss carry forwards with respect to (i) CONSOL Taxes; (g) all offices (including any owned or leased real or immovable property relating thereto) and personal computers and associated peripherals and all radio and telephone equipment and licenses relating thereto; (h) all of CONSOL’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property; (i) all servitudes, easements, rights-of-way, surface fee interests, surface leases and other surface use agreements not primarily used or held for use in connection with the ownership or operation of the CONSOL Transferred Properties or the CONSOL Transferred Personal Property (j) except to the extent relating to a Noble Assumed Obligation, all documents and instruments of CONSOL that may be protected by an attorney-client privilege; (k) except to the extent relating to a Noble Assumed Obligation, all audit rights arising under any of the CONSOL Contracts included in the CONSOL Transferred Assets or otherwise with respect to any period prior to the Effective Time or to any of the CONSOL Excluded Assets, except for any Well Imbalances assumed by Noble; (l) all geophysical and other seismic and related technical data and information relating to the CONSOL Transferred Properties or other CONSOL Transferred Assets, to the extent not assignable without consent or payment of fees or other penalties (unless such consent is obtained by Noble and, if applicable, Noble agrees to, and does, pay such fees and penalties); (m) documents prepared or received by CONSOL or its Affiliates with respect to (i) analyses by CONSOL or its Affiliates of any value with respect to the CONSOL Transferred Assets or the Noble Transferred Assets, and (ii) correspondence between or among CONSOL or its Affiliates and their respective representatives regarding the transactions contemplated hereby; (n) all trucks, cars and drilling/workover rigs utilized by CONSOL or its Affiliates in connection with the ownership or operation of the CONSOL Transferred Assets; (o) all Hedge Contracts to which CONSOL or its Affiliates are a party; (p) overhead costs payable to CONSOL or any Affiliate of CONSOL as operator of the CONSOL Transferred Assets attributable to the period between the Effective Time and the Closing Date; (q) any CONSOL Transferred Assets described in Section 2.1(e) that are not assignable; (r) except (in each case) to the extent constituting a CONSOL Contract and subject to the Parties’ obligations under Section 6.9, all Downstream Contracts, master service Contracts and similar Contracts, drilling or fracking Contracts and compressor and other equipment leases; (s) to the extent permitted pursuant to the terms thereof, concurrent rights under all of the CONSOL Transferred Rights-of-Way to the extent necessary or useful to the ownership or operation of assets or properties held by CONSOL or its Affiliates that are not Jointly Owned Properties; (t) all of CONSOL’s interest (including overriding royalty interests) in assets and properties that are Jointly Owned Properties but that are operated by a Third Party; including the rights under the instruments set forth in Exhibit A-5 and including reversionary rights; (u) all rights to coal and substances mined in connection therewith and all CONSOL Sole Depths; (v) the properties

APPENDIX I

described in Exhibit A-5 and all associated assets and properties of CONSOL relating thereto; (w) any injection wells or saltwater disposal wells located on the CONSOL Transferred Leases and/or the CONSOL Transferred Units; (x) all water rights and all infrastructure, equipment, fixtures, rights-of-way, easements, and surface rights relating thereto; (y) an easement to drill through all depths being assigned to Noble for purposes of accessing, exploring, developing and producing Hydrocarbons from the any CONSOL Sole Depths lying below such formations being assigned to Noble (provided that such easement shall not permit the production of Hydrocarbons from the depths being assigned to Noble or perforations, open hole completions, fracture operations or other stimulation operations in the depths being assigned); and (z) those CONSOL Transferred Assets that are deemed to be “CONSOL Excluded Assets” in accordance with Section 3.4(a)(ii) or Section 3.4(b)(ii).

“CONSOL Indemnified Parties” has the meaning set forth in Section 10.3.

“CONSOL Parent” has the meaning set forth in Section 2.5(a)(i).

“CONSOL Preferential Purchase Right” has the meaning set forth in Section 4.9.

“CONSOL Sole Depths” means all of CONSOL’s rights in and to the oil, gas and/or mineral leases and oil and gas mineral fee interests described in (a) Exhibit A-1, Part 1 insofar and only insofar as such leases and oil and gas mineral fee interests cover subsurface depths and formations above or below the Marcellus Formation (b) Exhibit A-1, Part 3 insofar and only insofar as such leases and oil and gas mineral fee interests cover subsurface depths and formations above or below the Utica/Point Pleasant Formation, and (c) Exhibit A-1, Part 4 insofar and only insofar as such leases and oil and gas mineral fee interests cover subsurface depths and formations above or below the Rhinestreet Formation.

“CONSOL Tariff Agreements” means the following firm natural gas transportation service agreements: (a) Firm Gas Transportation Service Agreement by and between CONSOL and Columbia Gas Transmission Corporation, Contract No. 3868, with a start date of September 18, 2008, (b) Firm Gas Transportation Service Agreement by and between CONSOL and Dominion Transmission, Inc., Contract No. 200689 dated as of September 28, 2015 and (c) Firm Gas Transportation Service Agreement by and between CONSOL and Dominion Transmission, Inc., Contract No. 200589 dated as of June 20, 2011.

“CONSOL Taxes” means any (i) federal income Taxes, state income Taxes and other similar Taxes (including any applicable interest or penalties) incurred or imposed on CONSOL, CONSOL’s Affiliates or any consolidated, combined or unitary group of which CONSOL is or was a member; (ii) any Asset Taxes (other than Settled Asset Taxes attributable to the CONSOL Transferred Assets) allocable to CONSOL pursuant to Section 12.2(f) (taking into account, and without duplication of, (i) such Asset Taxes effectively borne by CONSOL as a result of the adjustments to the Cash Consideration made pursuant to Section 2.8 and/or Section 2.9, as applicable, and (ii) any payments made from one Party to the other in respect of a refund of Asset Taxes pursuant to Section 12.2(f)); (iii) 50% of any Transfer Taxes imposed or incurred in connection with the transactions contemplated by this Agreement; and (iv) any Taxes attributable to the CONSOL Excluded Assets.

APPENDIX I

“CONSOL Transferred Assets” has the meaning set forth in Section 2.1.

“CONSOL Transferred Leases” has the meaning set forth in Section 2.1(a).

“CONSOL Transferred O/G Wells” has the meaning set forth in Section 2.1(b).

“CONSOL Transferred Personal Property” has the meaning set forth in Section 2.1(f).

“CONSOL Transferred Property” or “CONSOL Transferred Properties” has the meaning set forth in Section 2.1(d).

“CONSOL Transferred Records” has the meaning set forth in Section 2.1(k).

“CONSOL Transferred Rights-Of-Way” has the meaning set forth in Section 2.1(d).

“CONSOL Transferred Units” has the meaning set forth in Section 2.1(c).

“CONSOL Transferred Wells” has the meaning set forth in Section 2.1(b).

“CONSOL Transition Services Agreement” means the Transition Services Agreement by and between CONSOL and Noble substantially in the form attached hereto as Exhibit J-1 covering, among other things, services provided by CONSOL with respect to the certain of the Noble Combined Assets.

“CONSOL Undeveloped Net Acres” means, with respect to the applicable Region, the Undeveloped Net Acres designated as “CONSOL Undeveloped Net Acres” on Exhibit O for such Region.

“CONSOL Water Facility Operating and Use Agreement” means the Water Facility Operating and Use Agreement by and between CONSOL and Noble, substantially in the form attached hereto as Exhibit G-3 (where CONSOL is acting as operator thereunder).

“Contract” means any written or oral contract, agreement, lease, mortgage, franchise, license agreement, purchase order, binding bid, commitment, debt instrument or any other legally binding arrangement, including farmin and farmout agreements; participation, exploration and joint development agreements, crude oil, condensate and natural gas purchase and sale, gathering, transportation and marketing agreements, acreage contribution agreements, operating agreements, balancing agreements, unitization agreements, processing agreements, hydrocarbon balancing agreements, hydrocarbon storage agreements, facilities or equipment leases, platform use and platform sharing agreements, production handling agreements and other similar Contracts, but excluding, however, any lease, deed, easement, right-of-way, permit or other instrument (other than acquisition or similar sales or purchase agreements) creating, evidencing or assigning an interest in a CONSOL Transferred Property or a Noble Transferred Property or any real or immovable property related to or used in connection with the operations of any Transferred Property.

“Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

APPENDIX I

“Customary Post Closing Consents” means the consents and approvals from Governmental Authorities for the assignment by a Transferring Party of a Transferred Property included in the Transferred Properties of such Transferring Party to its Non-Transferring Party that are customarily obtained after the assignment of properties similar to the Transferred Properties.

“Deed” means the CONSOL Deed or the Noble Deed, as the context requires.

“Deficiency Net Acres Claim” has the meaning set forth in Section 6.8(a)(i).

“Deficiency Net Acres Dispute Notice” has the meaning set forth in Section 6.8(a)(ii).

“Defensible Title” means such title of a Transferring Party as of Closing with respect to the Transferred Leases and the Transferred Wells included in such Transferring Party’s Transferred Properties that, subject to the Permitted Encumbrances:

(a) with respect to each Transferred Lease shown in Exhibit A-1 or Exhibit B-1 (as applicable), and each Transferred Well shown in Exhibit A-2, Part 1 or Exhibit B-2, Part 1, (as applicable), entitles such Transferring Party to receive not less than the Net Revenue Interest shown in such Exhibit for such Transferred Lease or Transferred Well (as applicable) throughout the productive life of such Transferred Lease or Transferred Well (as applicable), except for (i) subject to Section 6.1(b)(i) and Section 6.2(b)(ii), respectively, decreases in connection with those operations in which such Non-Transferring Party may from and after the Execution Date elect to be a non-consenting co-owner, (ii) decreases resulting from the establishment or amendment from and after the Execution Date of pools or units, (iii) decreases required to allow other Working Interest owners to make up past underproduction or pipelines to make up past under deliveries, (iv) decreases resulting from actions by the Non-Transferring Party and (v) decreases resulting from any reversion of interest to a co-owner with respect to operations in which such co-owner, after the Execution Date, elects not to consent;

(b) with respect to each Transferred Well shown in Exhibit A-2, Part 1 or Exhibit B-2, Part 1 (as applicable), obligates such Transferring Party to bear a percentage of the costs and expenses for the development and maintenance of, and operations relating to, such Transferred Well of not more than the Working Interest shown in Exhibit A-2, Part 1 or Exhibit B-2, Part 1 (as applicable) for such Transferred Well throughout the productive life of such Transferred Well, except (i) increases resulting from contribution requirements with respect to defaulting co-owners from and after the Execution Date under applicable operating agreements, (ii) increases to the extent that such increases are accompanied by a proportionate increase in such Transferring Party’s Net Revenue Interest and (iii) increases resulting from actions by the Non-Transferring Party;

(c) with respect to each Transferred Lease shown in Exhibit A-1 or Exhibit B-1 (as applicable) entitles such Transferring Party to the Net Acres for such Transferred Lease; and

APPENDIX I

(d) is free and clear of all Encumbrances.

“Designated Account” has the meaning set forth in Section 2.5(a)(i).

“Developed Net Acres” means, with respect to any Transferred Lease, that portion of such Transferred Lease included within a Transferred Unit that, as of the Effective Time, has a producing oil or gas well or an oil or gas well that has been drilled but not yet completed.

“Development Agreement” has the meaning set forth in the recitals.

“Discovered Leases” has the meaning given such term in the definition of Transferred Leases.

“Dispute Notice” has the meaning set forth in Section 2.9.

“DOJ” means the United States Department of Justice.

“Downstream Contracts” means all interstate transmission and transportation agreements and gathering, processing, treating and similar agreements.

“Easements” has the meaning given such term in the Surface Use Agreement.

“Effective Time” means 12:01 a.m. (Eastern Time) on October 1, 2016.

“Encumbrance” means any lien, mortgage, security interest, defect, irregularity, pledge, charge or encumbrance.

“Environmental Event” means any release, spill, disposal, environmental condition or environmental incident concerning any land, facility, asset, property or natural resources (including air, land, soil, surface and subsurface strata, surface water and ground water or sediments) that: violates any Environmental Law or the terms of any license or permit issued pursuant thereto (ii) gives rise to or results in any common Law or other liability to any Person, (iii) requires remedial actions or show cause why remedial action is not required, or (iv) results in a fine, penalty or assessment of any Governmental Authority.

“Environmental Laws” means all applicable federal, state and local Laws in effect as of the Execution Date, including common Law, relating to the protection of the public health, welfare and the environment, including those Laws relating to the storage, handling and use of chemicals and other Hazardous Substances and those relating to the generation, processing, treatment, storage, transportation, disposal or other management thereof. The term “Environmental Laws” does not include good or desirable operating practices or standards that may be employed or adopted by other oil and gas well operators or recommended by a Governmental Authority.

“Execution Date” has the meaning set forth in the first paragraph herein.

“FERC” is defined in Section 6.9(a).

APPENDIX I

“FERC Order” has the meaning set forth in Section 6.9(c).

“Fill-In Interest” means, excluding any Quitclaim Property, any interest in an oil and gas lease or fee mineral interest that (a) was acquired by a Transferring Party or any of its Affiliates (other than from another Affiliate) after September 30, 2011, (b) covers lands within any Transferred Unit that has a producing oil or gas well or an oil or gas well that has been drilled but not yet completed that was included in the Transferred Properties conveyed by such Transferring Party to its Non-Transferring Party pursuant to this Agreement, and (c) was not conveyed by such Transferring Party to such Non-Transferring Party pursuant to an Assignment at Closing (and that was not excluded pursuant to Section 3.4).

“Fill-In Notice” is defined in Section 6.7.

“Fill-In Response” is defined in Section 6.7.

“Final Adjustment Statement” has the meaning set forth in Section 2.9.

“Final Settlement Statement” has the meaning set forth in Section 2.9.

“Final Settlement Statement Date” means the date that is 120 days following the Closing Date.

“FTC” means the United States Federal Trade Commission.

“Fundamental Representations” means those representations and warranties of (a) CONSOL set forth in Sections 4.1, 4.2, 4.5, 4.6 and 4.12 and (b) of Noble set forth in Sections 5.1, 5.2, 5.5, 5.6 and 5.12.

“GAAP” means generally accepted accounting principles as used in the United States of America.

“Governmental Authority” means any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, belief, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

“Hard Consents” has the meaning set forth in Section 3.4(b)(i).

“Hazardous Substances” means any pollutants, contaminants, toxics or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds or chemicals that are regulated by, or may form the basis of any liability under, any Environmental Laws, including, naturally occurring radioactive material, asbestos, and man-made material fibers.

“Hedge Contract” means any Contract to which a Transferring Party or any of its Affiliates is a party with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

APPENDIX I

“HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Hydrocarbons” means oil and gas and other hydrocarbons (including condensate) produced or processed in association therewith (whether or not such item is in liquid or gaseous form), or any combination thereof, and any minerals produced in association therewith.

“incur” or “incurred” shall be interpreted as follows: expenditures which are cash-called or advanced pursuant to an operating agreement shall be deemed incurred when incurred by the operator thereunder and the determination as to whether expenditures were incurred prior to, or on and after, the Effective Time shall be based upon when the services were rendered or the goods delivered, as applicable

“Indemnify” means indemnify, defend (including the requirement to pay costs of litigation, dispute resolution and other legal costs and court fees), release and hold harmless.

“Indemnified Party” has the meaning set forth in Section 10.7(a).

“Indemnifying Party” has the meaning set forth in Section 10.7(a).

“Indemnity Deductible” has the meaning set forth in Section 10.4(a).

“Interim Period” means that period of time commencing with the Effective Time and ending immediately prior to Closing.

“Jointly Owned Property” has the meaning set forth in Section 12.10.

“Knowledge” means with respect to (a) CONSOL, the actual knowledge (without investigation) of the following Persons: Craig Neal, Jeremy Jones and Chad Griffith and (b) Noble, the actual knowledge (without investigation) of the following Persons: Donnie Moore, David Burger and Jay Smith.

“Law” means any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.

“Leach XPress Contract” means that certain FTS Service Agreement by and among Columbia Gas Transmission LLC and Noble dated as of June 1, 2016, as such agreement may have heretofore and may hereafter be amended.

“Liabilities” means any and all claims, causes of actions, payments, charges, judgments, assessments, liabilities, losses, damages, penalties, fines or costs and expenses, including any attorneys’ fees, legal or other expenses incurred in connection therewith and including liabilities, costs, losses and damages for personal injury or death or property damage.

“Limitation of Liability Exclusions” has the meaning set forth in Section 10.4(a).

APPENDIX I

“Marcellus Formation” means (a) in north central Pennsylvania (Indiana, Clearfield, Jefferson, Cameron, Elk, Forest and Cambria Counties in Pennsylvania), specifically from the stratigraphic equivalent of the top of the Burkett in the Marchand 3I (API 37-063-37480) at 6874’ MD through to the stratigraphic equivalent of the top of the Onondaga at 7540’ MD and illustrated in the log attached as Exhibit C-1; (b) in central Pennsylvania (Clarion, Armstrong, Westmoreland, Venango, Somerset and Fayette Counties in Pennsylvania), specifically from the stratigraphic equivalent of the top of the Burkett in the DeArmitt #1 (API 37-129-27246) at 7000’ MD through to the stratigraphic equivalent of the top of the Onondaga at 7530’ MD and illustrated in the log attached as Exhibit C-1; (c) in southwest Pennsylvania (Mercer, Lawrence, Butler, Beaver, Allegheny, Washington and Greene Counties in Pennsylvania, and Hancock, Brooke, Ohio, Marshall, Wetzel and Monongalia Counties in West Virginia), specifically from the stratigraphic equivalent of the top of the Burkett in the GH-10C-CV (API 37-059-25397) at 7580’ MD through to the stratigraphic equivalent of the top of the Onondaga at 7892’ MD and illustrated in the log attached as Exhibit C-1; (d) in north West Virginia (Marion, Preston, Taylor, Tucker, Grant and Barbour Counties in West Virginia), specifically from the stratigraphic equivalent of the top of the Burkett in the DEPI #14815 (API 47-001-02850) at 7350’ MD through to the stratigraphic equivalent of the top of the Onondaga at 7710’ MD and illustrated in the log attached as Exhibit C-1; (e) in north West Virginia (Upshur, Randolph, Webster, Lewis, Harrison and Doddridge Counties in West Virginia), specifically from the stratigraphic equivalent of the top of the Burkett in the CENT3A (47-097-03847) at 7272’ MD through to the stratigraphic equivalent of the top of the Onondaga at 7569’ MD and illustrated in the log attached as Exhibit C-1; and (f) in western West Virginia (Tyler, Pleasants, Wood, Wirt, Ritchie, Calhoun, Roane, Jackson, Gilmer, Braxton, Clay and Nicholas Counties in West Virginia), specifically from the equivalent of the top of the Burkett in the PENS1C (47-085-10011) at 6270’ MD through to the stratigraphic equivalent of the top of the Onondaga at 6380’ MD and illustrated in the log attached as Exhibit C-1.

“MarkWest Contract” means that certain Third Amended and Restated Gas Processing Agreement dated effective November 23, 2013, as such agreement has been heretofore and may hereafter be amended, modified and restated.

“Master Netting Agreement” has the meaning set forth in Section 6.9(e)(iii).

“Material Adverse Effect” means any change, inaccuracy, effect, event, result, occurrence, condition or fact (for the purposes of this definition, each, an “event”) (whether foreseeable or not and whether covered by insurance or not) that has had or would be reasonably likely to have, individually or in the aggregate with any other event or events, a material adverse effect on the ownership, operation or financial condition of the Noble Transferred Assets or the CONSOL Transferred Assets, as applicable, taken as a whole as currently operated as of the Execution Date; provided, however, that Material Adverse Effect shall not include such material adverse effects resulting from: (a) entering into this Agreement or the announcement of the transactions contemplated by this Agreement; (b) changes in general market, economic, financial or political conditions (including changes in commodity prices, fuel supply or transportation markets, interest or rates) in the area in which the CONSOL Transferred Assets or the Noble Transferred Assets, as applicable, are located, the United States or worldwide; (c) changes in conditions or developments generally applicable to the oil and gas industry in the area where the

APPENDIX I

Noble Transferred Assets or the CONSOL Transferred Assets, as applicable, are located; (d) acts of God, including hurricanes, storms or other naturally occurring events; (e) acts or failures to act of Governmental Authorities; (f) civil unrest, any outbreak of disease or hostilities, terrorist activities or war or any similar disorder; (g) matters that are cured or no longer exist by the earlier of Closing and the termination of this Agreement; (h) a change in Laws from and after the Execution Date; (i) casualty losses; (j) any reclassification or recalculation of reserves in the ordinary course of business; (k) changes in the prices of Hydrocarbons; (l) a change in Laws and any interpretations thereof from and after the Execution Date; and (m) natural declines in well performance.

“Memorandum of Termination and Release Agreement” means the Memorandum of Termination and Release Agreement and Release of Liens by and between Noble and CONSOL in substantially the form of Exhibit F.

“Net Acre” means, as computed separately with respect to each Transferred Lease, (a) the number of gross acres in the lands covered by such Transferred Lease, multiplied by (b) the undivided percentage interest in oil, gas and other minerals covered by such Transferred Lease in such lands, multiplied by (c) the applicable Transferring Party’s Working Interest or undivided interest in such Transferred Lease; provided that if items (b) and/or (c) vary as to different areas of such lands (including depths) covered by such Transferred Lease, a separate calculation shall be done for each such area as if it were a separate Transferred Lease.

“Net Revenue Interest” means, with respect to any Transferred Well or Transferred Lease, the interest in and to all Hydrocarbons produced, saved and sold from or allocated to such Transferred Well or Transferred Lease, after giving effect to all Burdens.

“Nexus Contract” means that certain Precedent Agreement by and among DTE Pipeline Company, Spectra Energy Transmission, LLC and CONSOL dated as of September 19, 2014, as such agreement has been heretofore and may hereafter be amended, modified and restated.

“Noble” has the meaning set forth in the first paragraph herein.

“Noble Areas” means the geographical areas set forth in Schedule 1.1 for Noble.

“Noble Assignment” means the Assignment and Bill of Sale from Noble to CONSOL, pertaining to the Noble Transferred Assets (other than the Noble Transferred Assets assigned pursuant to the Noble Deed), substantially in the form attached to this Agreement as Exhibit E-3.

“Noble Assumed Obligations” has the meaning set forth in Section 10.1(a).

“Noble Combined Assets” means the CONSOL Transferred Assets being acquired by Noble, together with the interest of Noble in the underlying assets comprising such CONSOL Transferred Assets that was owned by Noble prior to its acquisition of such CONSOL Transferred Assets pursuant to this Agreement.

“Noble Consent” has the meaning set forth in Section 5.4.

APPENDIX I

“Noble Contracts” has the meaning set forth in Section 2.2(h).

“Noble Deed” means the Mineral Deed from Noble to CONSOL, pertaining to the Noble Transferred Assets, substantially in the form attached to this Agreement as Exhibit E-4.

“Noble Excluded Assets” means (a) all of Noble’s corporate minute books and corporate financial records that relate to Noble’s business generally (including the ownership and operation of the Noble Transferred Assets); (b) except to the extent relating to a CONSOL Assumed Obligation, all trade credits, all accounts, receivables and all other proceeds, income or revenues attributable to the Noble Transferred Assets with respect to any period of time prior to the Effective Time; (c) except to the extent relating to a CONSOL Assumed Obligation, all claims and causes of action of Noble arising under or with respect to any Contracts that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds); (d) all rights and interests of Noble (i) under any policy or agreement of insurance, (ii) under any bond or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events, or damage to or destruction of property; (e) all Hydrocarbons produced and sold from the Noble Transferred Properties with respect to all periods prior to the Effective Time, other than those Hydrocarbons attributable to the Noble Transferred Properties that are in storage or existing in stock tanks, pipelines or plants (including inventory) as of the Effective Time; (f) all claims of Noble for refunds of or loss carry forwards with respect to Noble Taxes; (g) all offices (including any owned or leased real or immovable property relating thereto) and personal computers and associated peripherals and all radio and telephone equipment and licenses relating thereto; (h) all of Noble’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property; (i) all servitudes, easements, rights-of-way, surface fee interests, surface leases and other surface use agreements not primarily used or held for use in connection with the ownership or operation of the Noble Transferred Properties or the Noble Transferred Personal Property; (j) except to the extent relating to a CONSOL Assumed Obligation, all documents and instruments of Noble that may be protected by an attorney-client privilege; (k) except to the extent relating to a CONSOL Assumed Obligation, all audit rights arising under any of the Noble Contracts included in the Noble Transferred Assets or otherwise with respect to any period prior to the Effective Time or to any of the Noble Excluded Assets, except for any Well Imbalances assumed by CONSOL; (l) all geophysical and other seismic and related technical data and information relating to the Noble Transferred Properties or other Noble Transferred Assets, to the extent not assignable without consent or payment of fees or other penalties (unless such consent is obtained by CONSOL and, if applicable, CONSOL agrees to, and does, pay such fees and penalties); (m) documents prepared or received by Noble or its Affiliates with respect to (i) analyses by Noble or its Affiliates of any value with respect to the Noble Transferred Assets or the CONSOL Transferred Assets, and (ii) correspondence between or among Noble or its Affiliates and their respective representatives regarding the transactions contemplated hereby; (n) all trucks, cars and drilling/workover rigs utilized by Noble or its Affiliates in connection with the ownership or operation of the Noble Transferred Assets; (o) all Hedge Contracts to which Noble or its Affiliates are a party; (p) overhead costs payable to Noble or any Affiliate of Noble as operator of the Noble Transferred Assets attributable to the period between the Effective Time and the Closing Date; (q) any Noble Transferred Assets described in Section 2.1(e) that are not assignable; (r) except (in each case) to the extent constituting a Noble Contract and subject to the

APPENDIX I

Parties’ obligations under Section 6.9, all Downstream Contracts, master service Contracts and similar Contracts, drilling or fracking Contracts and compressor and other equipment leases; (s) to the extent permitted pursuant to the terms thereof, concurrent rights under all of the Noble Transferred Rights-of-Way to the extent necessary or useful to the ownership or operation of assets or properties held by Noble or its Affiliates that are not Jointly Owned Properties; (t) all of Noble’s interest (including overriding royalty interests) in assets and properties that are Jointly Owned Properties but that are operated by a Third Party; including the rights under the instruments set forth in Exhibit B-5 and including reversionary rights; (u) all Noble Sole Depths; (v) the properties described in Exhibit B-5 and all associated assets and properties of Noble relating thereto; (w) any injection wells or saltwater disposal wells located on the Noble Transferred Leases and/or the Noble Transferred Units; (x) all water rights and all infrastructure, equipment, fixtures, rights-of-way, easements, and surface rights relating thereto; (y) an easement to drill through all depths being assigned to CONSOL for purposes of accessing, exploring, developing and producing Hydrocarbons from the any Noble Sole Depths lying below such formations being assigned to CONSOL (provided that such easement shall not permit the production of Hydrocarbons from the depths being assigned to CONSOL or perforations, open hole completions, fracture operations or other stimulation operations in the depths being assigned); and (z) those Noble Transferred Assets that are deemed to be “Noble Excluded Assets” in accordance with Section 3.4(a)(ii) or Section 3.4(b)(ii).

“Noble Indemnified Parties” has the meaning set forth in Section 10.2.

“Noble Preferential Purchase Right” has the meaning set forth in Section 5.9.

“Noble Sole Depths” means all of Noble’s rights in and to the oil, gas and/or mineral leases and oil and gas mineral fee interests described in in (a) Exhibit B-1, Part 1 insofar and only insofar as such leases and oil and gas mineral fee interests cover subsurface depths and formations above or below the Marcellus Formation and (b) Exhibit B-1, Part 3 insofar and only insofar as such leases and oil and gas mineral fee interests cover subsurface depths and formations above or below the Rhinestreet Formation.

“Noble Tariff Agreements” means the following firm natural gas transportation service agreements: (a) Firm Gas Transportation Service Agreement by and between Noble and Columbia Gas Transmission, LLC, Contract No. 134784, dated September 28, 2012, (b) Firm Gas Transportation Service Agreement by and between Noble and Columbia Gas Transmission, LLC,, Contract No. 134785 dated September 28, 2012, (c) Firm Gas Transportation Service Agreement by and between Noble and Dominion Transmission, Inc., Contract No. 200620 dated February 6, 2014, and (d) Firm Gas Transportation Service Agreement by and between Noble and Dominion Transmission, Inc., Contract No. 200617 dated August 24, 2011.

“Noble Taxes” means any (i) federal income Taxes, state income Taxes and other similar Taxes (including any applicable interest or penalties) incurred or imposed on Noble, Noble’s Affiliates or any consolidated, combined or unitary group of which Noble is or was a member; (ii) any Asset Taxes (other than Settled Asset Taxes attributable to the Noble Transferred Assets) allocable to Noble pursuant to Section 12.2(f) (taking into account, and without duplication of, (i) such Asset Taxes effectively borne by Noble as a result of the adjustments to the Cash Consideration made pursuant to Section 2.8 and/or Section 2.9, as applicable, and (ii) any

APPENDIX I

payments made from one Party to the other in respect of a refund of Asset Taxes pursuant to Section 12.2(f)); (iii) 50% of any Transfer Taxes imposed or incurred in connection with the transactions contemplated by this Agreement; and (iv) any Taxes attributable to the Noble Excluded Assets.

“Noble Transferred Assets” has the meaning set forth in Section 2.2.

“Noble Transferred Leases” has the meaning set forth in Section 2.2(a).

“Noble Transferred O/G Wells” has the meaning set forth in Section 2.2(b).

“Noble Transferred Personal Property” has the meaning set forth in Section 2.2(f).

“Noble Transferred Property” or “Noble Transferred Properties” has the meaning set forth in Section 2.2(d).

“Noble Transferred Records” has the meaning set forth in Section 2.2(k).

“Noble Transferred Rights-Of-Way” has the meaning set forth in Section 2.2(d).

“Noble Transferred Units” has the meaning set forth in Section 2.2(c).

“Noble Transferred Wells” has the meaning set forth in Section 2.2(b).

“Noble Transition Services Agreement” means the Transition Services Agreement by and between CONSOL and Noble, substantially in the form attached hereto as Exhibit J-2 covering, among other things, services provided by Noble with respect to the certain of the Noble Combined Assets.

“Noble Undeveloped Net Acres” means, with respect to the applicable Region, the amount of Undeveloped Net Acres designated as “Noble Undeveloped Net Acres” on Exhibit O for such Region.

“Noble Water Facility Operating and Use Agreement” means the Water Facility Operating and Use Agreement by and between CONSOL and Noble, substantially in the form attached hereto as Exhibit G-2 (where Noble is acting as operator thereunder).

“Non-Transferring Party” means the Party that is not the Transferring Party

“Offered AMI Properties” ” has the meaning set forth in Section 2.6(a)(iv).

“Outside Termination Date” means January 31, 2017.

“Party” and “Parties” has the meaning set forth in the first paragraph herein.

“Permits” ” has the meaning set forth in Section 4.10.

APPENDIX I

“Permitted Encumbrances” means, with respect to any Transferred Properties (including any Transferred Lease or Transferred Well) of any Transferring Party:

(a) the terms and conditions of such Transferred Leases and all Burdens on such Transferred Properties if the net cumulative effect of such terms and conditions and Burdens does not (i) operate to reduce the Net Revenue Interest of such Transferring Party with respect to any such Transferred Lease or Transferred Well to an amount less than the Net Revenue Interest set forth in Exhibit A-1, Exhibit A-2, Part 1, Exhibit B-1 or Exhibit B-2, Part 1 (as applicable) for such Transferred Lease or Transferred Well, (ii) obligate such Transferring Party to bear a Working Interest with respect to any such Transferred Well in any amount greater than the Working Interest set forth in Exhibit A-2, Part 1 or Exhibit B-2, Part 1 for such Transferred Well (unless such Transferring Party’s Net Revenue Interest for such Transferred Well is greater than such Transferring Party’s Net Revenue Interest set forth in Exhibit A-2, Part 1 or Exhibit B-2, Part 1, as applicable, for such Transferred Well in the same proportion as any increase in such Working Interest), or (iii) reduce the Net Acres of such Transferring Party in any such Transferred Lease to less than the Net Acres for such Transferred Lease set forth in Exhibit A-1 or Exhibit B-1, as applicable;

(b) preferential purchase rights, rights of first refusal and similar rights and required Third Party consents to assignment and similar requirements;

(c) liens for Taxes or assessments not yet due or delinquent;

(d) Customary Post Closing Consents;

(e) to the extent not yet triggered, conventional rights of reassignment;

(f) all applicable Laws and all rights reserved to or vested in any Governmental Authority (i) to control or regulate any such Transferred Lease or Transferred Well in any manner or to assess Taxes with respect to any such Transferred Lease or Transferred Well; (ii) by the terms of any right, power, franchise, grant, license or permit, or by any provision of Law, to terminate such right, power, franchise grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any such Transferred Lease or Transferred Well; (iii) to use such property in a manner which does not materially impair the use of such property for the purposes for which it is currently owned and operated; or (iv) to enforce any obligations or duties affecting such Transferred Leases or Transferred Wells to any Governmental Authority with respect to any franchise, grant, license or permit;

(g) rights of a common owner of any interest in rights-of-way, Permits or easements held by such Transferred Party and such common owner as tenants in common or through common ownership;

(h) easements, conditions, covenants, restrictions, servitudes, Permits, rights-of-way, surface leases and other similar rights for the purpose of surface or other operations, facilities, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines and other like purposes, or for the joint or common use of the lands, rights-of-way, facilities and equipment, which, in each case, do not (i) materially impair the operation or

APPENDIX I

use of such Transferred Leases or Transferred Wells as currently operated and used, (ii) operate to reduce the Net Revenue Interest of such Transferring Party with respect to any such Transferred Lease or Transferred Well to an amount less than the Net Revenue Interest set forth in Exhibit A-1, Exhibit A-2, Part 1, Exhibit B-1 or Exhibit B-2, Part 1 (as applicable) for such Transferred Lease or Transferred Well, (iii) obligate such Transferring Party to bear a Working Interest with respect to any such Transferred Well in any amount greater than the Working Interest set forth in Exhibit A-2, Part 1 or Exhibit B-2, Part 1 for such Transferred Well (unless such Transferring Party’s Net Revenue Interest for such Transferred Well is greater than such Transferring Party’s Net Revenue Interest set forth in Exhibit A-2, Part 1 or Exhibit B-2, Part 1, as applicable, for such Transferred Well in the same proportion as any increase in such Working Interest), or (iv) reduce the Net Acres of such Transferring Party in any such Transferred Lease to less than the Net Acres for such Transferred Lease set forth in Exhibit A-1 or Exhibit B-1, as applicable;

(i) zoning and planning ordinances and municipal regulations;

(j) vendors, carriers, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like liens arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due;

(k) liens created under such Transferred Leases or Contracts included in the Transferred Properties or by operation of Law in respect of obligations that are not yet due;

(l) any Encumbrance affecting such Transferred Leases or Transferred Wells that is discharged by such Transferring Party at or prior to Closing;

(m) any matters expressly identified as a Permitted Encumbrance to such Transferred Properties on Exhibit A or Exhibit B (as applicable) and all litigation set forth in Schedule 4.7 or Schedule 5.7 (as applicable);

(n) calls on production under existing Contracts;

(o) any lien, charge or other Encumbrance on or affecting such Transferred Properties which is expressly bonded or paid by the Non-Transferring Party acquiring such Transferred Properties at or prior to Closing;

(p) limitations (including drilling and operating limitations) imposed on such Transferred Properties by reason of the rights of subsurface owners or operators in a common property (including the rights of coal, utility and timber owners);

(q) all Contracts and all other Encumbrances, instruments, obligations, defects and irregularities affecting the Transferred Leases or the Transferred Wells that individually or in the aggregate do not: do not (i) materially impair the operation or use of such Transferred Leases or Transferred Wells as currently operated and used, (ii) operate to reduce the Net Revenue Interest of such Transferring Party with respect to any such Transferred Lease or Transferred Well to an amount less than the Net Revenue Interest set forth in Exhibit A-1, Exhibit A-2, Part 1,

APPENDIX I

Exhibit B-1 or Exhibit B-2, Part 1 (as applicable) for such Transferred Lease or Transferred Well, (iii) obligate such Transferring Party to bear a Working Interest with respect to any such Transferred Well in any amount greater than the Working Interest set forth in Exhibit A-2, Part 1 or Exhibit B-2, Part 1 for such Transferred Well (unless such Transferring Party’s Net Revenue Interest for such Transferred Well is greater than such Transferring Party’s Net Revenue Interest set forth in Exhibit A-2, Part 1 or Exhibit B-2, Part 1, as applicable, for such Transferred Well in the same proportion as any increase in such Working Interest), or (iv) reduce the Net Acres of such Transferring Party in any such Transferred Lease to less than the Net Acres for such Transferred Lease set forth in Exhibit A-1 or Exhibit B-1, as applicable;

(r) any assignments by the Transferring Party of any Transferred Properties to the non-Transferring Party prior to the date hereof; and

(s) the assignments set forth on Exhibit A-6 or Exhibit B-6, as applicable.

“Person” means any individual, corporation, company, partnership, limited partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

“Petition for Waiver” has the meaning set forth in Section 6.9(a).

“Pre-Closing Working Interest Share” means (a) with respect to Noble, Noble’s Working Interest share of Liabilities attributable to the Combined Assets and (b) with respect to CONSOL, CONSOL’s Working Interest share of Liabilities attributable to the Combined Assets.

“Preferential Purchase Right” means a CONSOL Preferential Purchase Right or a Noble Preferential Purchase Right, as the context requires.

“Preliminary Adjustment Statement” has the meaning set forth in Section 2.8(a).

“Preliminary Settlement Statement” has the meaning set forth in Section 2.8(a).

“Property Expenses” means, with respect to any Transferred Properties of any Transferring Party, all property expenses (including costs of insurance but excluding all Asset Taxes) and capital expenditures (in each case) incurred in the ownership and operation of such Transferred Properties in the ordinary course of business and, where applicable, in accordance with the relevant operating or unit agreement, if any, and overhead costs charged to such Transferred Properties under the relevant operating agreement or unit agreement, if any, but excluding Liabilities attributable to (a) personal injury or death, property damage or violation of any Law, (b) obligations to plug wells, dismantle or decommission facilities, close pits and restore the surface around such wells, facilities and pits, (c) environmental matters, including obligations to remediate any contamination of groundwater, surface water, soil, sediments or such Transferred Properties under applicable Environmental Laws, (d) obligations with respect to Well Imbalances, and (e) obligations to pay royalties, overriding royalties or other interest owners revenues or proceeds attributable to sales of Hydrocarbons relating to such Transferred Properties, including those held in suspense. Notwithstanding anything to the contrary, Property Expenses do not include any costs incurred by a Transferring Party in connection with any obligation of such Transferring Party to pay, reimburse or Indemnify the Non-Transferring Party hereunder, which costs shall be the sole obligation of such Transferring Party.

APPENDIX I

“Quitclaim Properties” means the properties described in Exhibit H.

“Region” means each region set forth in Exhibit O.

“Relinquishing Party” has the meaning set forth in Section 6.9(b).

“Restriction Agreement” means the Restriction Agreement by and between CONSOL and Noble, substantially in the form attached hereto as Exhibit I.

“Rhinestreet Formation” means specifically from the stratigraphic equivalent of the top of the Rhinestreet in the NV 39F (API 37-125-24701) at 6628’MD through to the stratigraphic equivalent of the top of the Burkett, which top is at 7102’MD, and illustrated in the log attached as Exhibit C-3.

“Scheduled Closing Date” has the meaning set forth in Section 9.1.

“Settled Asset Taxes” has the meaning set forth in Section 12.2(f).

“Shared Asset/Use Agreement” means the Shared Asset/Use Agreement by and between CONSOL and Noble, substantially in the form attached hereto as Exhibit G-1.

“Special Warranty” means with respect to (a) the CONSOL Assignment and the CONSOL Deed, a warranty of Defensible Title to the CONSOL Transferred Leases and the CONSOL Transferred Wells against any claim arising by, through or under CONSOL with respect to CONSOL’s period of ownership of the CONSOL Transferred Leases and the CONSOL Transferred Wells after September 30, 2011 but not otherwise, and (b) the Noble Assignment and the Noble Deed, a warranty of Defensible Title to the Noble Transferred Leases and the Noble Transferred Wells against any claim arising by, through or under Noble but not otherwise.

“Specified Benefit” means, with respect to a Transferring Party, an increase in the Net Acres in any Transferred Lease assigned by such Transferring Party to its Non-Transferring Party to the extent and only to the extent such increase of Net Acres arises as a result of (i) it being mutually agreed by the Parties that the Transferred Lease was Jointly Owned Property not identified on Exhibit A-1 or Exhibit B-1, as applicable (other than any Quitclaim Property), (ii) such Transferred Lease or portion thereof being mutually agreed by the Parties as having more Undeveloped Net Acres and less Developed Net Acres than what was accounted for in determining the Target Net Acres in the Region where such Transferred Lease is located, or (iii) such Transferred Lease being mutually agreed by the Parties to be in a Region other than the Region specified on Exhibit A-1 or Exhibit B-1, as applicable, for such Transferred Lease.

“Specified Defect” means, with respect to a Transferring Party, a shortage of Net Acres in any Transferred Lease assigned by such Transferring Party to its Non-Transferring Party to the extent and only to the extent such shortage of Net Acres arises as a result of (i) the expiration of

APPENDIX I

the primary term of such Transferred Lease after September 30, 2011 but prior to the Closing Date as mutually agreed by the Parties, (ii) it being mutually agreed by the Parties that the Transferred Lease was not a Jointly Owned Property (the Parties acknowledging, for the avoidance of doubt, that the properties on Exhibit A-5 and/or Exhibit B-5 will not be considered Jointly Owned Properties), (iii) such Transferred Lease or portion thereof was transferred by such Transferring Party to a Third Party after September 30, 2011 but prior to Closing, (iv) such Transferred Lease or portion thereof being mutually agreed by the Parties as having less Undeveloped Net Acres and more Developed Net Acres than what was accounted for in determining the Target Net Acres in the Region where such Transferred Lease is located, (v) such Transferred Lease being mutually agreed by the Parties to be in a Region other than the Region specified on Exhibit A-1 or Exhibit B-1, as applicable, for such Transferred Lease, (vi) such Transferred Lease was supposed to have been on Exhibit H but was inadvertently on Exhibit A-1 or Exhibit B-1, as applicable, or (vii) such Transferred Party having filed, after September 30, 2011 but prior to Closing, a recorded release of such Transferred Lease.

“Surface Use Agreement” has the meaning set forth in Section 6.10(a).

“Target Net Acres” means, with respect to each Region, the CONSOL Undeveloped Net Acres or the Noble Undeveloped Net Acres, as the context requires.

“Tariff Agreements” means the CONSOL Tariff Agreements and the Noble Tariff Agreements.

“Tax” or “Taxes” means any federal, state, local or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, severance, natural resources, production, ad valorem, transfer, registration, stamp, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty or addition thereto, whether disputed or not.

“Tax Partnership” means the partnership between Noble and CONSOL created solely for U.S. federal and applicable state income tax purposes by the Acquisition Agreement and the Development Agreement and governed by the Tax Partnership Agreement.

“Tax Partnership Agreement” means the agreement between Noble and CONSOL attached as Exhibit G to the Development Agreement that governs the Tax Partnership.

“Tax Return” means any return, declaration, report or information return (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax.

“Terminated Agreements” means those Contracts and other instruments to be terminated pursuant to the Termination and Release Agreement.

APPENDIX I

“Termination and Release Agreement” means the Termination and Release Agreement by and between CONSOL and Noble and/or their respective Affiliates substantially in the form attached hereto as Exhibit D.

“Third Party” means any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement.

“Third Party Claim” has the meaning set forth in Section 10.7(b).

“Transaction Documents” means those documents executed and/or delivered on or prior to Closing pursuant to or in connection with this Agreement.

“Transferred Contracts” means the CONSOL Contracts or the Noble Contracts, as the context requires.

“Transferred Leases” means the CONSOL Transferred Leases or the Noble Transferred Leases, as the context requires. For the avoidance of doubt, the term “Transferred Lease” is limited to the depths in such Transferred Lease assigned or to be assigned by a Transferring Party to its Non-Transferring Party hereunder. Any Jointly Owned Property that is not included on Exhibit A-1 or Exhibit B-1 as applicable, shall be deemed to be a Transferred Lease for purposes of Section 6.8 and the defined terms used therein (“Discovered Leases”).

“Transferred Properties” means the CONSOL Transferred Assets or the Noble Transferred Assets, as the context requires.

“Transferred Units” means the CONSOL Transferred Units or the Noble Transferred Units, as the context requires.

“Transferred Wells” means the CONSOL Transferred Wells or the Noble Transferred Wells, as the context requires.

“Transferring Party” means, in connection with or relating to (a) any of the CONSOL Transferred Assets (including any of the CONSOL Transferred Leases and/or the CONSOL Transferred Wells), CONSOL and (b) any of the Noble Transferred Assets (including any of the Noble Transferred Leases and/or the Noble Transferred Wells), Noble.

“Transfer Taxes” means sales, use, excise, real property transfer, registration, documentary, stamp, filing or transfer Taxes, recording fees and similar Taxes and fees incurred and imposed on, or with respect to, the transactions contemplated by this Agreement, as well as any interest, penalty or addition thereto whether disputed or not.

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.

APPENDIX I

“Undeveloped Net Acres” means, with respect to each Transferred Lease, the Net Acres of a Transferring Party in such Transferred Lease that are not located within a Transferred Unit for a producing oil or gas well or an oil or gas well drilled but not yet completed.

“Utica/Point Pleasant Formation” means specifically from the stratigraphic equivalent of the top of the Onondaga in the Protégé Dangel #1 (API 34-111-24305) at 6282’MD through to one hundred (100) feet below the stratigraphic equivalent of the base of the Utica/Point Pleasant (otherwise known as the top of the Trenton Limestone), which base is at 10,797’, and illustrated in the log attached as Exhibit C-2.

“Water Assets” means the water assets and facilities cover by the Water Facility Operating and Use Agreements.

“Water Facility Operating and Use Agreements” means the Noble Water Facility Operating and Use Agreement and the CONSOL Water Facility Operating and Use Agreement.

“Well Imbalance” means, with respect to any Transferred Wells of any Transferring Party, any imbalance at the wellhead between the amount of Hydrocarbons produced from such Transferred Well and allocable to the interests of such Transferring Party therein and the shares of production from such Transferred Well to which such Transferring Party is entitled.

“Willful Breach” means, with respect to any Party, that such Party does one or more of the following: (a) such Party willfully and intentionally breaches in any material respect (by refusing to perform or taking an action prohibited by) any material pre-Closing covenant applicable to such Party, (b) such Party intentionally misrepresents any of the matters covered by its representations or warranties under this Agreement as of the Execution Date, or (c) such Party willfully and intentionally causes any of its representations or warranties under this Agreement to not be true and correct in all material respects as of the Closing Date. For clarity, if a Party is obligated hereunder to use its commercially reasonable efforts to perform an action or to achieve a result, the failure to use such commercially reasonable efforts would constitute a willful and intentional breach of this Agreement.

“Working Interest” with respect to any Transferred Lease or Transferred Well, means the interest in and to such Transferred Lease or Transferred Well that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such Transferred Lease or Transferred Well, but without regard to the effect of any Burdens.

APPENDIX I